UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Talos Energy Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Fellow Shareholders,

It is my privilege to invite you to attend the 2026 Annual Meeting of Shareholders, which will be held on Thursday, June 4, 2026 at 10:00 a.m. (CDT), at our Houston corporate offices, 333 Clay Street, Suite 3300, Houston, Texas 77002. The accompanying proxy statement provides details on the matters to be voted upon and instructions for participating in the meeting.

Reflecting on the Start of Our Journey

2025 was a pivotal year for Talos Energy. We began a transformation defined by a revamped corporate strategy, continued focus on operational excellence, strong execution, and a strengthened leadership team. Importantly, we delivered solid performance while navigating a challenging commodity price environment. These results reflect the resilience of our employees and a culture grounded in safety, accountability, and continuous improvement.

Building the Foundation

In June 2025, we introduced an enhanced corporate strategy designed to position Talos as a leading pure-play offshore E&P company. The strategy is anchored by three core pillars with a disciplined capital allocation framework designed to deliver results today while positioning Talos for sustainable long-term shareholder value creation.

The three strategic pillars of Talos’s enhanced strategy are:

•

Improve Our Business Every Day – We target increased annualized free cash flow by improving our existing operations through capital efficiency, margin enhancement, commercial opportunities and general organizational improvements.

•

Grow Production and Profitability – We seek to invest in high-margin organic projects, complemented by disciplined, accretive bolt-on acquisitions in deepwater basins to enhance production and profitability.

•

Build a Long-Lived Scaled Portfolio – We aim to participate in greenfield developments, explore for large resource potential, acquire and develop projects with significant reserves, and evaluate opportunities within the Gulf of America and other conventional basins to create a scaled portfolio providing significant growth potential and ultimately the ability to generate long-term consistent free cash flow.

Strengthening Our Leadership Team

In March 2025, the Board appointed me as President and Chief Executive Officer. To further support execution of our strategy, Talos also made two key additions to its executive management team during 2025:

•	Zachary B. Dailey, Executive Vice President & Chief Financial Officer, who brings extensive experience in financial strategy, accounting oversight, investor relations, and capital allocation.

•

Bill Langin, Executive Vice President—Exploration and Development, who brings extensive experience in exploration and development efforts with a strong emphasis on operational excellence, technical rigor, and value-driven growth.

Our experienced senior management team, including John Spath – Executive Vice President and Head of Operations, William S. Moss III – Executive Vice President and General Counsel, and Megan Dick – Executive Vice President and Chief Human Resources Officer, enhances our ability to execute effectively, reliably and responsibly, while our Board of Directors remains actively engaged in overseeing our strategy, capital allocation, and risk management as we execute on our strategic priorities.

Delivering on Our Commitments in 2025

During 2025, Talos delivered solid performance across the business, including safety, environmental, production and free cash flow. We had zero serious injuries or fatalities and a spill rate significantly below industry average, while delivering approximately 95 thousand barrels of oil per day, net cash provided by operating activities of $935.8 million, and $418 million in adjusted free cash flow(1). In addition, we expanded our current portfolio and future opportunities through exploration success, including the Daenerys discovery, and new prospects around existing infrastructure acquired in the federal lease sale in December 2025.

Building on the Momentum

Our strategic accomplishments in 2025 underscore the momentum we are building and reinforce our confidence in the path ahead in 2026 and beyond. Our focus will remain on executing the three strategic pillars while delivering on our steadfast commitment to safety, environmental stewardship, operational excellence, and creating long term value for our shareholders.

Your Voice Matters

Your engagement is critical to our success. Please review the proxy materials and vote your shares promptly. Instructions for voting online, by phone, or by mail are included in this statement. Thank you for your continued trust and support as we shape the future of Talos together.

Sincerely,

Paul Goodfellow

President and Chief Executive Officer

April 22, 2026

(1)	Please see “Annex A – Reconciliation of Non-GAAP Measures” for details and reconciliations of GAAP to non-GAAP financial measures.

Building the Foundation to be a Leading Pure-Play Offshore Exploration and Production Company

Talos Energy Inc. (the “Company” or “Talos”) is a publicly traded Delaware corporation listed on the New York Stock Exchange (the “NYSE”) under the symbol “TALO.” Headquartered in Houston, Texas, Talos is a technically driven, innovative, independent energy company focused on offshore oil and gas exploration and production (“E&P”) primarily in the U.S. Gulf of America and offshore Mexico.

Since becoming a public company in May 2018, Talos has evolved from a private company started in 2012 to the fifth largest operator in the Gulf of America offshore basin in terms of total operated production.

We leverage decades of technical and operational expertise to acquire, explore, and produce offshore assets while maintaining a focus on safe and efficient operations, environmental responsibility, good governance and ethics, and community impact. We combine our technical experience in geology, geophysics, engineering and seismic imaging expertise to discover, evaluate, develop and efficiently produce our resources. We rely on our operational experience to optimize our assets’ production and reserve recovery, safely and responsibly. Finally, we leverage our commercial and corporate management experience to effectively allocate our capital to balance risk and reward, grow our business and maximize long-term stockholder value.

New Leadership and Corporate Strategy

2025 was a year of new leadership, a renewed corporate strategy, and continued focus on operational excellence and strong execution. Mr. Paul Goodfellow joined the Company as President and Chief Executive Officer in March 2025, with over three decades of domestic and international oil and natural gas experience, including senior leadership roles at Shell overseeing global deepwater operations. Mr. Goodfellow added key leadership with the appointments of Mr. Zachary B. Dailey as EVP and Chief Financial Officer in August 2025 and Mr. William R. Langin as EVP – Exploration and Development in September 2025.

In June 2025, Talos introduced an enhanced corporate strategy anchored by three core pillars: (1) Improve our business every day, (2) Grow production and profitability, and (3) Build a long-lived scaled portfolio, each as described in more detail in the CEO letter at the beginning of this proxy statement.

This strategy is underpinned by a disciplined capital allocation framework which prioritizes investing in projects expected to generate robust returns through commodity cycles, returning cash to shareholders, maintaining a strong balance sheet, and growing through selective opportunities.

Primary Area of Operation — Deepwater Gulf of America

Talos Energy Inc. 2026 Annual Meeting of Stockholders Information

Time 10:00 a.m. Central time	Date Thursday, June 4, 2026	Place Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	Record Date Wednesday, April 8, 2026

Voting Methods

Even if you plan to attend the Talos Energy Inc. 2026 annual meeting of stockholders in person (including any adjournments or postponements thereof, the “Annual Meeting”), we urge you to vote in advance of the meeting using one of the advance voting methods below. If you choose to attend the Annual Meeting, you may still vote your shares in person, even if you have previously voted or returned your proxy card by any of the voting methods described below. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

By Internet: Cast your vote online at www.proxypush.com/TALO	By Phone: Call toll-free 1-866-291-6999 in the United States using any touch-tone phone

By Mail:

If you received a printed version of the proxy materials, mark, sign and date your proxy card and fold and return your proxy card in the postage-paid envelope to

P.O. Box 8016

Cary, NC 27512-9903

In Person: Attend the Annual Meeting in person and complete a written ballot as directed during the Annual Meeting

For further instructions on voting, please see the “Questions and Answers About the Annual Meeting” section of the accompanying Proxy Statement, refer to the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you received a printed version of the proxy materials by mail, refer to the enclosed proxy card. Please refer to the accompanying Proxy Statement for a detailed explanation of the matters being submitted to a vote of the stockholders at the Annual Meeting.

The Annual Meeting is being held for the following purposes:

Matter		Page Reference (For More Detail)	Board Recommendation

1	To elect to the Company’s Board of Directors the director nominees set forth in the accompanying Proxy Statement, each of whom will hold office for a one (1) year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.	6	FOR each nominee ☑

2	To approve, on a non-binding advisory basis, the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2025.	69	FOR ☑

3	To approve the Company’s Second Amended and Restated 2021 Long Term Incentive Plan.	70	FOR ☑

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	80	FOR ☑

5	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	—	—

Each outstanding share of common stock, par value $0.01 per share (“common stock”) of Talos Energy Inc. (NYSE: TALO), entitles the holder of record at the close of business on Wednesday, April 8, 2026 to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors,

William S. Moss III

Executive Vice President, General Counsel and Secretary

April 22, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 4, 2026: WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING. THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025 ARE AVAILABLE AT WWW.PROXYDOCS.COM/TALO.

Page
Road Map of Voting Items

1	Proxy Statement Summary

6	Proposal 1: Election of Directors

7	Governance and Board Matters

7	Director Nominee Biographies

13	Director Independence

14	Qualifications, Skills and Experience of our Director Nominees

15	Board Composition

16	Committees of the Board

21	Board Oversight of Risk Management

22	Director Attendance

23	Corporate Governance

25	Stakeholder Engagement

26	2025 Non-Employee Director Compensation

27	2025 Director Compensation Table

29	Our Executive Officers

33	Executive Compensation Matters

33	Compensation Discussion and Analysis

33	Executive Summary

37	Focus on Best Practices

37	Introduction to Talos Competitive Market and Compensation Considerations

38	Program Design: Aligned with Business and Talent Strategy

38	Process for Setting Executive Compensation

41	Elements of Compensation for the 2025 Fiscal Year

50	Executive Severance Plan

50	Other Matters

53	Compensation Committee Report

54	Executive Compensation Tables

54	Summary Compensation Table

56	Grants of Plan-Based Awards Table

57	Outstanding Equity Awards at 2025 Fiscal Year-End

59	Option Exercises and Stock Vested

59	Pension Benefits

59	Nonqualified Deferred Compensation

59	Potential Payments Upon Termination or a Change in Control

64	CEO Pay Ratio

65	Pay Versus Performance

66	Narrative Disclosure to Pay vs. Performance Table

67	Disclosure of Most Important Performance Measures for 2025 Fiscal Year

68	Compensation Committee Interlocks and Insider Participation

69	Proposal 2: Non-Binding Advisory Vote on the Company’s Named Executive Officers’ Compensation

70	Proposal 3: Approval of the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan

78	Equity Compensation Plan Information

79	Audit Committee Report

80	Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

82	Security Ownership of Certain Beneficial Owners and Management

83	Delinquent Section 16(a) Reports

84	Certain Relationships and Related Party Transactions

84	Policies and Procedures for Review of Related Party Transactions

84	Slim Family Office and Affiliates

86	Questions and Answers About the Annual Meeting

95	Stockholders Proposals; Identification of Director Candidates for Next Year

A-1	Annex A – Reconciliation of Non-Gaap Measures

B-1	Annex B – Second Amended and Restated 2021 Long Term Incentive Plan

ROAD MAP OF VOTING ITEMS

PROPOSAL 1	To Elect to the Company’s Board of Directors the Director Nominees Set Forth in the Accompanying Proxy Statement (Page 6)	Board Vote Recommendation

We are asking our stockholders to vote on each of the director nominees named in this proxy statement (this “Proxy Statement”) to the Board of Directors (the “Board of Directors” or “Board”) of Talos Energy Inc. (the “Company”). Both the Board and Nominating & Governance Committee (the “Nominating & Governance Committee”) believe that the director nominees have the qualifications, experience and skills necessary to represent stockholder interests through service on our Board.

FOR EACH NOMINEE ☑

PROPOSAL 2	To Approve, on a Non-Binding Advisory Basis, the Company’s Named Executive Officers’ Compensation for the Fiscal Year Ended December 31, 2025 (Page 69)	Board Vote Recommendation

We have designed our executive compensation program to attract and retain experienced executives and align executive pay with Company performance and the long-term interests of our stockholders. We are seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as described in this Proxy Statement. The Board values stockholders’ opinions, and the Compensation Committee of the Board (the “Compensation Committee”) will take into account the outcome of the non-binding advisory vote when considering future executive compensation decisions.

FOR ☑

PROPOSAL 3	To Approve the Company’s Second Amended and Restated 2021 Long Term Incentive Plan (Page 70)	Board Vote Recommendation

The Board has adopted, subject to stockholder approval, and proposes that our stockholders approve the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan in order to increase the number of shares of our common stock available for future grants by 4,500,000, from 12,439,415 to 16,939,415.

FOR ☑

PROPOSAL 4	To Ratify the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026 (Page 80)	Board Vote Recommendation

The Audit Committee of the Board (the “Audit Committee”) has appointed Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Both the Board and the Audit Committee believe that the appointment of the firm of EY to audit the Company’s consolidated financial statements for the year ending December 31, 2026 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

FOR ☑

2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information that you will find throughout this proxy statement (this “Proxy Statement”) in connection with the 2026 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Talos Energy Inc. (the “Company,” “Talos,” “we,” “us” or “our”). This summary does not contain all of the information that you should consider. You should read this Proxy Statement in its entirety and the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (our “Annual Report”), which is available at www.proxydocs.com/TALO. We are making this Proxy Statement available to you on or about April 22, 2026, in connection with the solicitation of proxies by our board of directors (our “Board of Directors” or the “Board”).

2026 Annual Meeting of Stockholders

Time and Date: Thursday, June 4, 2026, 10:00 a.m. (Central time)

Location: Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002

Record Date: Wednesday, April 8, 2026

Voting: In accordance with our Second Amended and Restated Certificate of Incorporation, as amended, each share of our common stock, par value $0.01 per share (“common stock”), is entitled to one vote for each proposal to be voted on.

Proxy Materials: Our proxy materials, including the Notice of Annual Meeting and Proxy Statement and our Annual Report are available at www.proxydocs.com/TALO.

Voting Matters and Board Recommendations

The Board recommends that you vote on the various proposals as indicated in the “Road Map of Voting Items.”

Questions and Answers About the Annual Meeting

Please see “Questions and Answers About the Annual Meeting” beginning on page 86 for additional information about the proxy materials, the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), the Annual Meeting and voting.

Board of Directors and Director Nominees

Independent Board: Our Board is comprised of a majority of independent directors.

Non-Executive Chairman of the Board: Mr. Neal P. Goldman has served as the independent, non-executive Chairman of the Board since 2018.

President, Chief Executive Officer and Executive Director: Mr. Paul R. Goodfellow has served as an executive member of the Board since March 2025, when he was appointed as President and Chief Executive Officer of the Company.

2026 PROXY STATEMENT	1

Proxy Statement Summary

Director Nominees:

The Company has proposed the following nominees for election to the Board at the Annual Meeting, to serve for a one (1) year term until the Company’s next annual meeting of stockholders to be held in 2027. Ms. Paula R. Glover, currently a director of the Company, is not standing for re-election and her term will end at the Annual Meeting.

Director Nominees	Age	Director Since	Independent(1)	Current Committee Memberships (2)

Neal P. Goldman Chairman Managing Member SAGE Capital Investments	56	2018	✓	• Audit • Nominating & Governance (Chair)

Paul R. Goodfellow Executive Director President and Chief Executive Officer Talos Energy Inc.	60	2025	Executive Director	• None

John “Brad” Juneau Director Founder Juneau Oil and Gas, LLC	66	2018	✓	• Compensation • SSCR

Richard M. Sherrill Director Senior Vice President Howard Energy Partners	60	2023	✓	• Audit (Chair) • Compensation

Charles M. Sledge Director Former Chief Financial Officer Cameron International Corporation	60	2018	✓	• Compensation (Chair) • Nominating & Governance

Shandell M. Szabo Director Former Vice President of US Exploration Anadarko Petroleum Corporation	51	2023	✓	• Audit • SSCR (Chair)

(1)	As determined by the Board in accordance with the New York Stock Exchange (“NYSE”) listing standards and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

(2)	See “Governance and Board Matters—Committees of the Board” for anticipated committee changes to become effective immediately after the Annual Meeting.

2

Proxy Statement Summary

Standing Committees of the Board:

AUDIT	COMPENSATION	NOMINATING & GOVERNANCE	SAFETY, SUSTAINABILITY AND CORPORATE RESPONSIBILITY (“SSCR”)

Independent Board Committees: Each of the Board’s standing committees are composed entirely of independent directors.

Current Board Committee Membership: The table below indicates the current members and chairpersons of each standing committee of the Board as of the date of this Proxy Statement. See “Governance and Board Matters—Committees of the Board” for anticipated committee changes to become effective immediately after the Annual Meeting.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee	SSCR Committee

Goldman	✓		✓ Chair

Goodfellow

Glover (1)		✓	✓	✓

Juneau		✓		✓

Sherrill	✓ Chair	✓

Sledge		✓ Chair	✓

Szabo	✓			✓ Chair

(1)

Ms. Glover is not standing for re-election to the Board at the Annual Meeting and will conclude her service on the Board and each of the committees on which she serves at the expiration of her term at the Annual Meeting. The Board intends to reduce its size from seven to six directors after the Annual Meeting.

2026 PROXY STATEMENT	3

Proxy Statement Summary

Board and Governance Practices and Highlights

The Company is committed to good corporate governance as part of our efforts to promote the long-term interests of stockholders, maintain strong Board and management accountability, and continue building public trust in the Company. Our current Board and governance practices include:

BOARD AND GOVERNANCE PRACTICES

Current Size of Board (1)	7 members

Average Age of Director Nominees (2)	59 years

Average Tenure of Director Nominees (3)	5.2 years

Current Independent Directors (4)	6 of 7

Independent Standing Board Committees	Yes

Annual Election of Directors	Yes

Majority Voting for Directors	Yes

Director Resignation Policy	Yes

Supermajority Voting Provisions	No

Independent Non-Executive Chairman	Yes

Regular Executive Sessions of Independent Directors	Yes

Strong Board and Committee Meeting Attendance	Yes

Annual Board and Committee Self-Evaluations	Yes

Annual Stockholder Engagement	Yes

Active Board Refreshment	Yes

Equity Grants to Non-Employee Directors	Yes

Number of Board Meetings Held in 2025	10

Code of Conduct Applicable to Directors	Yes

Board Oversight of Enterprise Risk Management and Long-Term Strategy	Yes

Full and Free Access for Directors to Officers, Employees and Company Books and Records	Yes

Board-Level Oversight of Safety, Sustainability and Corporate Responsibility Matters	Yes

Management-Level Disclosure Committee for Financial Reporting	Yes

Annual Non-Binding Advisory Vote on Executive Compensation	Yes

Poison Pill (5)	No

Related Persons Transaction Policy	Yes

Insider Trading Policy	Yes

Stock Ownership Policy for Senior Executives and Non-Employee Directors	Yes

Anti-Hedging and Anti-Pledging Policies	Yes

Clawback Policy	Yes

Directors Sit on the Board of More than Three Other Public Companies in Addition to our Board	No

(1)	The Board intends to reduce its size from seven to six directors after the Annual Meeting.

(2)	Director nominees’ ages range from 51 to 66 years. Rounded up to the next whole number as of the date of this Proxy Statement.

4

Proxy Statement Summary

(3)	Director nominees’ tenures range from one to eight years. Rounded up to the next decimal point as of the date of this Proxy Statement.

(4)

All non-employee directors, other than Mr. Paul Goodfellow, the Company’s President and Chief Executive Officer, have been deemed independent by the Board in accordance with NYSE listing standards and SEC regulations. Following the Annual Meeting, we anticipate that five out of six of our directors will be deemed independent.

(5)

See “Certain Relationships and Related Party Transactions—Slim Family Office and Affiliates—Cooperation Agreement” for further information regarding our Cooperation Agreement with Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial”), an entity controlled by the family of Carlos Slim Helú, a beneficial owner of approximately 24.7% of the outstanding shares of the Company’s common stock as of March 31, 2026, based on the Schedule 13D/A filed by the Slim Family and Control Empresarial on March 30, 2026.

The Board recognizes the importance of maintaining strong corporate governance practices for both effective oversight of the Company’s business and helping to fulfill the Board’s responsibilities to the Company’s stockholders. The Board is therefore committed to continuing to monitor and implement, where practicable, best practices for corporate governance.

2026 PROXY STATEMENT	5

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

At the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated the following individuals for election as directors of the Company:

Neal P. Goldman Chairman of the Board	Paul R. Goodfellow President and Chief Executive Officer	John “Brad” Juneau Director

Richard M. Sherrill Director	Charles M. Sledge Director	Shandell M. Szabo Director

Each of the individuals nominated by the Board has consented to serving as a director nominee, being named in this Proxy Statement, and serving on the Board if elected. Each individual elected to serve as director at the Annual Meeting will serve a one (1) year term beginning at the Annual Meeting and expiring at the next annual meeting of stockholders to be held in 2027, or until either they are re-elected, or their successors are duly elected and qualified or until their earlier death, resignation or removal. If any director nominee is unable to serve, unwilling to accept nomination or election or otherwise at the time of the Annual Meeting, the persons acting under your proxy will vote for the election of a substitute nominee, if any, designated by the present Board to fill the vacancy. The Board has no reason to believe that any director nominee will be unable or unwilling to serve as elected. See “Governance and Board Matters—Director Nominee Biographies” beginning on page 7 for biographical information regarding our director nominees.

Vote Required

The election of each nominee for director in Proposal 1 requires the affirmative vote of a majority of the votes cast with respect to that nominee’s election.

For Proposal 1, a “majority of the votes cast” means that the number of votes cast FOR a nominee’s election exceeds the number of votes cast AGAINST that nominee’s election.

Abstentions and broker non-votes with respect to this proposal are not treated as votes cast and, therefore, will have no effect on the outcome of Proposal 1.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the election of each of the director nominees named in this Proxy Statement to the Board.

6

GOVERNANCE AND BOARD MATTERS

Director Nominee Biographies

Set forth below is biographical information about each of our director nominees.

Neal P. Goldman (Chair of the Board)

Background:

•

Managing Member, SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, restructuring, strategic planning and transformations for companies in multiple industries including energy, technology, media, retail, gaming and industrials (2013 to Present)

•

Managing Director, Och Ziff Capital Management, LP (2014 to 2016)

•

Founding Partner, Brigade Capital Management, LLC (2007 to 2012)

•

Portfolio Manager, MacKay Shields LLC

•

Various positions at Salomon Brothers Inc. (mergers and acquisitions and high yield trading)

Other Current Public Boards:

•

Weatherford International plc (NASDAQ: WFRD) (December 2019 to Present)

–  Nominating and Governance Committee, Chairman

–  Audit Committee, Vice Chairman (audit committee financial expert)

–  Compensation and Human Resources Committee

•

TPI Composites, Inc. (formerly NASDAQ: TPIC) (May 2025 to Present)

•

Fat Brands Inc. (formerly NASDAQ: FAT) (January 2026 to Present)

–  Special Committee

Prior Public Boards:

•

Stone Energy Corporation (formerly NYSE: SGY) (March 2017 to May 2018)

–  Chairman

•

Mallinckrodt plc (formerly NYSE: MNK) (June 2022 to November 2023)

–  Human Resources and Compensation Committee, Chairman

–  Audit Committee (audit committee financial expert)

•

Core Scientific, Inc. (NASDAQ: CORZ) (October 2022 to January 2024)

•

Garrett Motion Inc. (NASDAQ: GTX) (December 2019 to December 2020)

•

Sunlight Financial Holdings Inc. (formerly NYSE: SUNL) (October 2023 to December 2023)

•

KLDisccovery Inc. (OTC: KLDI) (March 2024 to August 2024)

•

Diamond Offshore Drilling, Inc. (formerly NYSE: DO) (May 2021 to September 2024 when it was acquired by Noble Corporation plc)

–  Chairman

–  Compensation Committee, Chairman

–  Nominating, Governance and Sustainability Committee

•

ModivCare Inc. (OTC: MODV) (December 2024 to February 2025)

•

iRobot Corp. (formerly NASDAQ: IRBT) (March 2025 to January 2026)

–  Strategic Process Transition Committee

Chairman Age: 56 Director since: 2018
Committees: • Audit • Nominating & Governance (Chair)
Education: University of Michigan, B.A. (English Literature) University of Illinois, M.B.A.

We believe Mr. Goldman’s involvement in strategic and financial planning, and public company corporate governance, and his leadership experience on multiple boards, bring valuable leadership and perspective to our Board of Directors.

2026 PROXY STATEMENT	7

Governance and Board Matters

Paul R. Goodfellow (President & CEO)

Background:

•

Series of positions held during a 30+ year career at Shell plc (NYSE: SHEL) (“Shell”) from 1991 until joining Talos in 2025 including most recently:

–  Executive Vice President and Group Chief Internal Auditor (August 2023 to February 2025)

–  Executive Vice President, Deep Water, Shell Upstream, in Houston, Texas (April 2019 to August 2023)

–  Executive Vice President, Wells, Shell International, in The Hague Area, Netherlands (2017 to 2019)

Other Leadership and Experience:

•

National Petroleum Council (2026 to 2027)

–  Appointed by Secretary of Energy in December 2025

•

National Ocean Industries Association (NOIA), Board of Directors (June 2025 to present)

•

Spindletop Community Impact Partners, Inc., a private non-profit organization focused on enhancing at-risk youth through funding and volunteering from the energy industry, Board of Directors (appointed April 2026)

•

Finance Committee of Houston Exponential (2019 to 2022)

–  Director and member

•

Sirius Well Manufacturing Systems Pte. Ltd. (joint venture between Royal Dutch Shell and China National Offshore Oil Corporation (CNOOC) in Singapore (2017 to 2021))

–  Chairman

•

Shell UK Limited in London, UK (2015 to 2017)

–  Director

•

Oil and Gas UK (OGUK) in London, UK (2015 to 2017)

–  Director

Other Current Public Boards:

•

None

Prior Public Boards:

•

Shell Midstream Partners GP LP (formerly NYSE: SHLX) (October 2014 to August 2023)

–  Chairman (October 2019 to August 2023)

–  Director (October 2014 to October 2019)

President and Chief Executive Officer, Director Age: 60 Director since: 2025
Committees: • None
Education: Camborne School of Mines in the United Kingdom Bachelor of Science in Mining and Mineral Engineering Doctor of Philosophy in Rock Mechanics

We believe that Mr. Goodfellow’s over 30 years of domestic and international experience in the oil and gas industry during a distinguished career at Shell, in addition to his knowledge of the global deepwater business, brings valuable perspective and technical expertise to our Board of Directors.

8

Governance and Board Matters

John “Brad” Juneau

Background:

•

Co-founder and Chairman of the Board of Directors, Contango ORE, Inc. (NYSE: CTGO), a publicly traded gold exploration company (2012 to Present)

•

President and Chief Executive Officer, CTGO (August 2012 to January 2020)

•

Founder, President/CEO and Owner, Juneau Oil and Gas, LLC, an exploration and production oil and natural gas company (1998 to Present)

•

Chief Operating Officer, Highlander Oil and Gas, a private company drilling ultradeep gas onshore Louisiana (August 2023 to Present)

•

Senior Vice President of Exploration, Zilkha Energy Company (1987 to 1998)

•

Staff Petroleum Engineer, Texas International Company responsible for reservoir engineering, acquisitions and evaluations

•

Production Engineer, Enserch Corporation

Other Current Public Boards:

•

Contango Silver & Gold Inc. (NYSE: CTGO, the entity resulting from the merger of Contango ORE, Inc. and Dolly Varden Silver (March 2026 to Present)

•

Contango ORE, Inc. (NYSE: CTGO) (2012 to March 2026 when the company merged with Dolly Varden Silver)

–  Chairman (2013 to March 2026)

Prior Public Boards:

•

Stone Energy Corporation (formerly NYSE: SGY) (March 2017 to May 2018)

Director Age: 66 Director since: 2018
Committees: • Compensation • SSCR
Education: Louisiana State University, B.S. (Petroleum Engineering)

We believe that Mr. Juneau’s extensive industry background, including his expertise in reservoir engineering and exploration and production, bring valuable perspective and technical expertise to our Board of Directors.

2026 PROXY STATEMENT	9

Governance and Board Matters

Richard M. Sherrill

Background:

•

Senior Vice President, Business Development, Howard Energy Partners, a private midstream energy infrastructure company with assets in Texas, New Mexico, Pennsylvania, Oklahoma and Mexico (November 2025 to Present)

•

President, Howard Low Carbon Solutions (“HLCS”), an energy transition company focused on carbon capture, transportation and sequestration of CO2, which was formed in 2023 with the merger of Clean Aire Partners (“CAP”) (November 2023 to November 2025)

•

Founding Partner and President, CAP, an energy transition company focused on carbon capture, processing, transportation, and sequestration of CO2, which was formed in 2021 and merged with HLCS in 2023 (2021 to 2023)

•

President and Director, Ceritas Energy (“Ceritas”), a midstream natural gas company focused on providing producers with midstream gathering and processing solutions in various onshore regions of the U.S. and backed by private equity firms Quantum Energy Partners and Energy Spectrum Partners (2003 to 2019)

•

Chief Commercial Officer, Duke Energy North America (“DENA”), a subsidiary of Duke Energy Corporation, with commercial responsibilities for nonregulated natural gas and power (1998 to 2003)

•

Vice President, Natural Gas Clearinghouse (ultimately Dynegy, Inc.) as well as various commercial positions in finance, physical and financial trading (1992 to 1998)

•

Vice President, First Interstate Bank of Texas (now part of Wells Fargo) working with upstream, midstream and energy merchant clients in the Energy Lending Group (1988 to 1992)

Other Current Public Boards:

•

Perma-Pipe International Holdings, Inc. (NASDAQ: PPIH), a company focused on the manufacture and installation of specialized pipelines used in industrial, chemical and energy application (December 2025 to Present)

–  Audit Committee, Chair

–  Nominating and Governance Committee, Chair

–  Compensation Committee

Current Non-Public Boards:

•

ARM Energy (December 2023 to Present)

Prior Boards:

•

EnVen Energy Corporation, Lead Director (2015 until February 2023 when EnVen was acquired by Talos)

–  Audit Committee, Chairman

–  Risk and Compensation Committees

•

Castex Energy (2018 to 2021)

–  Audit Committee, Chairman

–  Risk Committee

•

Ceritas Energy, Director

Director Age: 60 Director since: 2023
Committees: • Audit (Chair) • Compensation
Education: The University of Texas at Austin, B.B.A. (Finance)

We believe that Mr. Sherrill’s over 30 years of experience in the oil and gas industry, senior executive leadership roles, finance background, and prior board experience, including on audit and risk committees, bring valuable skills and perspective to our Board of Directors.

10

Governance and Board Matters

Charles M. Sledge

Background:

•

Chief Financial Officer, Cameron International Corporation, an oilfield services company (2008 until its sale to Schlumberger Limited in 2016)

•

Corporate Controller, Cameron International Corporation (2001 to 2008)

Other Current Public Boards:

•

Weatherford International plc (NASDAQ: WFRD) (December 2019 to Present)

–  Non-executive Chairman

–  Audit Committee, Chairman

–  Safety, Environment and Sustainability Committee

•

Noble Corporation plc (NYSE: NE) (February 2021 to Present)

–  Non-executive Chairman

–  Audit Committee

–  Compensation Committee

–  Nominating and Governance Committee

•

New Fortress Energy (NASDAQ: NFE) (April 2025 to Present)

–  Compensation Committee

Prior Boards:

•

Stone Energy Corporation (formerly NYSE: SGY) (March 2017 to May 2018)

•

Vine Resources, Inc. (formerly NYSE: VEI)

–  Non-Executive Chairman

•

Expo International (NYSE: XPRO)

–  Non-Executive Chairman

Director Age: 60 Director since: 2018
Committees: • Compensation (Chair) • Nominating & Governance
Education: Louisiana State University, B.S. (Accounting) Harvard Business School Advanced Management Program

We believe that Mr. Sledge’s extensive financial, public company reporting and accounting background, including 20 years of experience as a financial executive in the energy industry, and experience in M&A, capital market transactions, capital allocation strategy and evaluating cybersecurity risks, makes him a valuable member of our Board of Directors.

2026 PROXY STATEMENT	11

Governance and Board Matters

Shandell M. Szabo

Background:

•

Nearly 20 years with Anadarko Petroleum Corporation (“Anadarko”) (formerly NYSE: APC) in various roles of steadily increasing responsibility throughout Anadarko’s U.S. onshore portfolio and deepwater Gulf of America, including:

–  Vice President of US Exploration (2018 to 2019)

–  Vice President of Lower 48 Onshore Exploration (2016 to 2018)

–  Director of Investor Relations (2015 to 2016)

–  Exploration Manager Greater Permian (2014 to 2015)

–  General Manager of the Anadarko’s Freestone, Chalk, and Hugoton fields (2013 to 2015)

–  Geoscience Manager Haynesville East Texas (2011 to 2013)

–  Regional Gulf of America Manager (2009 to 2010)

•

Prior to Anadarko, various subsurface and geoscience positions in basins in the U.S. onshore and Gulf of America

•

Advisor, Bain Co., consulting on energy matters (February 2024 to Present)

Leadership:

•

Montgomery County executive leadership team for the Leukemia and Lymphoma Society (Present)

•

Chair - 2022 & 2023 Student Visionaries of the Year leadership program, Leukemia and Lymphoma Society

•

Corporate Regional Council and Board Advisory Member for the United Way of Greater Houston (Present)

Other Current Public Boards:

•

Magnolia Oil & Gas Corp. (NYSE: MGY) (May 2024 to Present)

–  Audit Committee

Prior Boards:

•

EnVen Energy Corporation (2020 until February 2023 when EnVen was acquired by Talos)

–  Risk/Safety Committee, Chair

–  Governance Committee

•

Biota Technologies (February 2020 to July 2024)

–  Chair of the Board

–  Compensation Committee, Chair

Director Age: 51 Director since: 2023
Committees: • Audit • SSCR (Chair)
Education: University of Michigan, B.S. (Environmental Science, concentration Geology) Texas Christian University, M.S. (Environmental Science, concentration Geology)

We believe that Ms. Szabo’s extensive experience in the oil and gas sector at all levels of the energy industry for nearly 20 years, as well as her board service on audit, risk and safety committees, provide valuable technical and operations-level experience combined with financial, reserves, risk and safety insight, as a member of our Board of Directors.

12

Governance and Board Matters

Corporate Governance Practices

The Board proactively reviews the Company’s corporate governance policies and considers feedback from our stockholders and other key stakeholders in evaluating and updating the Company’s corporate governance practices. Examples of key corporate governance practices include:

•	Annual director elections

•	An independent Board Chair

•	A majority independent Board

•	Fully independent committees

•	Ongoing assessment of Board skills and experience in light of corporate strategy

Director Independence

The majority of the members of the Board at any given time must qualify as independent under the NYSE listing standards and the SEC’s rules and regulations. The Board has determined that, except for Paul Goodfellow due to his role as President and Chief Executive Officer of the Company, each of Neal P. Goldman, Paula R. Glover, John “Brad” Juneau, Richard Sherrill, Charles M. Sledge and Shandell Szabo are independent under the applicable NYSE listing standards and the SEC rules and regulations. In determining that such members of the Board are independent, the Board considered any current and prior personal and professional relationships with the Company and any members of the Company’s management team.

During the fiscal year ended December 31, 2025, Mr. Joseph A. Mills briefly served as a non-independent director under the NYSE listing standards and SEC rules and regulations due to his role as the Company’s Interim President and Chief Executive Officer until his resignation in January 2025.

In connection with its assessment of the independence of each non-management director, the Board also determined that each member of the Audit Committee, Compensation Committee and Nominating & Governance Committee is independent under applicable NYSE listing standards and SEC rules and regulations for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee meets the additional independence standards set forth by the NYSE applicable to members of the Compensation Committee.

2026 PROXY STATEMENT	13

Governance and Board Matters

Qualifications, Skills and Experience of Our Director Nominees

We believe the members of our Board should possess a broad variety of personal attributes, experience and skills giving our Board the depth and breadth necessary to effectively oversee management on behalf of our stockholders. Our Board acknowledges the importance of different backgrounds, perspectives and views in achieving success. The matrix below represents some of the key skills that our Board has identified as valuable to the effective oversight of the Company and the execution of our corporate strategy. The matrix does not include all knowledge, skills, experience or other attributes of our director nominees, which may be relevant and valuable to their service on our Board.

EXPERIENCE AND SKILLS	Goldman	Goodfellow	Juneau	Sherrill	Sledge	Szabo

Senior Executive Leadership

Energy Sector

Technical/Engineering/Reserves

Finance/Accounting

Risk Management

Health/Safety/Environment

Human Capital/Compensation

Regulatory/Public Policy

Cybersecurity

Corporate Governance

14

Governance and Board Matters

Board Composition

Consistent with our ongoing commitment to creating a balanced Board with a wide range of viewpoints and deep industry expertise, our Board is committed to seeking varied perspectives and experiences when evaluating nominees to the Board. The Nominating & Governance Committee reviews the advisability or need for any changes in the number and composition of the Board and the Board’s committee structure on at least an annual basis. The Board believes that the appropriate composition of member backgrounds and skills is critical to provide effective oversight of strategy execution, capital allocation, and risk management, while remaining responsive to evolving business needs and stockholder perspectives.

ALL DIRECTOR NOMINEES (other than Mr. Goodfellow as President and CEO) ARE INDEPENDENT

*	Ms. Glover is excluded from the calculations above as she is not standing for re-election to the Board at the Annual Meeting.

(1)	Director nominees’ ages range from 51 to 66 years. Rounded up to the next whole number as of the date of this Proxy Statement.

(2)	Director nominees’ tenures range from one to eight years. Rounded up to the next decimal point as of the date of this Proxy Statement.

2026 PROXY STATEMENT	15

Governance and Board Matters

COMMITTEES OF THE BOARD

Overview of Responsibilities of our Board’s Committees

Audit	Compensation	Nominating & Governance	Safety, Sustainability and Corporate Responsibility (SSCR)

Assists the Board

with:

•

monitoring the integrity of financial statements

•

evaluating independent registered public accounting firm’s qualifications, performance and independence

•

evaluating effectiveness and performance of internal audit

•

legal and regulatory compliance matters

•

enterprise risk management and major cybersecurity risks

Assists the Board

with:

•

executive and director compensation

•

adopting short and longer-term incentive compensation programs

•

overseeing compensation-related risks

•

engaging in stockholder stewardship outreach

•

preparation of CD&A and proxy matters

•

monitoring performance-based compensation

Assists the Board

with:

•

evaluating director nominees

•

Board structure

•

corporate governance practices

•

Board refreshment

•

executive succession planning

•

annual Board, committee and CEO performance reviews

Assists the Board with oversight of: • safety matters • environmental issues (including sustainability and climate change) • social matters • other corporate responsibility matters

Other Committees: From time to time, the Board may designate various special committees to review and recommend strategic transactions, to provide oversight and to advise on other matters.

16

Governance and Board Matters

AUDIT COMMITTEE

Primary Responsibilities

•

Overseeing our accounting and financial reporting processes

•

Overseeing the internal and external audit functions and processes and compliance responsibilities

•

Authorizing investigations into any matter, including, but not limited to, complaints relating to accounting, internal accounting controls or auditing matters within the scope of responsibilities delegated to the Audit Committee

•

Reviewing the Company’s enterprise risk management framework and policies and procedures for risk assessment and the Company’s major financial risks, major legal, regulatory and compliance risks and major cybersecurity risks

•

Assisting the Board in fulfilling its oversight responsibilities by reviewing the financial information that is provided to stockholders and others and the system of internal controls that management and the Board have established

•

Appointing, compensating, retaining and overseeing the independent registered public accounting firm, including their independence and objectivity; however, the Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent registered public accounting firm

•

Retaining independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities

•

Approving the fees and other retention terms of the advisors

•

Reviewing related party transactions in accordance with our policies and procedures of the NYSE that would require disclosure under Item 404(a) of Regulation S-K and making a recommendation to the Board regarding the initial authorization or ratification of any such transaction

•

Reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited financial statements or quarterly financial statements prior to the filing of its annual report on Form 10-K (including recommending that such audited financial statements be included therein) or quarterly reports on Form 10-Q, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

•

Discussing with the independent registered public accounting firm the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under auditing standards established by the Public Company Accounting Oversight Board (“PCAOB”)

As of the date of this Proxy Statement, no member of the Audit Committee serves on the audit committee of more than three public companies.

Each Audit Committee member meets the independence requirements under the NYSE listing standards and the SEC’s rules and regulations applicable to audit committee members.

The Audit Committee Charter is posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com.

(1)

Each current member of the Audit Committee is financially literate and each of Messrs. Sherrill and Goldman is an “audit committee financial expert” as defined by the SEC. See “—Financial Literacy of Audit Committee and Designation of Financial Experts” below for additional information.

(2)

From January 1 through May 29, 2025, Messrs. Sledge, Donald R. Kendall (a former director of the Company who did not stand for election at the 2025 annual meeting) and Sherrill served on the Audit Committee. On May 29, 2025, the terms of Messrs. Sledge and Kendall on the Audit Committee ended, and Mr. Goldman and Ms. Szabo were appointed to the Audit Committee. As of the date of this Proxy Statement, each of Messrs. Sherrill and Goldman and Ms. Szabo serve on the Audit Committee.

(3)

Subject to election by the stockholders, Messrs. Sherrill and Goldman and Ms. Szabo will continue as members of the Audit Committee following the Annual Meeting (the “2026 Audit Committee members”). The Board has determined that each of the 2026 Audit Committee members meets the independence requirements under the NYSE listing standards and the SEC’s rules and regulations applicable to audit committee members.

2026 PROXY STATEMENT	17

Governance and Board Matters

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each member of the Audit Committee for financial literacy and the attributes of a financial expert and determined that all members of the Audit Committee serving during 2025 were, and all current members of the Audit Committee, including the 2026 Audit Committee members, are, “financially literate” as defined by the NYSE listing standards and Company policy. Additionally, Messrs. Sherrill, Goldman, Sledge, and Kendall, each of whom served on the Audit Committee during 2025, qualify as an “audit committee financial expert” as defined by the SEC.

COMPENSATION COMMITTEE

Primary Responsibilities

•

Exercising oversight of all matters of executive compensation policy, including reviewing, evaluating and recommending to the Board for ratification the compensation and other benefits for our employees, officers and independent directors

•

Discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and directors

•

Reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer in light of those goals and objectives, and setting compensation for our chief executive officer based on those evaluations

•

Ensuring stockholders are given the opportunity to vote on the Company’s equity-compensation plans (as may be required by law), the Company’s organizational documents (as amended from time to time), the Company’s Corporate Governance Guidelines and the listing standards of the NYSE

•

Monitoring the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers and other applicable laws affecting employee compensation and benefits

•

Assessing periodically the need for changes to the Company’s stock ownership guidelines and recommending any changes to the Board

•

Reviewing and discussing with the Company’s management the “Compensation Discussion and Analysis” section included in this Proxy Statement

•

Producing the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement

•

Reviewing, modifying (as applicable) and administering the Company’s Clawback Policy

•

Performing such other functions as the Board may assign to the Compensation Committee from time to time

•

Retaining independent legal counsel, compensation consultants, as well as other experts and other advisors as it deems necessary or appropriate to assist the Compensation Committee in fulfilling its responsibilities and assessing such consultants’ and counsel’s independence

The Compensation Committee consists of solely independent directors as defined under and required by the rules and regulations of the NYSE and the SEC, and each member is a “non-employee director” as defined under Section 16 of the Exchange Act. (2)

The Compensation Committee Charter is posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com.

(1)

From January 1 through May 29, 2025, Messrs. Kendall, Sherrill and Sledge served on the Compensation Committee. On May 29, 2025, Mr. Juneau and Ms. Glover were appointed to the Compensation Committee and the term of Mr. Kendall on the Compensation Committee ended. As of the date of this Proxy Statement, each of Messrs. Sledge, Juneau and Sherrill and Ms. Glover serve on the Compensation Committee.

(2)

Subject to election by the stockholders, Messrs. Sledge, Goldman, Juneau and Sherrill will be members of the Compensation Committee following the Annual Meeting (the “2026 Compensation Committee members”). The Board has determined that each of the 2026 Compensation Committee members meets the independence requirements as defined under and required by the rules and regulations of the NYSE and the SEC and are each a “non-employee director” as defined under Section 16 of the Exchange Act.

(3)	Ms. Glover is not standing for re-election to the Board but will continue to serve on the committee for her term ending at the Annual Meeting.

18

Governance and Board Matters

NOMINATING & GOVERNANCE COMMITTEE

Primary Responsibilities

•

Reviewing and making recommendations to the Board regarding the composition and structure of the Board and its committees

•

Identifying individuals qualified to become Board members, including in the event of a vacancy on the Board, and recommending such director nominees

•

Annually reviewing each director’s continuation on the Board

•

Reviewing the criteria for director candidates and approving changes to criteria, as appropriate

•

Reviewing and considering stockholder-recommended candidates for nomination to the Board

•

Conducting an annual evaluation process of the performance of the Board, the Board’s committees and management

•

Annually reviewing and reassessing the Company’s Corporate Governance Guidelines and recommending proposed changes to the Board

•

Considering corporate governance issues that arise from time to time and developing appropriate recommendations for the Board

•

Annually reviewing the Company’s compliance programs and policies, including the Company’s Code of Conduct

•

Annually evaluating executive succession planning and the Board’s policy on structure and offices of Chairperson and Chief Executive Officer

•

Evaluating general education and orientation programs for directors

•

Reviewing regularly with management the Company’s major governance risks and executive succession risks and monitoring such exposures

Additional information regarding the functions performed by the Nominating & Governance Committee is set forth below under the “—Annual Board Evaluations and Charter Reviews,” “—Corporate Governance,” “—Director Selection Process and Board Evolution” and “Stockholder Proposals; Identification of Director Candidates” sections included herein.

All of the members of the Nominating & Governance Committee during 2025 qualified as independent under NYSE listing standards and the Nominating & Governance Committee Charter.

The Nominating & Governance Committee Charter is posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com.

(1)

Subject to election by the stockholders, Messrs. Goldman, Juneau and Sledge will be members of the Nominating & Governance Committee following the Annual Meeting (the “2026 Nominating & Governance Committee members”). The Board has determined that each of the 2026 Nominating & Governance Committee members meets the independence requirements under NYSE listing standards and the Nominating & Governance Committee Charter.

(2)	Ms. Glover is not standing for re-election to the Board but will continue to serve on the committee for her term ending at the Annual Meeting.

2026 PROXY STATEMENT	19

Governance and Board Matters

SAFETY, SUSTAINABILITY AND CORPORATE RESPONSIBILITY COMMITTEE

Primary Responsibilities

•

Overseeing safety and environmental (including sustainability and climate change), social matters and other corporate social responsibility (“CSR”) matters

•

Reviewing the Company’s safety programs and policies annually and recommending changes to the Board for approval

•

Monitoring compliance of safety programs and policies, and reviewing safety performance

•

Meeting at least annually with management regarding the Company’s safety programs and policies

•

Reviewing regularly with management the Company’s major operations risks, environmental, health and safety risks, social and human capital risks, and climate change and other sustainability risks and reviewing mitigation efforts

•

Monitoring and reporting to the Board on Safety and CSR issues, including public policy, legislative and regulatory, relating to the Company’s business, operations, performance and reputation

•

Reviewing the Company’s annual sustainability report(s)

•

Advising the Board and management on significant stakeholder concerns or proposals relating to safety and CSR issues

The SSCR Committee Charter is posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com.

(1)	Subject to election by the stockholders, Ms. Szabo and Messrs. Goldman and Juneau will be members of the SSCR Committee following the Annual Meeting (the “2026 SSCR Committee members”).

(2)	Ms. Glover is not standing for re-election to the Board but will continue to serve on the committee for her term ending at the Annual Meeting.

Annual Board Evaluations and Charter Reviews

The Board conducts annual performance evaluations to determine whether the Board and its committees are functioning effectively. In addition, each standing committee evaluates its performance annually and recommends any changes to the Board. The Chairman of the Nominating & Governance Committee oversees the annual review of the Board and each standing committee, and each such committee’s chairperson facilitates reporting the results of such review to the committees and the full Board. Following any evaluation, the Board and each committee consider the results of such evaluation and strive to implement improvements regarding the composition and functions of the Board and such committees, as applicable.

Each standing committee operates under a written charter adopted by the Board, which the applicable committee reviews and evaluates at least annually. If a committee deems it to be appropriate, such committee may amend, or recommend to the Board amendments to, such committee’s charter.

20

Governance and Board Matters

BOARD OVERSIGHT OF RISK MANAGEMENT

BOARD OF DIRECTORS
Risk Management Oversight
AUDIT COMMITTEE
Oversight of Risk Management Process, Financial, Compliance, and Cybersecurity Risks
COMPENSATION COMMITTEE
Oversight of Compensation Risk
NOMINATING & GOVERNANCE COMMITTEE
Oversight of Governance and Executive Succession Risk
SSCR COMMITTEE
Oversight of Safety, Social, Human Capital, and Climate-Related Risk
EXECUTIVE RISK MANAGEMENT COMMITTEE (ERMC)
ERM STEERING COMMITTEE
ERM TEAM
RISK OWNERS
RISK SPONSOR
RISK SPONSOR
RISK OWNERS
EXTERNAL & INTERNAL AUDIT

Effective risk oversight is a priority of the Board. Executive management is responsible for the day-to-day management of Company risks through internal processes and controls, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

In connection with its oversight, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic objectives;

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present, for Board review, significant departures from those plans;

•	monitors the Company’s capital structure, including its liquidity profile and commodity price risk and derivatives strategy; and

•

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

Audit Committee. The Audit Committee oversees the Company’s enterprise risk management framework and policies and procedures for risk assessment and risk management, as well as Company’s major financial, legal, regulatory, compliance, technology and cybersecurity risks. The Audit Committee additionally oversees the work of, and relationship with, the Company’s independent registered public accounting firm, the Company’s financial statements and related disclosure and the Company’s internal audit function and related party transactions.

Compensation Committee. The Compensation Committee exercises oversight of all matters of executive compensation policy, including the Company’s plans, policies and programs to compensate the Company’s employees, including with respect to management and mitigation of compensation-related risks and the administration of the Company’s Clawback Policy (as described under “Executive Compensation Matters”) and compliance with applicable rules and regulations pertaining thereto.

Nominating & Governance Committee. The Nominating & Governance Committee oversees the nomination of director candidates, including the skills, qualifications and criteria related thereto, the Company’s succession planning, the Company’s corporate governance practices in accordance with the Company’s Corporate Governance Guidelines, and the Company’s compliance programs and policies, including the Company’s Code of Conduct.

2026 PROXY STATEMENT	21

Governance and Board Matters

SSCR Committee. The SSCR Committee oversees the Company’s strategies, policies and procedures for addressing safety and environmental (including sustainability and climate change), social matters and other CSR matters.

Enterprise Risk Management

The Enterprise Risk Management (“ERM”) framework at the company level is comprised of the following:

The Executive Risk Management Committee (“ERMC”) is responsible for the design and implementation of our risk management framework. In addition, the ERMC develops policies and procedures, establishes the Company’s risk appetite, and reports risk assessments to the Board. The President and Chief Executive Officer, and all Executive Vice Presidents, are members of the ERMC, appointed by the Chief Executive Officer.

The ERM Steering Committee (“ERMSC”) is tasked with identifying, assessing, and monitoring risks; implementing mitigation efforts; and reporting risks to ERMC. Key vice presidents, employee directors and managers, and business segment leaders are members of the ERMSC, appointed by the ERMC based on financial, operational and compliance responsibilities and experience/expertise addressing applicable risk areas.

The ERM team is led by the Treasury group and tasked with the development of the ERM framework, facilitating enterprise risk assessments, and assisting with the development of risk response plans and monitoring mitigation initiatives.

New in 2026 is the appointment of specific Risk Sponsors who are senior leaders accountable for specific significant risks within their area of expertise. The Risk Sponsor helps define the strategic scope of a risk, approves the mitigation strategy, and ensures adequate resources are available for mitigation initiatives.

The Risk Owners are senior and mid-level employees who are responsible for day-to-day management and mitigation of a particular risk. A Risk Owner is accountable for ensuring that the risk is appropriately evaluated, mitigation initiatives are implemented and then reported appropriately up the ERM governance structure. Risk Owners also help identify and assess new risks within their areas of expertise, to develop and implement risk mitigation strategies and monitoring systems, and to report risk mitigation progress to the Risk Sponsors.

DIRECTOR ATTENDANCE

Board and Committee Meetings

The Board held ten (10) meetings consisting of four (4) regular and six (6) special meetings during 2025. During the fiscal year ended December 31, 2025, each director attended at least 80% of the aggregate total number of Board and applicable Board committee meetings on which such director sits.

2025 Annual Meeting of Stockholders

Under our Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. All of our then-serving directors attended the 2025 annual meeting of stockholders. We anticipate that all of our directors will attend this Annual Meeting.

Executive Sessions

The Board holds regular executive sessions in which the non-management directors meet without any management directors or members of management. During 2025, non-management directors of the Board met in executive session five (5) times. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Mr. Goldman, in his capacity as the “lead director,” presides at these meetings and provides the Board’s guidance and feedback to our management team.

22

Governance and Board Matters

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following subjects, among others:

•	the size of the Board of Directors;

•	qualifications and independence standards for the Board of Directors;

•	director responsibilities;

•	Board leadership;

•	meetings of the Board and of non-management directors;

•	committee requirements and functions and independence of committee members;

•	director compensation;

•	annual performance evaluations and succession planning;

•	review of governance policies, copies of which are posted on the Company’s website at www.talosenergy.com;

•	stockholder communications with directors; and

•	access to independent advisors, senior management and other employees.

The Company’s Corporate Governance Guidelines are posted under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com. The Company’s Corporate Governance Guidelines are reviewed periodically and as necessary by the Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that its Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

One of the Board’s responsibilities is to provide leadership to the Company and independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating & Governance Committee considers the Board’s leadership structure periodically.

Our Second Amended and Restated Bylaws, as amended, provide that the Chairman of the Board may be any director elected by a majority of the Board. In 2026, the Board reappointed Neal P. Goldman as Chairman of the Board, subject to his re-election to the Board by the Company’s stockholders at the Annual Meeting. At this time, the Board believes that the separation of the roles of Chairman of the Board and Chief Executive Officer provides the optimal Board leadership structure because it balances the needs for the Chief Executive Officer to manage the Company’s operations with the benefit provided to the Company by the Chairman’s perspective as an independent member of the Board.

Our Corporate Governance Guidelines require that the Chairman of the Board, if he or she is a non-management director, be the “lead director” responsible for preparing agendas for the meetings of the non-management directors in executive session. In the event the Chairman of the Board is a member of management, a lead director will be chosen by the non-management directors of the Board. Mr. Goldman, the current Chairman of the Board, is a non-management director and therefore serves as lead director of the Board.

Fully Declassified Board

The Board is fully declassified with all director nominees elected for a one (1) year term to expire each year at the following annual meeting of stockholders.

Director Selection Process and Board Evolution

Our Board is committed to maintaining a composition that includes a range of expertise and varied backgrounds to provide insight and guidance to management. The Board seeks highly qualified director candidates with experience relevant to the Company’s corporate strategy and offshore deepwater business. From 2021 to 2025, we added five (5) directors to our Board of Directors, three of which were added to our Board through board designation rights in connection with acquisitions, including Mr. Mills in the QuarterNorth acquisition in 2024 (who resigned from the Board in January 2025) and Mr. Sherrill and Ms. Szabo in the EnVen acquisition in 2023. Effective March 1, 2025, Mr. Goodfellow was appointed as President and Chief Executive Officer in 2025 and elected at the 2025 annual meeting as an executive director.

2026 PROXY STATEMENT	23

Governance and Board Matters

The Nominating & Governance Committee is responsible for Board succession planning, refreshment, identifying and evaluating Board nominees and for recommending a slate of nominees for election or appointment. The Nominating & Governance Committee annually evaluates criteria for Board positions, taking into account such factors as it deems relevant to the Board’s composition, committee structure and effectiveness; each individual member’s skills, qualifications, independence, contributions and retirement plans; and additional skill sets applicable to the Company’s corporate strategy.
Prior to recommending to the Board that an existing director be nominated, the Nominating & Governance Committee’s charter provides that the Nominating & Governance Committee should consider and review, among other matters, a director’s:

•	past Board and committee meeting attendance and performance;

•	length of Board service;

•	personal and professional integrity, including commitment to the Company’s core values;

•	relevant experience, skills, qualifications and contributions that the existing director brings to the Board; and

•	independence under applicable standards.

•
Prior to recommending a candidate to fill a Board vacancy or a new nominee, the Nominating & Governance Committee’s charter provides that the Nominating & Governance Committee should consider and review the candidate’s:

•	relevant skills, qualifications and experience;

•	independence under applicable standards;

•	business judgment;

•	service on boards of directors of other companies;

•	personal and professional integrity, including commitment to the Company’s core values;

•	openness and ability to work as part of a team;

•	willingness to commit the required time to serve as a Board member; and

•	familiarity with the Company and its industry.
The Nominating & Governance Committee is also responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole.
This assessment will include members’:

•	qualification as independent;

•	consideration of candidates’ diverse backgrounds in terms of knowledge, skills, experience, and perspective; and

•	other characteristics in the context of the needs of the Board and the strategy of the Company.
Effective January 5, 2025, Mr. Mills departed from his role as Interim President and Chief Executive Officer of the Company and resigned from the Board. Mr. Goodfellow was appointed to the Board as an executive director in connection with his appointment as President and Chief Executive Officer of the Company, effective March 1, 2025, and elected to the Board by the Company’s stockholders at the 2025 annual meeting. Mr. Kendall departed from the Board upon the expiration of his term at the 2025 annual meeting. Ms. Glover will not stand for re-election
to the Board at the Annual Meeting and will conclude her service on the Board and each of the committees on which she serves at the expiration of her term at the Annual Meeting.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to the Company and its directors, officers and employees. The Company believes that its Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report filed with the SEC on February 25, 2026.

24

Governance and Board Matters

STAKEHOLDER ENGAGEMENT
To foster ongoing dialogue and build relationships, we proactively engage with and obtain feedback from our stakeholders, including stockholders and stewardship teams, throughout the year to help identify the emerging issues our stakeholders consider to be most important when evaluating our company. We seek opportunities to discuss and solicit stakeholder views on our strategy, business, corporate governance, executive compensation, sustainability and other topics of concern. The feedback we receive helps broaden our perspective, shape business and governance decisions, and align with stakeholder expectations, as appropriate.

2026 PROXY STATEMENT	25

Governance and Board Matters

2025 NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee director compensation elements are designed to:

•	Align director compensation with long-term stockholder interests;

•	Ensure the Company can attract and retain outstanding director candidates;

•	Recognize substantial time commitments necessary to fulfill the responsibilities of a director and oversee the affairs of the Company; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation levels are reviewed by the Compensation Committee each year, and resulting recommendations are presented to the full Board for approval. The Compensation Committee’s independent compensation consultant provides information on current developments and practices in director compensation. The Compensation Committee utilizes the same independent compensation consultant retained by the committee to advise on executive compensation to provide this analysis regarding director compensation.

The non-employee director compensation program includes:

•	annual cash retainers;

•	annual grants of restricted stock units (“RSUs”);

•	supplemental cash retainers for chair and committee service;

•

for certain committee(s), a monthly retainer (in addition to or in lieu of supplemental committee retainers) based on the time commitment, technical nature of responsibilities and/or other factors; and

•	reimbursement of reasonable expenses incurred to attend Board meetings or other functions relating to responsibilities as a director.

The Board and Compensation Committee have not increased (i) annual cash retainers for Board service since 2018, (ii) the value of the directors’ annual equity award since 2020, (iii) Audit, Compensation, Nominating & Governance and SSCR Committees’ fees since 2018, or (iv) additional meeting fees since 2018. The tables below set forth the 2025 compensation program for our non-employee directors.

Board Service—Annual Retainer and Equity Awards

Type of Payment	Amount of Annual Board Retainer & Equity	Key Features

Annual Cash Retainer—Board Service	Non-Executive Chairman: $150,000 Directors: $80,000	Paid in in advance quarterly installments for each subsequent quarter of Board service.

Annual Equity Award	Non-Executive Chairman: $230,000 Directors: $160,000

Granted RSUs that vest on the first anniversary of the grant date. Unless elected by the director to settle 100% in shares, RSUs are settled 60% in shares and 40% in cash.

Directors may elect to defer RSU settlement to a later date.

New non-executive directors receive a pro-rated annual equity grant.

Shares issued upon RSU settlement are subject to the Company’s stock ownership requirements.

26

Governance and Board Matters

Committee Service—Supplemental Cash Retainers

Directors also received the following supplemental annual cash retainers for committee service during 2025. These supplemental committee retainers are in addition to the cash retainer for Board service and paid in advance in quarterly installments for each subsequent quarter of committee service.

Role	Amount of Supplemental Committee Retainers (1)

Audit Committee	Chair: $25,000 Member: $12,500

Compensation Committee	Chair: $15,000 Member: $7,500

Nominating & Governance Committee	Chair: $10,000 Member: $5,000

Safety, Sustainability and Corporate Responsibility Committee	Chair: $15,000 Member: $7,500

(1)

The non-executive Chairman, who currently also serves as the Chairman of the Nominating & Governance Committee, does not generally receive any supplemental retainers for committee service but may receive additional payments, if approved by the Board, for extraordinary additional services.

Each non-employee director may additionally receive $1,500 for each meeting of the Board or a committee for additional meetings in excess of 10 meetings (both in-person and telephonic) per year. Each director is also reimbursed for reasonable travel and miscellaneous expenses incurred to attend meetings and activities of the Board and the committees. Mr. Goldman and Ms. Szabo participate in our medical and dental plan but each director pays the full cost of the premiums out of pocket.

In accordance with our non-employee director compensation program, we granted RSUs to each non-employee director on March 10, 2025, which vested in full on March 10, 2026, subject to the non-employee director’s continued service.

In the year prior to any grant, each non-employee director is provided the opportunity to defer the settlement of their RSUs until a later date pursuant to the deferral election form. Following the vesting date, or such later date as elected by the director pursuant to the deferral election, RSUs awarded to non-employee directors are settled 60% in shares of our common stock and 40% in cash, unless the director timely elects for the awards to be settled 100% in shares of our common stock. Vesting of the RSUs granted in 2025 will accelerate in full upon (i) a termination of the non-employee director’s service due to death, (ii) the non-employee director not being nominated or re-elected as a director of the Company so long as the non-employee director continues to serve as a member of the Board until the date of the annual meeting at which the non-employee director is not nominated or re-elected, or (iii) a “change in control” (as defined in the applicable long-term incentive plan). Our non-employee directors are also subject to the Talos Energy Inc. Stock Ownership Policy (the “Stock Ownership Policy”), as further described below under “Executive Compensation Matters—Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy.”

2025 DIRECTOR COMPENSATION TABLE

The table below reflects the cash compensation earned during 2025 and the value of RSUs granted during 2025 by the members of the Board that are compensated by us for their service on the Board.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

Paula R. Glover	100,000	155,924	255,924

Neal P. Goldman	150,000	224,136	374,136

John “Brad” Juneau	91,930	155,924	247,854

Donald R. Kendall, Jr.	53,750	155,924	209,674

Richard Sherrill	107,383	155,924	263,307

Charles M. Sledge	108,750	155,924	264,674

Shandell Szabo	99,313	155,924	255,237

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Governance and Board Matters

(1)

Amounts in this column include the annual cash retainer for Board service and the supplemental cash retainers for chair and/or committee service. There were no additional fees paid for extra meetings in 2025.

(2)

Amounts in this column represent the aggregate grant date fair value of the RSUs granted to the directors during the 2025 fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date of grant or, to the extent the date of grant was not a trading day, the last trading day immediately prior to the date of grant ($8.68 for all directors for RSUs granted March 10, 2025) applied to the total number of RSUs granted. Additional information regarding the assumptions underlying these calculations is available in Notes 2 and 11 to our consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As of December 31, 2025, the following unvested RSU awards were held by each non-employee directors: (i) for Mr. Goldman, 25,528 RSUs, and (ii) for Mses. Glover and Szabo and Messrs. Juneau, Sherrill and Sledge, 17,759 RSUs, each of which became fully vested on March 10, 2026. Additionally, as of December 31, 2025, certain directors held the following RSUs which are fully vested but subject to deferred settlement at the time elected by each director pursuant to the deferral election form in effect in the year prior to the year of grant: (A) for Mr. Goldman, 17,491 RSUs and (B) for Ms. Glover, 33,188 RSUs. Upon his departure from the Board and consistent with his original award agreement, Mr. Kendall received accelerated vesting of the 17,759 RSUs granted to him on March 10, 2025 and received settlement of an additional 24,122 RSUs which were already fully vested but subject to deferred settlement.

Employee Director Compensation

The Compensation Committee approved a compensation package for Mr. Goodfellow as President and CEO for the 2025 Fiscal Year (as defined below). Mr. Goodfellow is an employee of the Company and does not receive any additional compensation for serving as a director. Mr. Joseph Mills, who served as Interim President and CEO and member of the Board from January 1 through 5, 2025, did not receive any compensation for serving on the Board in 2025. The compensation Mr. Mills received for serving as Interim President and CEO and Mr. Goodfellow received for serving as President and CEO, in each case for 2025, is included in the Summary Compensation Table on page 54.

28

OUR EXECUTIVE OFFICERS

Set forth below is biographical information about each of our executive officers. Ms. Megan Dick, the Company’s Executive Vice President and Chief Human Resources Officer, and Mr. Gregory M. Babcock, the Company’s Chief Accounting Officer, are key officers who are not deemed executive officers of the Company as such term is defined under Rule 3b-7 under the Exchange Act.

President, Chief Executive Officer and Director Age: 60 Officer since: 2025

Paul Goodfellow, President and Chief Executive Officer

Mr. Goodfellow was appointed as President and Chief Executive Officer of the Company in March 2025. Mr. Goodfellow has over 34 years of domestic and international experience in the oil and gas industry during a distinguished career at Shell plc (NYSE: SHEL) where he held a series of positions from 1991 until joining Talos in 2025. During his tenure at Shell, Mr. Goodfellow held various senior executive roles, including leading Shell’s global deepwater business, which included the U.S. Gulf of America, Offshore Mexico, Brazil, West Africa, Malaysia, the North Sea and other international areas. Additionally, Mr. Goodfellow held positions overseeing Shell’s global drilling, completion and well intervention organization and served as a key member of the Projects & Technology and Upstream leadership teams. Prior to joining the Company, Mr. Goodfellow most recently served as Shell’s Executive Vice President and Group Chief Internal Auditor from August 2023 until February 2025 and Executive Vice President, Deep Water, Shell Upstream from April 2018 to August 2023. Mr. Goodfellow also served as the Chairman of the board of directors of Shell Midstream Partners GP LP (formerly NYSE: SHLX) from October 2019 to August 2023 and as a director from October 2014 to October 2019. Mr. Goodfellow received a Bachelor of Science in Mining and Mineral Engineering in 1986 and a Doctor of Philosophy in Rock Mechanics in 1990, each from the Camborne School of Mines in the United Kingdom. Mr. Goodfellow has been a Chartered Engineer since 1990, a member of the UK Institute of Mining and Metallurgy since 1991 and a member of the Society of Petroleum Engineers since 2000.

Executive VP and Chief Financial Officer Age: 44 Officer since: 2025

Zachary B. Dailey, Executive Vice President and Chief Financial Officer

Mr. Dailey was appointed as Executive Vice President and Chief Financial Officer (Principal Financial Officer) of the Company effective August 18, 2025. Mr. Dailey has over 17 years of experience in the oil and gas industry including nearly 10 years of experience at Marathon Oil Corporation (formerly NYSE: MRO) (“Marathon Oil”). Most recently, Mr. Dailey served as Marathon Oil’s Vice President, Controller and Chief Accounting Officer from May 2024 until his departure in November 2024 in connection with ConocoPhillips’ acquisition of Marathon Oil. Mr. Dailey previously served as Marathon Oil’s Vice President, Internal Audit from March 2022 until May 2024. Prior to that, Mr. Dailey served as Marathon Oil’s Growth Director—Business Development from March 2021 to March 2022, Director of Operations Planning from May 2020 to March 2021, Regional Vice President—Bakken from September 2018 to May 2020, Advisor to the President and CEO from July to September 2018, Vice President of Investor Relations from April 2017 to July 2018 and Co-Head and Director of Investor Relations from February 2015 to April 2017. Prior to joining Marathon Oil in 2015, Mr. Dailey served in various finance roles at LINN Energy (formerly NASDAQ: LINE), Berry Petroleum Company (NYSE: BRY) and Morgan Keegan & Company. Mr. Dailey received a Bachelor of Arts from Vanderbilt University in 2004 and an Executive Master of Business Administration from the University of Denver in 2014.

2026 PROXY STATEMENT	29

Our Executive Officers

Executive VP, Exploration & Development Age: 48 Officer since: 2025

William R. Langin, Executive Vice President of Exploration & Development

Mr. Langin was appointed Executive Vice President of Exploration & Development of Talos Energy Inc. in September 2025. He has more than 22 years of domestic and international experience in the oil and gas industry, with a distinguished career spanning exploration, development, and portfolio growth across multiple global basins.

Prior to joining Talos, Mr. Langin served as Vice President of Exploration Portfolio and Technology at Hess Corporation, where he was accountable for defining the company’s exploration portfolio and leading corporate planning, commercial, engineering, and seismic technology functions.

Before Hess, Mr. Langin spent over two decades at Shell in a variety of senior leadership roles, including Senior Vice President of Exploration – West/Deepwater, overseeing Shell’s exploration programs in the U.S. Gulf of America, Brazil, and frontier basins across Latin America and Africa. He previously served as Vice President of Exploration for North America and Brazil and held various international leadership assignments including General Manager roles in Shell’s Australian upstream business and a secondee position in Oman with Petroleum Development Oman.

Mr. Langin began his career as a geophysicist with Shell, supporting major Gulf of America subsalt exploration projects before progressing through technical and commercial leadership roles across North America, South America, and Asia-Pacific. His career is marked by a consistent focus on deepwater growth, capital efficiency, and integrated project delivery.

Mr. Langin holds a Bachelor of Arts in Geology from Princeton University and a PhD in Earth Sciences with a concentration in Geophysics and additional studies in Structural Geology and Civil/Environmental Engineering from Cornell University.

Executive VP, General Counsel and Secretary Age: 56 Officer since: 2018

William S. Moss III, Executive Vice President, General Counsel and Secretary

Mr. Moss has served as our Executive Vice President, General Counsel and Secretary since May 2018. Mr. Moss previously served as Senior Vice President and General Counsel of Talos Energy LLC from May 2013 to May 2018. Effective January 6, 2025, Mr. Moss was designated and appointed as Interim Chief Executive Officer and Interim Co-President of the Company, serving under the Office of the Interim Chief Executive Officer. On March 1, 2025, in connection with the appointment of Mr. Goodfellow as the Company’s President and Chief Executive Officer, the Office of the Interim Chief Executive Officer was dissolved and Mr. Moss stepped down from his role as Interim Chief Executive Officer and Interim Co-President. Prior to Talos Energy LLC, Mr. Moss was a partner at Mayer Brown LLP in Houston where he was the head of the Houston Corporate Practice. Mr. Moss joined Mayer Brown LLP in May 2005. At Mayer Brown LLP, Mr. Moss’s practice focused on mergers and acquisitions, securities offerings and general corporate and securities matters where he represented clients throughout the energy value chain. Mr. Moss joined Talos Energy LLC after having represented Talos Energy LLC as outside counsel in its initial formation and its subsequent acquisition of Energy Resource Technology, LLC from Helix Energy Solutions Group, Inc. in February of 2013. Mr. Moss also represented Phoenix Exploration in its initial formation in April 2006, acquisitions and ultimate sale to a group of buyers led by Apache Corporation. Prior to joining Mayer Brown LLP, Mr. Moss worked at Baker Botts, L.L.P. Mr. Moss has an AB from Dartmouth College, a MPhil from Cambridge University and a J.D. from The University of Texas School of Law. Mr. Moss is licensed to practice in Texas under the State Bar of Texas.

30

Our Executive Officers

Executive VP and Head of Operations Age: 55 Officer since: 2023

John B. Spath, Executive Vice President and Head of Operations

Mr. Spath has served as our Executive Vice President and Head of Operations since December 2023. Effective January 6, 2025, Mr. Spath was designated and appointed as Interim Co-President of the Company serving under the Office of the Interim Chief Executive Officer. On March 1, 2025, in connection with the appointment of Mr. Goodfellow as the Company’s President and Chief Executive Officer, the Office of the Interim Chief Executive Officer was dissolved and Mr. Spath stepped down from his role as Interim Co-President. Prior to that, Mr. Spath served as Senior Vice President of Operations, overseeing Production Operations, Drilling and Completions, Facilities and Major Projects, ARO Operations and Supply Chain. Mr. Spath was promoted in May 2018 to Senior Vice President of Drilling and Production Operations, where he was responsible for several operational functions during varying times, including Production Operations, Production Engineering, Drilling and Completions, ARO Operations, Regulatory Compliance and Supply Chain. In November 2015, Mr. Spath was appointed as Vice President of Production Operations, overseeing multiple operational activities, including Production Operations, Production Engineering, ARO Operations, and Facilities Engineering. Mr. Spath joined the Company as a Drilling Manager in 2013.

Mr. Spath has over 29 years of experience in the energy industry. Mr. Spath began his career at J. Ray McDermott as a Process Engineer in 1995, followed by over eight years at Marathon Oil Corporation, leading offshore projects as a Facilities Engineer, Production Foreman and Deepwater Drilling Engineer. Mr. Spath continued to hold various offshore drilling roles, as an international and independent deepwater consultant on deepwater drilling and completion projects for Mariner Energy, Inc., Stone Energy Corporation, Deep Gulf Energy LP and Helix Energy Solutions Group, Inc. before joining deepwater drilling operations at Talos.

Mr. Spath graduated from the University of Louisiana at Lafayette in 1995 with a Bachelor of Science in Mechanical Engineering and is a licensed professional engineer in the State of Texas. Mr. Spath is a member of the Energy Education Council’s Board of Directors. Mr. Spath is also the Chairman of the Ronald McDonald House charity golf tournament.

Executive VP and Chief Human Resources Officer Age: 45 Officer since: 2025

Megan Dick, Executive Vice President and Chief Human Resources Officer

Ms. Dick was appointed Executive Vice President and Chief Human Resources Officer in August 2025. Ms. Dick has 23 years of experience in human resources, including more than 17 years in the oil and gas industry, and has been with the Company since July 2014. Ms. Dick previously served as Vice President, Human Resources starting in March 2022, Director, Human Resources in May 2018 and Manager Human Resources in 2014. Prior to Talos, Ms. Dick served as Human Resources Manager for Aurora Oil & Gas Limited (acquired by Baytex Energy Corp.) and held key roles of increasing responsibility at Cameron International Corporation from September 2006 to August 2013. Ms. Dick holds a Bachelor of Arts from the University of Texas at Austin.

2026 PROXY STATEMENT	31

Our Executive Officers

Vice President and Chief Accounting Officer Age: 42 Officer since: 2019

Gregory M. Babcock, Vice President and Chief Accounting Officer

Mr. Babcock has served as our Vice President and Chief Accounting Officer (Principal Accounting Officer) since August 2019. Previously, Mr. Babcock served as the Company’s Interim Chief Financial Officer from June 2025 to August 2025 and as Corporate Controller from May 2018 to August 2019. Prior to that, Mr. Babcock served as the Assistant Controller of Talos Energy LLC from September 2015 until May 2018 when Talos Energy LLC became a wholly owned subsidiary of the Company. Before his promotion to Assistant Controller, Mr. Babcock served as Financial Reporting Manager of Talos Energy LLC from May 2014 to September 2015. Prior to his tenure with Talos Energy LLC, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock began his career with Deloitte & Touche in 2007. Mr. Babcock is a Certified Public Accountant and holds a MS in Finance and BBA in Accounting from Texas A&M University.

32

EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices and the compensation awarded to, earned by, or paid to each of our named executive officers listed below (the “Named Executive Officers” or “NEOs”) during the fiscal year ended December 31, 2025 (the “2025 Fiscal Year”).

Leadership Transitions

2025 marked the beginning of Talos’s transformation—focused on building the foundation for the future—and a period of leadership transition aligned with the advancement of the Company’s enhanced corporate strategy, discussed in further detail below. Mr. Paul Goodfellow joined the Company as President and Chief Executive Officer in March 2025. To further advance our strategic transformation, Mr. Goodfellow added several key executives to the leadership team, including Mr. Zachary B. Dailey as Executive Vice President and Chief Financial Officer in August 2025 and Mr. William R. Langin to the newly created role of Executive Vice President—Exploration and Development in September 2025.

Named Executive Officers for 2025

Name	Position

Paul R. Goodfellow (1)	President and Chief Executive Officer

Zachary B. Dailey (2)	Executive Vice President and Chief Financial Officer

John B. Spath (3)	Executive Vice President and Head of Operations

William S. Moss III (3)	Executive Vice President and General Counsel

William Langin (4)	Executive Vice President, Exploration & Development

Joseph A. Mills (5)	Former Interim President and Chief Executive Officer

Sergio L. Maiworm, Jr. (3)(6)	Former Executive Vice President and Chief Financial Officer

Gregory M. Babcock (7)	Chief Accounting Officer

(1)	Effective March 1, 2025, Paul R. Goodfellow was appointed President and Chief Executive Officer.

(2)	Effective August 18, 2025, Zachary B. Dailey was appointed Executive Vice President and Chief Financial Officer.

(3)

In addition to the positions listed above, (i) Messrs. Maiworm, Spath and Moss served as members of the Office of the Interim Chief Executive Officer and Co-Presidents of the Company and (ii) Mr. Moss served as Interim Chief Executive Officer and principal executive officer, in each case, from January 6, 2025 until March 1, 2025, when Mr. Goodfellow was appointed as President and Chief Executive Officer.

(4)	Effective September 29, 2025, William Langin was appointed to serve as the Executive Vice President of Exploration & Development.

(5)

Joseph A. Mills was appointed as Interim President and Chief Executive Officer on August 29, 2024 and resigned from his positions as Interim President, Chief Executive Officer and Director effective January 5, 2025, and his employment with the Company terminated as of that date. Mr. Mills was not entitled to any benefits or compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements, and did not receive any additional benefits or compensation, upon his resignation.

(6)

Effective June 27, 2025, Sergio L. Maiworm, Jr. resigned from his position as Executive Vice President and Chief Financial Officer and his employment with the Company terminated as of that date. Mr. Maiworm was not entitled to any benefits or compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements, and did not receive any additional benefits or compensation, upon his resignation.

(7)

Gregory M. Babcock served as Interim Chief Financial Officer from June 28, 2025 through August 18, 2025. Mr. Babcock currently continues to serve in his longstanding role as Vice President and Chief Accounting Officer.

CEO Transition 2025

2025

Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Mills Interim CEO January 1-5	Office of the Chief Executive Officer January 5 — February 28	Goodfellow Chief Executive Officer March 1 forward

2026 PROXY STATEMENT	33

Executive Compensation Matters

CFO Transition 2025

2025

Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Maiworm Chief Financial Officer January 1 – June 27	Babcock Interim Chief Financial Officer June 27 – August 18	Dailey Chief Financial Officer August 18 forward

Strategic Highlights

2025 was the start of a transformational journey for Talos with the launch of the Company’s revamped corporate strategy in June 2025 designed to shape Talos into a leading, pure-play offshore exploration and production company. Our strategy is built on three core pillars set forth below. During 2025, our leadership team actively implemented initiatives in these areas, resulting in operational excellence, higher production, greater capital efficiency, lower operating costs and strong financial delivery, all while navigating a weakening commodity price environment throughout the year.

As a result of these efforts, Talos successfully achieved the following during 2025:

•	Implemented strategic initiatives

•

Implemented a revamped corporate strategy, including an optimal performance plan for cash flow enhancements, targeting improvements in capital efficiency, cost management, operational execution and performance

•	Completed an internal realignment of leadership, departments, and reporting channels to better align the organizational decision-making and execution with our strategy

34

Executive Compensation Matters

•	Reached key operational milestones to grow production

•	Achieved first production at two key wells, Sunspear and Katmai West #2

•	Exceeded 2025 production target with 94.6 thousand barrels of oil equivalent per day (MBoe/d)

•	Boosted throughput capacity at the Tarantula facility, reflecting Talos’s ability to unlock value through creativity and ingenuity

•	Increased working interest in a key non-operated project, Monument, from 21% to roughly 30%

•	Executed projects to build a long-lived portfolio

•	Announced successful drilling results at the Daenerys exploration prospect with appraisal well expected to be drilled in second quarter 2026

•	Increased inventory with eleven new federal offshore leases, adding eight new development and exploration prospects to the Talos portfolio

•	Continued to invest in state-of-the-art seismic technology and proprietary reprocessing to help derisk prospects and improve success rates

•	Supported a culture of safety and environmental stewardship

•	Attained strong safety and environmental stewardship results with zero serious injuries or fatalities and spill rates below industry average

•	Returned capital to shareholders

•

Returned approximately 44% of adjusted free cash flow(1)(2) to shareholders through share repurchases since announcing our capital allocation framework in the second quarter 2025, reducing outstanding share count by approximately 7%

•	Strengthened financial position, balance sheet and liquidity

•	Generated net cash provided by operating activities of approximately $936 million and adjusted free cash flow(1)(2) of approximately $418 million

•	Realized more than $70 million in free cash flow enhancements, exceeding our initial optimal performance goal of $25 million

•

Continued focus on financial strength and flexibility through a disciplined capital framework and proactive balance sheet management, ending the year with a leverage ratio(1) of 0.7x, below our long-term target of less than 1.0x

•	Reaffirmed borrowing base of $700 million under our credit facility

•	Extended maturity of our credit facility to January 2030

•	Ended the year with approximately $1 billion in total liquidity, including $362.8 million of cash and an undrawn credit facility

•	Proactively entered into multi-year arrangements with surety bond providers to limit the amount of collateral we are required to provide on existing surety bonds through 2031

•	Exercised disciplined capital allocation framework

•	Invested approximately $500 million of exploration and development capital

(1)	Please see “Annex A—Reconciliation of Non-GAAP Measures” for details and reconciliation of GAAP to non-GAAP financial measures.

(2)	Attributed to Talos Energy Inc.

2026 PROXY STATEMENT	35

Executive Compensation Matters

2025 Incentive Compensation

Performance Based Compensation Structure. The Company believes that making a substantial portion of our Named Executive Officers’ target compensation “at risk,” and a substantial portion of such at risk compensation performance-based, ensures that their interests strongly align with those of our stockholders.

*

Figures calculated utilizing annualized base salary and annualized target values for annual cash bonus and long-term incentive awards approved by the Board for 2025 and are not based on the figures reported in the Summary Compensation Table, which report actual annual cash bonus amounts paid for 2025 and the grant date fair value of the long-term incentive awards granted in 2025 calculated in accordance with FASB ASC Topic 718 and which would result in a higher percentage of at risk compensation. At risk compensation includes annual bonus and long-term incentive awards.

2025 AIP Performance. Our 2025 Annual Incentive Plan (“AIP”) was based on quantitative performance measures with an increased emphasis on expense reduction, production and safety. Actual performance for 2025 exceeded target for average daily production, adjusted free cash flow, total operating expenses, safety and environmental, resulting in a 153.5% achievement level.	2025 AIP Payout: 153.5% of target

2023 PSU Performance. Performance results for 2023—2025 Performance Share Units (“PSUs”) were as follows:

•

TSR PSUs. The performance period for the 2023-2025 PSUs that vest based on the Company’s absolute total shareholder return (“TSR”) ended as of December 31, 2025. The Compensation Committee certified performance for the 2023-2025 TSR PSUs was below 0%, the threshold level of performance required for any level of vesting, resulting in a zero percent payout.

2023 - 2025 PSU Payout: 0% of target

•

PVI PSUs. The performance period for the 2023-2025 PSUs that vest based on the present value of the Company’s cash flow (“PVI”) ended as of December 31, 2025. The Compensation Committee certified performance for the 2023-2025 PVI PSUs was below 1.58, the threshold level of performance required for any level of vesting, resulting in a zero percent payout.

While PSU performance resulting in zero payouts was disappointing, such result reinforces the alignment of our “pay-for-performance” philosophy.

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Executive Compensation Matters

Focus on Best Practices

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Compensation Committee retains independent compensation consultant and counsel

✓  Reference an appropriate peer group in determining compensation elements and levels of pay

✓  Maintain stock ownership requirements for executives and directors

✓  Impose a clawback policy compliant with current legal requirements

✓  Perform annual risk assessment of executive compensation program

×  No excessive perquisites

×  No tax gross-ups

×  No current dividend payments on unvested equity awards

×  No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

×  No hedging or pledging of Company securities

×  No individualized severance agreements for our executive officers

Say-on-Pay and Say-on-Frequency Vote

We seek a non-binding advisory vote on the compensation of NEOs annually. In 2025, approximately 91% of the stockholders who cast a vote voted to approve, on an advisory basis, the compensation of our NEOs for that year (commonly referred to as a “Say-on-Pay” vote). The Compensation Committee took the strong results of the Say-on-Pay vote into account when affirming our historic executive compensation program design and setting compensation levels in 2025. The Company has received 85% or higher approval of the Say-on-Pay proposal since 2023.

2025 Say-On-Pay: 91% support

Consistent with the Board’s recommendation and the Company’s longstanding practice, in 2025, the stockholders approved, on a non-binding advisory basis, annual advisory votes on the Company’s NEO compensation. The next non-binding advisory vote on the frequency of non-binding advisory votes on our NEO compensation will be held in 2031.

The Board unanimously recommends that stockholders vote for the approval, on a non-binding advisory basis, of the NEO compensation for the fiscal year ended December 31, 2025, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (Proposal 2).

Introduction to the Talos Competitive Market and Compensation Considerations

Talos operates in a highly unique and competitive market primarily focused offshore in the deepwater Gulf of America. Our business and economic environment is strongly influenced by factors that affect decision making and company performance over extended time horizons. These factors include:

•	Complex operational and technical expertise requirements;

•	Large capital investments with long payback periods;

•	Cyclical and volatile nature of oil and gas demand and pricing;

•	Competition for talent from larger, more established competitors; and

•	Significant impact of legislative, political, regulatory, safety and environmental considerations.

These influences also impact the design and administration of our executive pay programs, including incentive compensation design and how we define our peer group for compensation comparisons.

Our market for talent: Judgment is critical

Talos’s differentiated position as a small to mid-cap independent deepwater exploration and production company presents unique challenges for selecting appropriate peers when defining our market for talent. Most domestic independent exploration and production

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Executive Compensation Matters

companies of a similar financial size to Talos operate exclusively onshore and do not face the same operational and technical complexity, capital requirements, or long-term payback periods as Talos. Consequently, the Compensation Committee’s judgment regarding competitive positioning relative to peers is extremely important, with an emphasis on how we compare to the specific companies in our peer group whose businesses are most like our own as well as to larger peers with which we compete for talent.

Program Design: Aligned with Business and Talent Strategy

Our primary objectives for NEO compensation are:

•	Attract and retain executive talent with deepwater offshore experience;

•	Motivate strong performance on key financial, operational, safety, and environmental goals; and

•	Align executive interests with those of our stockholders to create long-term value.

To achieve these goals, our program includes:

•	Competitive pay: Total NEO compensation is designed to be competitive with our peer group, especially the larger companies with which we directly compete for talent.

•

Annual incentives linked to key goals: Our annual incentive plan rewards management for running the business safely, efficiently, and responsibly. It balances financial, operational, safety, and environmental metrics to provide a full view of performance that is not overly dependent on commodity prices.

•

Emphasis on equity compensation and shareholder returns: Equity-based compensation comprises the largest component of executive compensation; grants of performance units reward management for outstanding relative and absolute total shareholder return performance, while time-based restricted shares and multi-year vesting promote retention, a longer-term perspective, and an ownership culture that is aligned with the best interests of our stockholders.

•

Strong governance practices: Our program aligns executive and shareholder interests through robust share ownership guidelines, a “clawback” policy, double-trigger equity vesting upon a change in control, and prohibitions on hedging and tax gross-ups.

Process for Setting Executive Compensation

Our Board or our Compensation Committee determine and approve our executive compensation program based on many factors, including the recommendations of our Chief Executive Officer and input from the Compensation Committee’s independent compensation consultant and executive officers.

Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program, but the Board may make final decisions based on the Compensation Committee’s recommendations (except for the CEO, whose compensation is approved by the Compensation Committee and/or independent Board members).

The Board has determined that all Compensation Committee members are independent under NYSE standards. The Compensation Committee’s charter gives it authority to:

•	exercise oversight of our executive compensation policy;

•	review and approve pay for senior vice presidents and above, including the CEO;

•	set the CEO’s goals, evaluate their performance, and recommend their compensation to the Board;

•	review and modify overall compensation budgets, aggregate bonus and equity-based compensation grant values, and decisions on individual non-officer employee compensation;

•	review and approve our peer companies for compensation comparisons;

•	review and recommend director compensation to the Board;

•	review and approve agreements with our officers and other highly compensated executives affecting any elements of compensation and benefits; and

•	administer the Company’s Clawback Policy.

This is not a complete list of the Compensation Committee’s duties. For more information, the Compensation Committee Charter is available on our website at www.talosenergy.com.

In 2025, the Board authorized the Compensation Committee to set the compensation for our President and Chief Executive Officer and other designated executive officers.

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Executive Compensation Matters

Role of the CEO

Our CEO, with input from the Chief Human Resources Officer, reviews the compensation of the other NEOs and certain senior executives and makes recommendations to the Compensation Committee. The Board and/or Compensation Committee make the final decisions for each NEO’s pay (except for the CEO, whose pay is approved by the Compensation Committee and/or independent Board members). Management provides information as requested but does not participate in executive sessions where executive compensation is determined.

Role of the Independent Compensation Consultant and Legal Counsel

During 2025, the Compensation Committee engaged Meridian as its independent compensation consultant. Meridian advised the committee on the Company’s 2025 compensation program, including compensation for new, transitional and promoted executives and incentive compensation design, in each case, by providing market and peer data, trends, analysis, and other information.

Meridian reported only to the Compensation Committee and provided no other services to the Company. While the Compensation Committee considered Meridian’s advice, it retained sole authority for all compensation decisions.

During 2025, the Compensation Committee utilized Cooley LLP (“Cooley”) as its independent legal counsel from time to time. Cooley provided various legal advice, as requested by the committee regarding the Company’s 2025 executive and director compensation program.

Cooley reported only to the Compensation Committee and provided no other services to the Company. Cooley did not make compensation decisions.

Independence of the Compensation Consultant and Compensation Legal Counsel

As is standard, when helpful or necessary, compensation consultants and counsel work directly with management to prepare materials for the Compensation Committee’s consideration. During 2025, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian or Cooley and that Meridian and Cooley each are independent from management.

Peer Group

When making compensation decisions, the Compensation Committee typically considers comparative compensation information of certain peer and industry companies as one reference point in its review and approval of compensation for NEOs. This review is done with respect to both the structure of our executive compensation program as well as the targeted amount of compensation. The companies that comprise the peer group reflect companies in the oil and gas exploration and production industry against which we generally compete for business opportunities, investor capital and/or executive talent. In selecting the Company’s peer group, the Compensation Committee reviews the peer group to determine if the number of companies is appropriate and provides statistical validity. Each year, the Compensation Committee revisits the qualifications of the current peer group, including scope of operations; geographic location; financial and operational metrics (including value of assets, enterprise value, market capitalization, and revenue); and the availability of market compensation data of the proposed peer group. The Compensation Committee may consider modifications to the peer group from time to time resulting from changes in business strategy, mergers and acquisitions, bankruptcies or other factors that may cause peer companies to no longer exist or to no longer be comparable to our business.

Peers and the Industry in which We Compete for Talent. As noted above, Talos operates in a highly unique and competitive market as an independent exploration and production company focused offshore deepwater, particularly in the Gulf of America. Compared to many onshore-focused E&P companies, offshore E&P companies, such as Talos, face substantially greater operational complexity, capital requirements, long-term project development and payback periods, regulatory oversight, and technical expertise requirements. As a result, directly comparable public peers engaging in substantially similar offshore activities with similar asset profiles and size as Talos are limited. The Compensation Committee therefore selected a peer group to include companies with general industry, business and operational relevance, with additional companies that operate in comparable offshore technical, capital, and risk environments, and with whom we compete for skilled executive talent, even where company size may differ. The Compensation Committee believes this approach in selecting a peer group results in a more meaningful and appropriate market reference for evaluating executive compensation for executives with relevant specialized experience and skill sets. While the Compensation Committee utilizes peer data in its evaluation of our executive compensation program, long-term incentive design and executive pay levels, the Compensation Committee is mindful of the concern that the inclusion of substantially larger companies as peers could, if used inappropriately, result in upward pressure on compensation levels that is not supported by Talos’s size or asset profile. As a result, the Compensation Committee exercises reasonable judgement in setting executive compensation appropriate for our business, while also recognizing the needs of attracting and retaining skilled and specialized executive talent in our business niche.

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Executive Compensation Matters

The Compensation Committee and the Board, with input from Meridian, determined that the companies listed in the table below appropriately reflect a broad peer group to help inform decisions regarding 2025 compensation structure and levels (the “2025 Peer Group”):

2025 Peer Group

Berry Corporation (NASDAQ: BRY)	Matador Resources Company (NYSE: MTDR)

California Resources Corporation (NYSE: CRC)	Murphy Oil Corporation (NYSE: MUR)

Callon Petroleum Company (NYSE: CPE) (1)	Permian Resources Corporation (NYSE: PR)

Chord Energy Corporation (NASDAQ: CHRD)	Southwestern Energy Company (NYSE: SWN) (1)

Civitas Resources, Inc. (NYSE: CIVI)	Vital Energy, Inc. (NYSE: VTLE)

Kosmos Energy Ltd. (NYSE: KOS)	W&T Offshore, Inc. (NYSE: WTI)

Magnolia Oil & Gas Corporation (NYSE: MGY)

(1)

APA Corporation acquired Callon Petroleum Company in April of 2024 and Chesapeake Energy acquired Southwestern Energy in October 2024 resulting in the creation of Expand Energy Corporation (NASDAQ: EXE), which became the largest natural gas producer in the US. The compensation data extracted from each of these peer’s 2024 proxy disclosure, which reported compensation prior to these transactions, was used in the peer analysis examined by our Compensation Committee.

Changes to the 2025 Peer Group were due to mergers or acquisitions that resulted in either the elimination of a peer company or a surviving company that was no longer an appropriate peer for Talos based on the factors noted above.

Use of 2025 Peer Group

The Compensation Committee evaluated compensation of the 2025 Peer Group prepared by Meridian in making its compensation recommendations. The analysis included market data for each element of compensation and information regarding the incentive plan designs and pay practices among the 2025 Peer Group including NEO compensation at the companies in the 2025 Peer Group. Data were collected from Meridian’s proprietary oil and gas exploration and production industry survey database, supplemented by information in peer company public disclosures. The Compensation Committee used the compensation analysis as a reference point for assessing the overall competitiveness of our executive compensation program. The Compensation Committee does not target a specific market percentile when setting target compensation for our NEOs, but rather takes into account the scope of the job, complexity of the position and performance of the executive, in context of peer data and trends.

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Executive Compensation Matters

Elements of Compensation for the 2025 Fiscal Year

To maintain an appropriate balance between fixed and variable compensation and to tie a significant portion of each NEO’s compensation to the achievement of short-term and long-term goals, the Board, following the recommendation of the Compensation Committee, determined that the following compensatory elements were appropriate for our NEOs for the 2025 Fiscal Year. The balance among the elements of total direct compensation is established annually by the Compensation Committee and is designed to recognize past performance, retain key employees and encourage future performance. When conducting its annual deliberations, the Compensation Committee reviews each component against both historical and recent comparative statistics as well as anticipated trends in compensation with comparisons to the reference peer group. The Compensation Committee also considers the compensation arrangements of other employees within the Company when determining executive compensation. The Compensation Committee believes that the design of our compensation program is appropriate and competitive.

Key Compensation Elements	Primary Performance Metrics	Purpose and Key Terms

Base Salary	N/A	• Fixed cash component designed to attract and retain talent • Based on competitive market positioning, scope of responsibilities, expertise and tenure

Annual Incentive Plan

•

Adjusted Free Cash Flow Generation (40%)

•

Total Operating Expense (5%)

•

General & Administrative Expense (5%)

•

Average Daily Production (25%)

•

Safety Measures (TRIR/SIFR) (20%)

•

GHG Emissions and Methane Reduction (5%)

•

Drive achievement of key business results on an annual basis

•

For 2025, all metrics are quantitative and objectively measured

•

Payments are not guaranteed

•

Emphasizes financial, operational, safety and sustainability objectives

•

Payouts from 0% to 200% of target award

Long-Term Incentive Awards
TSR PSUs	• Absolute and Relative Total Shareholder Return (TSR)

•

Aligns executive interests with long-term shareholder value creation

•

Payments are not guaranteed

•

Provides the right to receive a Talos share for each PSU at the end of a three-year performance period, subject to achievement of pre-established absolute and relative TSR goals

•

Payouts capped at 200% of target award

Stock Hurdle PSUs (CEO only)	• Pre-established stock price hurdles over a three-year period

•

Aligns CEO interests with long-term shareholder value creation

•

Payments are not guaranteed

•

Provides the right to receive a Talos share for each PSU at the end of a three-year performance period, subject to achievement of pre-established stock price hurdles

•

Payouts capped at 100% of target award

RSUs	• Stock price appreciation over the vesting period	• Serves as a strong retention tool • Vest in equal annual installments over three years • Multi-tranche vesting bridges the gap between short and long-term compensation horizons

PSU = Performance Stock Unit | RSU = Restricted Stock Unit | TSR = Total Shareholder Return

TRIR = Total Recordable Incident Rate | SIFR = Serious Injury or Fatality Rate | GHG = Greenhouse Gas

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Executive Compensation Matters

Base Salary

Base salaries for our NEOs are reviewed annually by the Compensation Committee. NEO base salaries are a fixed portion of the total compensation set at levels commensurate with their responsibilities, expertise, experience, market rate and tenure. The table below shows base salary increases, where applicable, for our NEOs in 2025. Only minor merit adjustments were made to base salary levels for existing NEOs, consistent with the minor increases adopted by other companies in the 2025 Peer Group. Base salary levels for new hires (Messrs. Goodfellow, Dailey and Langin) were established after review of each executive’s experience, responsibility associated with the role, and comparable levels of compensation for the same or similar roles at companies in our 2025 Peer Group.

Name	YE 2024 Base Salary $	YE 2025 (or date of separation) Base Salary $	Percentage Change from 2024 to 2025

Paul R. Goodfellow	N/A	975,000	N/A

Zachary B. Dailey	N/A	450,000	N/A

John B. Spath	485,000	500,000	3%

William S. Moss III	455,000	475,000	4%

William Langin	N/A	500,000	N/A

Joseph A. Mills (1)	800,000	800,000	No Change

Sergio L. Maiworm, Jr. (2)	485,000	500,000	3%

Gregory M. Babcock (3)	375,000	395,000	5.3%

(1)

Effective August 29, 2024, Mr. Mills was appointed as Interim President and Chief Executive Officer. Mr. Mills resigned from his position as Interim President &Chief Executive Officer, and Director effective January 5, 2025 and his employment with the Company ended. As a result, no increase in base pay was considered for Mr. Mills in 2025.

(2)	Effective June 27, 2025, Sergio L. Maiworm, Jr. resigned from his position as Executive Vice President and Chief Financial Officer and his employment with the Company terminated as of that date.

(3)

In addition to the amounts set forth above, Mr. Babcock received an additional $35,000 ($8,750 per month) for his service as Interim Chief Financial Officer with payments beginning retroactively from May 1, 2025 through August 2025 to compensate him for the additional time and responsibility associated with his increased role during the transition before the departure of the former Chief Financial Officer and after a permanent Chief Financial Officer was appointed.

Annual Incentive Plan

Our AIP is an annual cash incentive bonus designed to motivate our NEOs to achieve specific financial and operational performance goals, recognize contributions toward these goals, and recognize other contributions that drive creation of shareholder value. Performance is measured on an annual basis relative to pre-established performance criteria.

Establishing 2025 Target Annual Incentive Plan Awards

The target 2025 AIP award for each of our NEOs was approved by the Board in May 2025, consistent with the recommendation of the Compensation Committee, which was based, in part, on its review of the target AIP award opportunities for similarly situated executives at companies in our 2025 Peer Group. The individual targets for the 2025 Fiscal Year, expressed as a percentage of base salary, are set forth in the following table for each of our NEOs. There were no changes to the NEO’s target AIP levels in 2025.

Name	2025 Target AIP Awards (% of Base Salary)	Percentage Increase from 2024 to 2025

Paul R. Goodfellow	125%	N/A

Zachary B. Dailey (1)	80%	N/A

John B. Spath (2)	80%	0%

William S. Moss III (2)	80%	0%

William Langin (1)	80%	N/A

Joseph A. Mills (3)	N/A	N/A

Sergio L. Maiworm, Jr. (2) (4)	80%	0%

Gregory M. Babcock (5)	60%	0%

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Executive Compensation Matters

(1)	Because they joined the Company in 2025, the 2025 base salary for Messrs. Dailey and Langin were pro-rated to reflect the portion of the year they were employed by the Company.

(2)

There was no change to the 2025 target AIP for these executives as a result of their services as members of the Office of the Interim Chief Executive Officer and Co-Presidents of the Company for the period from the resignation of Mr. Mills through the hire of Mr. Goodfellow.

(3)

Because his service as CEO terminated on January 5, 2025, the Compensation Committee did not establish a target AIP level for Mr. Mills in his role as Interim President and Chief Executive Officer for 2025 and he was not eligible for a 2025 AIP payment.

(4)

Effective June 27, 2025, Sergio L. Maiworm, Jr. resigned from his position as Executive Vice President and Chief Financial Officer and his employment with the Company terminated as of that date. As a result, he was not eligible for a 2025 AIP payment.

(5)

There was no change to Mr. Babcock’s 2025 target AIP award percentage as a result of his service as Interim Chief Financial Officer, although the 2025 AIP payout was based on his 2025 base salary as CAO plus the incremental cash payments he received for his interim service as CFO.

2025 Annual Incentive Plan Measures and Goals

The 2025 AIP was structured to payout between 50% (threshold) and 200% (maximum) of each NEO’s target bonus amount, dependent upon the level of performance for the 2025 AIP metrics. Performance below threshold on a given goal results in no payout for that component. 2025 AIP awards were based on our achievement of the following performance measures, with threshold, target and stretch goals for each of these metrics based on the Company’s budget, past performance, future drilling plans and expectations and earnings guidance.

Performance Measures		Rationale for Selection of Performance Measure:

Financial Performance • Adjusted Free Cash Flow Generation (40%) • Total Operating Expense (5%) • General & Administrative Expense (5%)	50%	Provides incentive to achieve strong cash flow generation and cost reduction, which the Board believes are key drivers of stockholder value

Operational Performance • Average Daily Production	25%	Provides incentive to grow production

Safety Performance • Total Recordable Incident Rate (“TRIR”) • Serious Injury or Fatality Rate (“SIFR”)	20%	Emphasizes the importance of safety as a critical aspect of Talos’ business

Environmental Performance • GHG emissions reduction • Methane reduction	5%	Provides incentive to achieve short-term emissions reductions that build towards longer-term environmental goals

The Compensation Committee made the following changes to the composition and weightings of the performance measures in 2025 compared to the prior year.

Change from Prior Year AIP(1)	Rationale for Modification

Financial Performance

•

Adjusted Free Cash Flow Generation: weighting reduced to 40% in 2025 from 50% in 2024

•

Year-End Net Debt Balance: eliminated in 2025 from 10% weighting in 2024

•

Operating Expense and G&A Expense: new metrics added in 2025; 5% weighting each

•

Further emphasize disciplined cost management and capital efficiency as the Company integrated the acquired assets and positioned itself for sustainable, long-term cash flow generation.

•

Year-End Net Debt Balance was eliminated to add more focus on cost management and because the Company had already substantially paid down its debt under the credit facility.

Operational Performance • Average Daily Production: Increased weighting from 20% in 2024 to 25% in 2025	• Further emphasize the importance of production as a core operational driver of near-term performance and value creation and to focus management on operational priorities.

Safety Performance • Safety metrics (TRIR and SIFR): Increased weighting from 15% in 2024 to 20% in 2025

•

Further emphasize the importance of continuous improvement in safety performance and the advancement of the Company’s safety initiatives.

•

Safety remains a core tenet of Talos’s operating culture and a key focus across all our offshore operations.

(1)	No changes were made to the weight placed on emissions performance.

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Executive Compensation Matters

Rigor of AIP Goals

Our business is cyclical and heavily influenced by commodity price fluctuations. Each year, the Compensation Committee rigorously evaluates the threshold, target and stretch goals, as well as the weightings, for each performance metric in the AIP to ensure they remain appropriately challenging and aligned with our focus on continuous improvement. The Compensation Committee considers the threshold, target and stretch goals for each metric in light of the Company’s current business strategy, operational outlook, capital allocation priorities, prior years’ performance, management’s budget estimates, and expected market and economic conditions including commodity price projections. The Compensation Committee begins with the operating plan for the year, which takes into account the expected commodity price projections, the natural decline profile of existing production, the timing of additional production that is expected to come online, and the Company’s anticipated capital expenditures for the year. Based on these considerations, the Company’s operating plan for 2025 established at the beginning of 2025 anticipated lower commodity prices, production declines, and increased capital expenditures.

Given the Company’s continued focus on safety and its strong prior-year performance, the Compensation Committee determined that the 2025 AIP should continue to raise the bar on improvement in safety outcomes. Accordingly, the Compensation Committee made each of the threshold, target and stretch goals for TRIR and SIFR more challenging for 2025 and increased the weighting for safety performance. Emissions goals remained at the same rigorous level year over year to promote consistent progress and sustained accountability while maintaining alignment with operational priorities.

The Compensation Committee recognized that the 2025 AIP goals for average daily production and adjusted free cash flow were lower than (or in the case of the stretch goal for 2025 production, the same as) the corresponding 2024 goals, and in the case of adjusted free cash flow, the goals were also lower than actual performance in 2024. However, the Compensation Committee determined that, based upon the Company’s 2025 operating plan approved by the Board, which was based on industry expectations of lower commodity prices in 2025 compared to price expectations in 2024, the 2025 adjusted free cash flow and average daily production goals continued to represent challenging outcomes that required sustained operational discipline and performance at or above plan expectations to achieve target or above-target payouts, even though the absolute goals were generally lower 2025 to 2024. Further, the Compensation Committee determined these goals remained aligned with the Company’s corporate strategy.

In setting the goals for average daily production, the Compensation Committee believed that such goals reflected a meaningful performance expectation, with above-target payout achieved only as a result of performance that exceeded those expectations. Further, the Compensation Committee set the 2025 AIP target production higher than 2024 actual production, notwithstanding the Company’s expected decline of existing production and timing of new production coming online. As a result, the 2025 production target was intended to require performance above maintenance levels and to reward efficient execution, including timely project delivery and operational reliability, with limited margin for underperformance against plan assumptions.

The 2025 adjusted free cash flow goals similarly reflected the Company’s operating plan for 2025 and did not represent a relaxation of performance standards based on strategic and financial planning assumptions. The adjusted free cash flow target was intentionally calibrated to reflect anticipated market conditions, capital allocation priorities, and an elevated focus on balance sheet resilience. Although the goals were below the prior year’s target and actual results, the goals were consistent with the 2025 operating plan and the Compensation Committee viewed the target as a demanding goal that required sustained operational and financial discipline, with above-target results driven by outperformance relative to the operating plan. Compared to 2024, the 2025 AIP also contemplated increased capital expenditures in future projects intended to replace reserves, support future production and generate long-term cash flow, which necessarily reduced near-term free cash flow without adding immediate production or cash flow in 2025. In addition, consistent with the Compensation Committee’s objective of setting goals that were supportable under expected market conditions, the 2025 adjusted free cash flow goals were based on the then prevailing view of commodity prices, which were generally lower than price expectations used for the 2024 operating plan. The goals based on the prevailing view of commodity price were intended to reinforce disciplined decision-making during a challenging and volatile commodity environment.

Actual adjusted free cash flow performance in 2025 exceeded the maximum goal despite realized oil prices coming in below budget assumptions, reflecting management’s strong operational execution and disciplined hedging strategy. Actual production exceeded expectations as the timing, startup, and performance of key offshore wells, as well as potential downtime from reservoir-related challenges in legacy assets, outperformed the 2025 operating plan. In addition, under our new Chief Executive Officer’s leadership, management implemented an optimal performance plan beginning in the second quarter of 2025 that emphasized cost discipline, operational reliability, and proactive risk management. Adjusted free cash flow performance ultimately exceeded the original assumptions as a result of the Company’s enhanced operational execution, cost saving improvements, including $72 million of free cash flow enhancements, and effective mitigation of operational risks, which collectively drove stronger-than-anticipated cash flow

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Executive Compensation Matters

generation. As a result of management’s successful initiatives, adjusted free cash flow in 2025 exceeded the maximum goal as well as the Company’s 2025 operating plan upon which the goals were originally set.

2025 Achieved Performance and Payout

The framework of the 2025 AIP and results and payout percentages for the 2025 Fiscal Year are set forth in the table below.

The Compensation Committee’s long-standing philosophy is to align annual incentive compensation with management’s performance. Consistent with this philosophy, the Compensation Committee retains discretion to make adjustments to performance results and payments thereunder (including the flexibility not to pay any amounts thereunder) to ensure that annual incentive payouts reflect management performance and the underlying business results, rather than the impact, positive or negative, of significant external factors outside management’s control.

For 2025 AIP performance, the Compensation Committee’s discretion was applied conservatively and resulted in a slightly lower overall calculated performance outcome, reinforcing alignment with the Company’s pay-for-performance principles. In particular, the Compensation Committee determined that 2025 AIP results should not be unduly influenced by atypically favorable weather conditions in the Gulf of America during 2025 that differed materially from budgeted assumptions. This included adjustments to the performance results to normalize for budgeted but unutilized weather downtime and hurricane repairs, as well as to account for resulting adjustments to AIP accruals.

Following the completion of 2025, the Company’s internal audit team confirmed the Company’s performance for each metric in the 2025 AIP. The Compensation Committee reviewed and then certified the Company’s performance results relative to the quantitative goals established at the beginning of the year with a resulting performance level of 153.5% as set forth in the table below.

Performance Measure	Weighting for Each Measure	2025 Fiscal Year Threshold (50%)	2025 Fiscal Year Target (100%)	2025 Fiscal Year Maximum (200%)	Adjusted Results for 2025 Fiscal Year	2025 Fiscal Year Weighted Payout Percentage

Financial Performance

Adjusted Free Cash Flow Generation (MM) (1)	40%	$138	$238	$357	$387	80.00%

Total Operating Expenses (MM) (2)	5%	$625	$595	$535	$552	8.56%

General & Administrative Expenses (MM) (3)	5%	$134	$124	$104	$133	2.76%

Operational Performance

Average Daily Production (Mboe/d) (4)	25%	86	91	96	92.4	31.92%

Safety Performance

Total Recordable Incident Rate (TRIR) (5)		<0.46	<0.39	<0.32	0.38

	20%					22.86%

Serious Injury or Fatality Rate (SIFR) (hurdle metric) (4)		N/A	<0.10	0.00	0.00

Environmental Performance

Absolute GHG Emissions Reduction (Scope 1 and 2) (MT Co2 Equiv) (6)		0.0%	(2.5)%	(5.0)%	(3.7)%

	5%					7.40%

Absolute Methane Reduction (mT CH4) (hurdle metric) (6)		N/A	(5.0)%	N/A	(7.1)%

PAYOUT PERCENTAGE	100%					153.5%

(1)

Adjusted Free Cash Flow of $417.7 million as reported in the earnings release furnished as an exhibit to the Current Report on Form 8-K filed on February 25, 2026 (the “2025 Earnings Release”), excludes cash taxes, working capital and one-time and transaction-related costs, but includes corporate items and Talos Mexico. Under the 2025 AIP, Adjusted Free Cash Flow is subject to a $60.00 WTI realized pricing floor and a $80.00 WTI realized pricing ceiling for oil and a $2.00 Henry Hub realized pricing floor and a $4.00 Henry Hub realized pricing ceiling for gas calculated on an annual basis consistent with the Form 10-K, excluding hedges.

For purposes of determining Adjusted Free Cash Flow performance under the 2025 AIP, the Compensation Committee made further adjustments to Adjusted Free Cash Flow reported in the 2025 Earnings Release which net reduced Adjusted Free Cash Flow to approximately $387 million, resulting in achievement of 225.3% (80.0% on a weighted basis).

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Executive Compensation Matters

Under the 2025 AIP, Adjusted Free Cash Flow is subject to a $60.00 WTI realized pricing floor and a $80.00 WTI realized pricing ceiling for oil and a $2.00 Henry Hub realized pricing floor and a $4.00 Henry Hub realized pricing ceiling for gas calculated on an annual basis consistent with the Form 10-K, excluding hedges.

(2)

For the 2025 AIP, Total Operating Expenses refers to Lease Operating Expenses. Lease Operating Expenses were $546.7 million, as reported in the 2025 Earnings Release and include workover, maintenance and insurance costs.

For purposes of determining Lease Operating Expense performance under the 2025 AIP, the Compensation Committee made further adjustments to Lease Operating Expenses reported in the 2025 Earnings Release which net increased Lease Operating Expenses to approximately $552 million, resulting in achievement of 171.2% (8.6% on a weighted basis).

(3)	Adjusted General & Administrative Expenses of $134 million, as reported in the 2025 Earnings Release, are adjusted for one-time transaction-related costs and non-cash equity-based compensation.

For purposes of determining Adjusted General & Administrative Expense performance under the 2025 AIP, Adjusted General & Administrative Expenses reported in the 2025 Earnings Release was slightly adjusted to account for resulting adjustments to AIP accruals, which slightly net reduced General & Administrative Expenses to approximately $133 million, resulting in achievement of 55.2% (2.8% on a weighted basis).

(4)

Average Daily Production measures the average daily production volume in thousands of barrels of oil equivalent produced per day. Average Daily Production for the full year 2025, as reported in the 2025 Earnings Release, was 94.6 Mboe/d.

For purposes of evaluating Average Daily Production performance under the 2025 AIP, the Compensation Committee made further adjustments to Average Daily Production reported in the 2025 Earnings Release which reduced Average Daily Production to approximately 92.4 Mboe (between target and stretch), resulting in achievement of 127.7% (31.9% on a weighted basis).

(5)

TRIR is a standard safety measure that can be compared across companies. TRIR measures the number of recordable incidents per 100 full-time workers during a one-year period, using the number of all recordable incidents multiplied by 200,000 (100 employees working 40 hours a week for 50 weeks a year to represent a group of 100 full time employees), then divided by the total number of employee hours worked in a year. The Company measures SIFR as the number of serious injuries or fatalities, using the same underlying methodology as TRIR. TRIR, SIFR was introduced as a supplemental safety performance measure beginning with the 2023 AIP in order to gage the severity of incidents in evaluating the Company’s safety performance. The Company continued to set threshold, target and maximum goals for TRIR, but structured the AIP to provide a single SIFR hurdle as a supplemental metric used as an additional component in measuring the Company’s overall safety performance. Under the 2025 AIP, if TRIR is between threshold and target, but the SIFR goal of <0.10 is achieved, target (100%) is achieved for the overall safety performance metric. The Company’s TRIR and SIFR were 0.38 (above target) and 0.00 (above target), respectively, for the year 2025, resulting in achievement of 114.3% (22.9% on a weighted basis).

(6)

In 2025, the Company maintained the same threshold, target, and maximum GHG emissions reduction goals and supplemental methane emissions reduction metric in the 2024 AIP. Environmental performance can be achieved by either meeting the 2.5% GHG emissions reduction target or exceeding the 0% GHG threshold while achieving at least a 5% methane emissions reduction. GHG emissions include Scope 1 emissions calculated using the Bureau of Ocean Energy Management’s Outer Continental Shelf Air Quality System (OCS AQS) software for Talos operated U.S. Federal water facilities, incorporating the BOEM-approved alternative method for fugitive emissions added in 2023. Scope 2 emissions are calculated using a location based methodology with EPA eGRID emissions factors for U.S. operations and IEA emissions factors for Mexico. 2024 baseline figures reflect absolute GHG emissions disclosed in the Company’s 2025 Sustainability Report, and 2025 emissions were calculated using consistent methodologies. All emissions are reported in metric tons of CO₂ equivalent. In 2025, absolute GHG emissions and methane emissions were reduced by 4.5% and 9.9%, respectively; for AIP purposes, reductions attributable to data corrections were excluded, resulting in adjusted reductions of 3.7% and 7.1%.

Executive 2025 AIP Award Payments

Following the completion of 2025, the Compensation Committee reviewed and certified the Company’s actual performance results relative to the quantitative goals established at the beginning of the year.

AIP awards for our NEOs are calculated by multiplying the payout percentage by each NEO’s target award. The Compensation Committee retains the discretion to increase (including above 200%) or reduce the payout percentage of each NEO’s AIP award. The Compensation Committee approved, and the Board ratified, the 2025 AIP payouts for NEOs as follows:

Name	2025 Target AIP Award	Payout Percentage	Actual AIP Award Payment

Paul Goodfellow	$1,218,750	153.5%	$1,870,781

Zachary B. Dailey (1)	$134,137	153.5%	$205,900

John B. Spath	$400,000	153.5%	$614,000

William S. Moss III	$380,000	153.5%	$583,300

William Langin (1)	$103,014	153.5%	$158,126

Joseph A. Mills (2)	—	—	—

Sergio Maiworm, Jr. (2)	$400,000	—	—

Gregory Babcock (3)	$252,750	153.5%	$387,971

(1)	2025 Target AIP Award and Actual AIP Award Payments are pro-rated for the portion of 2025 during which such officer served.

(2)	Messrs. Mills and Maiworm were not eligible for an AIP award payment, as they separated from service during 2025.

(3)	The 2025 Target AIP Award is based on Mr. Babcock’s base salary plus additional monthly cash compensation he received for May through July 2025 for service as interim Chief Financial Officer.

46

Executive Compensation Matters

Long-Term Incentive Awards

The long-term incentive plan, as amended from time to time, provides the Company with the flexibility to grant a wide range of equity and equity-based awards. The Company’s AIP is also administered pursuant to the LTIP.

Long-term incentive (“LTI”) awards are intended to balance retention of our executive team and alignment of our NEOs’ interests with those of our stockholders. Each year, the Compensation Committee sets the total targeted LTI value appropriate for each NEO, taking into account Peer Group data and each NEO’s contribution to our success, level of responsibility, personal performance, and experience. For the 2025 Fiscal Year, each NEO’s total targeted annual LTI value was allocated 1/2 to grants of time-based RSUs and 1/2 to grants of performance share units (“PSUs”) based on relative and absolute TSR, except for the sign-on awards to Mr. Goodfellow (which were 1/3 RSUs and 2/3 PSUs).

A summary of the terms and purpose of the various awards granted in 2025 to our NEOs is included below. Please see “Executive Compensation Tables—Summary Compensation Table” and “Executive Compensation Tables— Grants of Plan-Based Awards Table” below for more information on the number and value of RSU awards and PSU awards granted during the 2025 Fiscal Year.

Type of Award	Terms	Purpose

Annual RSU Awards	Vest 1/3 in each of March 2026, 2027 and 2028	Annual LTI award; retention; shareholder alignment

Annual PSU Awards	Vest based on absolute and relative TSR over 3-year performance period from January 1, 2025 through December 31, 2027 with a maximum payout of 200% of target	Annual LTI award; drive stock price performance; retention; shareholder alignment

CEO Sign-On Awards	1/3 of the awards are RSUs that vest 1/3 in each of March 2026, 2027, and 2028; 2/3 of the awards are PSUs that vest based on stock price hurdles, with a maximum payout of 100% of target	Attract qualified talent; reward sustained stock price performance

Additional Officer Awards

For Messrs. Moss and Babcock, 1/2 of the awards are RSUs that vest on the first three anniversaries of the date of grant. 1/2 of the awards have the same terms as the Annual (TSR) PSUs.

For Mr. Mills, the Compensation Committee approved the grant of RSUs in anticipation that Mr. Mills would continue as Interim CEO during 2025 until a permanent CEO had been appointed. All of the RSUs approved by the Compensation Committee for Mr. Mills’s interim CEO service in 2025 were forfeited shortly after the grant as a result of his resignation from the Company.

One-time awards designed to reward additional responsibilities associated with serving in an interim executive position, critical to a seamless executive team transition, and/or to ensure retention by aligning with market compensation levels when initial compensation was inadvertently below appropriate market level

2025 Annual RSU Awards

In March 2025, the Board, upon approval by the Compensation Committee, ratified the grant of annual RSUs to all of the NEOs employed with the Company on the date of grant. Messrs. Dailey and Langin received their annual RSU award for 2025 in September and October 2025, respectively, after joining the Company. The RSUs vest ratably on each of the first three anniversaries of the grant date, subject to each NEO’s continued employment through each vesting date. Following vesting, each RSU that vests is settled in one share of our common stock.

2025 Annual PSU Awards

In March 2025, the Board, upon approval by the Compensation Committee, ratified the grant of PSUs to each NEO that was employed with the Company on the date of grant. Messrs. Dailey and Langin received their annual PSU award for 2025 in September and

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Executive Compensation Matters

October 2025, respectively, after joining the Company. In 2025, as in 2024, Talos granted PSUs that vest based on the Company’s achievement of both absolute and relative TSR metrics over a three-year performance period (the “2025 TSR PSUs”). The relative TSR component is measured against a specified performance peer group. The Compensation Committee adopted this hybrid approach to provide a more balanced assessment of the Company’s performance relative to peers and to mitigate the impact of external market forces on total shareholder return results. The final payout under the 2025 TSR PSUs will range from 0% to 200% of the target 2025 TSR PSUs granted based on the Company’s cumulative three-year absolute and cumulative three-year relative TSR, as set forth in the table below.

	Relative TSR Performance (Annualized) (Percentile Rank vs. Peers)

Absolute TSR (Annualized)	< 25th	25th ≥ < 50th	50th ≥ < 75th	≥ 75th

20%	100%	150%	200%	200%

15%	100%	125%	150%	200%

10%	75%	100%	125%	150%

5%	50%	75%	100%	125%

≤ 0%	0%	25%	75%	100%

The performance peer group used to measure our relative performance for our 2025 TSR PSUs consists of the companies listed in the table below, which is different from the 2025 Peer Group used to evaluate other executive compensation. The Compensation Committee selected these companies as TSR performance peers primarily due to similarity of business focus, capital structure and nature of drilling operations. We consider our performance peers to be companies with whom we compete for capital and which our stockholders might consider as alternative investments whereas the 2025 Peer Group is used to evaluate the competitiveness of our executive and director compensation programs compared to companies with which we compete for executive and director talent.

Ticker Symbol	Company Name

BRY	Berry Corporation

CRC	California Resources Corporation

CRGY	Crescent Energy Company

HPK	HighPeak Energy, Inc.

KOS	Kosmos Energy Ltd.*

MGY	Magnolia Oil & Gas Corporation

MTDR	Matador Resources Company

MUR	Murphy Oil Corporation*

EGY	VAALCO Energy, Inc.

VTLE	Vital Energy, Inc.

XOP	SPDR S&P Oil & Gas Exploration and Production ETF

WTI	W&T Offshore, Inc.*

*The following entities in the Performance Peer Group are each included twice for purposes of determining the Company’s percentile rank: Kosmos Energy Ltd. (KOS), Murphy Oil Corporation (MUR) and W&T Offshore, Inc. (WTI) in order to more heavily weigh the peers whose business is most similar to ours.

CEO Sign-On Awards

In tandem with the 2025 annual awards granted in the normal course, the Compensation Committee approved the grant of additional sign-on awards to our new CEO as follows: (a) RSUs that vest at the same time as the 2025 annual RSUs and (b) PSUs that vest based on the achievement of certain stock price hurdles as follows: (i) 50% of the PSUs vest on the date that the volume-weighted average price of a share of the Company’s stock equals or exceeds $14.00 for sixty (60) consecutive trading days during the performance period and (ii) the remaining 50% of the PSUs vest on the date that the volume-weighted average price of a share of stock equals or exceeds $16.00 for sixty (60) consecutive trading days during the performance period. These one-time sign-on awards were designed as both inducement awards and to compensate Mr. Goodfellow for the significant compensation value he forfeited upon leaving his prior

48

Executive Compensation Matters

company to lead Talos. One-third of the sign-on award was in the form of RSUs vesting annually in thirds over three years. Two-thirds of the award was in the form of PSUs as described above, with aggressive stock price hurdles based on long-term, sustained share price performance. The Compensation Committee expects Mr. Goodfellow’s future compensation to align with the Company’s standard annual CEO compensation framework, without additional discretionary or non-recurring awards.

Additional Officer Awards to Align Compensation with Market Data and Recognize Additional Interim Executive Service

The Compensation Committee generally does not make off-cycle awards to our NEOs and does so only in compelling circumstances. In February 2025, the Compensation Committee determined the annual 2025 LTI award value for all NEOs, including Mr. Moss, and he received an annual grant in March 2025. After Mr. Goodfellow joined the Company as President and CEO, he and the Compensation Committee reviewed 2025 executive compensation as a whole. The Compensation Committee determined that a limited, one-time incremental RSU and PSU grant to Mr. Moss was appropriate to align his compensation relative to the market for similar positions and for retention purposes. The Compensation Committee approved a one-time incremental grant of additional RSUs and PSUs to Mr. Babcock in September 2025 to recognize the additional responsibilities he undertook as Interim CFO.

These limited awards were modest relative to the Officer and annual equity grants, were intended to bring Mr. Moss’s compensation in line with the market and to reward Mr. Babcock for his service as Interim CFO, in addition to maintaining his ongoing role as Chief Accounting Officer, and were intended as one-time actions not reflective of the Company’s ongoing executive compensation practices.

The vesting provisions for the additional officer awards granted to each of Messrs. Moss and Babcock are the same as the Annual RSUs (including the vesting commencement date for Mr. Moss) and the Annual PSUs (including the performance period).

In late December 2024, the Compensation Committee approved a one-time grant of RSUs to Mr. Mills in anticipation that during 2025, Mr. Mills would continue to serve as the Interim Chief Executive Officer, a short-term role he had agreed to assume while the Company conducted a search for a permanent Chief Executive Officer, until a permanent CEO had been appointed. 1/2 of the RSUs would have vested on the earlier of January 31, 2025 and the appointment of a new CEO and the remaining 1/2 would have vested on the earlier of February 28, 2025 and the completion of certain tasks related to the CEO transition. Although Mr. Mills never accepted these RSUs or executed the award agreement, for accounting purposes, these RSUs were deemed granted effective January 2, 2025, and then forfeited on January 5, 2025 upon Mr. Mills’s resignation from the Company. This award to Mr. Mills was granted off-cycle as the Compensation Committee and Board expected to identify a permanent Chief Executive Officer prior to the normal grant cycle in March 2025, such that Mr. Mills would no longer be serving in such role as of the typical grant date.

Benefits and Limited Perquisites

Health and Welfare Benefits

We offer a variety of health and welfare plans to all eligible employees, including our NEOs. NEOs generally are eligible for the same benefit programs on the same basis as the rest of our eligible employees. Programs include benefits such as medical, dental, mental health, health savings account, vision, short and long-term disability.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan in which our NEOs participate. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code (the “Code”) where eligible employees, including our NEOs, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Generally, we provide discretionary matching contributions equal to 100% of the first 6% of employees’ eligible compensation contributed to the plan. All employer matching contributions to the plan are 100% vested as of the date of the contribution. Employees may receive a distribution of the vested portion of their tax-qualified retirement accounts upon (i) a termination of employment, (ii) normal retirement, (iii) disability or (iv) death.

Life Insurance

We provide group term life insurance to all of our employees, including the NEOs, equal to 2.5 times base salary up to a maximum of $500,000.

Limited Perquisites

In 2025, we provided to our NEOs a limited number of low-cost perquisites, such as certain social and dining club memberships to encourage networking with our customers, vendors and potential partners. Additionally, in 2025, the Company reimbursed Mr. Goodfellow for certain expenses associated with his relocation from the United Kingdom to Houston, Texas. We provided these

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Executive Compensation Matters

perquisites to ensure that our compensation program as a whole remains commensurate with compensation and benefits provided by companies with which we compete for executive talent and because most of these limited perquisites also benefit Talos. Please see the “Summary Compensation Table” below for more information.

CEO Offer Letter

In connection with his appointment, the Company entered into an offer letter agreement with Mr. Goodfellow describing the terms and conditions of his employment with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Goodfellow is entitled to the following with respect to 2025: (a) a base salary of $975,000, paid in accordance with the Company’s normal payroll practices (the “Base Salary”); (b) eligibility to earn an annual incentive award pursuant to the Company’s short-term incentive program with a target value of 125% of the Base Salary, based upon and subject to the achievement of performance objectives and other terms and conditions as determined by the Company; (c) the grant of the RSU and PSU awards described in the subsection above entitled “Long Term Incentive Awards.” Mr. Goodfellow is also eligible to participate in the Company’s employee benefit plans, including the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Severance Plan”) under which he was designated a Tier 1 Executive (as defined in the Severance Plan), effective as of his commencement of employment. Additionally, pursuant to the Offer Letter, Mr. Goodfellow received a sign-on bonus (the “Sign-On Bonus”) of $100,000, payable in cash within fifteen (15) days of his commencement of employment. The Offer Letter also provides Mr. Goodfellow with a right to reimbursement up to (a) $60,000 in respect of his United Kingdom lease payments (these expenses never materialized and, as a result, reimbursement was not necessary) and (b) $50,000 for actual out-of-pocket moving expenses reasonably incurred and directly related to his relocation to Houston, Texas, in each case, subject to substantiation in accordance with the Company’s policies as in effect from time to time. The Offer Letter provided that if Mr. Goodfellow was terminated for “cause” (as defined in the LTIP) or he resigned prior to the first anniversary of his commencement of employment, he would have been obligated to repay the Company in cash the relocation reimbursements and the Sign-On Bonus.

Executive Severance Plan

In 2020, the Board adopted the Severance Plan which provides each of our NEOs with severance benefits following qualifying terminations of employment. Each participant in the Severance Plan is subject to certain confidentiality, non-solicitation and non-disparagement covenants. The Board maintains the Severance Plan to align the severance benefits with the severance benefits provided by companies with which we compete for executive talent. Our Compensation Committee and Board believe that a Severance Plan is preferable to individually negotiated agreements because it ensures continuity of terms between members of our executive team and provides for ease of administration. Please see “Executive Compensation Tables—Potential Payments Upon Termination or a Change in Control—Amended and Restated Executive Severance Plan” for more information.

Other Matters

Tax and Accounting Implications of Executive Compensation Decisions

The Compensation Committee and the Board review and consider the tax, accounting, and securities law implications of our executive compensation program when making determinations.

As a public corporation, we are subject to the deduction limitations under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. The Compensation Committee is mindful of these limitations but reserves the right to pay non-deductible compensation to our executive officers if the Compensation Committee determines that such compensation is in the best interests of the Company.

We account for RSU awards and PSU awards in accordance with FASB ASC Topic 718, which requires us to estimate the expense of an award over the vesting period applicable to such award.

50

Executive Compensation Matters

Anti-Hedging and Anti-Pledging Policies
We maintain an insider trading policy that applies to all employees of the Company and its subsidiaries, including the NEOs, all members of the Board, and all contractors, consultants and outside advisors who have access to material nonpublic information. The insider trading policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by the insider trading policy.
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, our insider trading policy prohibits directors, officers, employees and their designees, from engaging in any such transactions.
Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Grant Practices Specific to Stock Options and Similar Awards
We do not currently grant stock options or similar awards as part of our equity compensation programs and did not grant any such awards in 2025. If stock options or similar awards were granted in the future, the Company would not grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. During the 2025 Fiscal Year, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Stock Ownership Policy
The Board believes that each director and key executive officer should have a substantial personal investment in the Company. Our Stock Ownership Policy is designed to satisfy an individual executive’s need for portfolio diversification, while maintaining management share ownership at levels sufficient to assure our stockholders of management’s commitment to value creation. The Company’s executive officers and directors are required to adhere to the following share ownership levels:

Title	Required Ownership

Chief Executive Officer	6x base salary

All Other NEOs	3x base salary

Other Senior Executives	1x base salary

Non-Employee Directors	5x annual cash retainer
The Chief Executive Officer and the Compensation Committee review the ownership levels of senior executives and non-employee
directors on a quarterly basis. All of our NEOs and directors were either in compliance with the Stock Ownership Policy or within the applicable grace periods as of the last measurement date. In determining ownership levels, we include (i) shares of our common stock owned outright by the officer or director, (ii) unvested time-based restricted shares and (iii) any restricted stock units and shares of our common stock owned by the officer or director through any Company retirement and benefit plans (if applicable). We do not include unexercised stock options or unearned performance shares or performance share units in determining ownership levels. Senior executives are expected to achieve their requisite ownership levels within five years of the later of (a) the implementation of the Stock Ownership Policy or (b) the applicable date of hire, promotion or salary increase for the executive, and non-employee
directors must achieve their requisite ownership levels within five years of the later of (I) the implementation of the Stock Ownership Policy or (II) the applicable date of the first election to the Board or increase in annual cash retainer. If a participant is not in compliance with the Stock Ownership Policy, the Compensation Committee may use its discretion to impose a stock holding requirement or take any other action it deems appropriate.

2026 PROXY STATEMENT	51

Executive Compensation Matters

Clawback Policy
In 2023, we adopted the Talos Energy Inc. Executive Compensation Clawback Policy (the “Clawback Policy”). The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance
with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to cause the Company to recover from any covered executive the amount of any incentive compensation granted, earned or paid within the three preceding completed fiscal years, to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, earned or vested had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our NEOs and former executive officers, are considered “covered executives” for purposes of the Clawback Policy. Incentive-based compensation is not subject to the Clawback Policy if it is received (i) prior to the date a covered executive becomes an executive officer or (ii) prior to October 2, 2023. The Board continues to monitor evolving practices in this area.
Risk Assessment and Mitigation – Compensation Programs
The Compensation Committee, with input from Meridian, has reviewed our executive and non-executive
compensation programs and believes that such programs do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on the Company. In designing and implementing our award structure, the Compensation Committee worked closely with Meridian to mitigate risks and minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as short-term and long-term compensation and fixed and variable compensation.
Our compensation program structure and policy include the following features to safeguard against excessive risk-taking:

✓	Payments under our AIP are based upon a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator

✓	Our PSUs vest based on both absolute and relative TSR and have performance periods of three years, which encourages executives to focus on sustaining stock price over a period of years

✓	We pay compensation that is competitive with the market and our industry peers, while not being excessive

✓
Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests

✓	Our incentive compensation plans include a cap on the maximum payout, subject to the Compensation Committee’s discretion, and implement design features that do not encourage excessive risk-taking

✓
Our Compensation Committee retains discretion to increase or decrease payments under our annual incentive plan, which provides them with flexibility to respond to factors outside of the program if necessary and discourages executives from achieving performance of certain short-term goals at the expense of the Company’s long-term financial and operational health

✓	Our insider trading policy contains a general anti-hedging and anti-pledging policy for all insiders
We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance, without giving unnecessary weight to any one factor or type of compensation and avoids excessive risk. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.

52

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management of the Company and based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report.

Compensation Committee of the Board of Directors: Charles M. Sledge, Chairman Paula R. Glover, Member John “Brad” Juneau, Member Richard Sherrill, Member

2026 PROXY STATEMENT	53

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the annual compensation earned by the NEOs during the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)

Paul R. Goodfellow (4) President & CEO	2025	819,555	100,000	6,513,948	1,870,781	46,810	9,351,093

Zachary B. Dailey (5) EVP & CFO	2025	170,564	—	628,352	205,900	—	1,004,816

John B. Spath (6) EVP, Head of Operations	2025	500,966	—	1,974,825	614,000	21,000	3,110,791
	2024	486,492	—	1,780,939	504,400	34,161	2,805,967

William S. Moss III (6) EVP, General Counsel	2025	475,763	—	1,900,462	583,300	21,000	2,980,525
	2024	456,247	—	1,664,425	473,200	20,700	2,614,572
	2023	450,884	—	1,433,879	371,280	19,800	2,275,843

William Langin (7) EVP, Exploration & Development	2025	131,823	—	362,002	158,126	6,923	658,874

Joseph A. Mills (8) Former Interim President and CEO	2025	6,660	—	238,881	—	—	245,541
	2024	377,516	—	615,412	—	—	992,928

Sergio L. Maiworm, Jr. (6)(9) Former EVP & CFO	2025	242,220	—	1,974,825	—	53,850	2,270,895
	2024	486,655	—	2,045,288	517,204	11,888	3,061,035
	2023	387,838	—	766,029	284,080	0	1,437,947

Gregory M. Babcock (10) Former Interim CFO; VP & Chief Accounting Officer	2025	431,467	—	770,715	387,971	22,077	1,612,230

(1)

Amounts in this column for each NEO represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the NEOs, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures in the table above do not include an estimation of forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date identified as the date of grant for accounting purposes or, to the extent such date was not a trading day, the last trading day immediately prior to such date, applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the TSR-based PSUs was determined using a Monte Carlo simulation. Additional information regarding the assumptions underlying these calculations is available in Notes 2 and 11 to our consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Consistent with applicable SEC rules, the full grant date fair value of awards forfeited by NEOs that separated from service during 2025 are still reported in this table. The awards granted to Messrs. Mills and Maiworm were forfeited by them shortly after grant as a result of their respective resignations.

Named Executive Officer	Sign-On RSU Awards ($)	Sign-On PSU Awards ($)	2025 Annual RSU Awards ($)	2025 Additional Officer Awards ($)	2025 Annual PSU Awards ($)	Total ($)

Paul R. Goodfellow	779,585	797,339	2,192,568	—	2,744,456	6,513,948

Zachary B. Dailey	—	—	277,718	—	350,634	628,352

John B. Spath	—	—	877,034	—	1,097,791	1,974,825

William S. Moss III	—	—	682,136	364,491	853,835	1,900,462

William Langin	—	—	157,200	—	204,802	362,002

Joseph A. Mills	—	—	—	238,881	—	238,881

Sergio L. Maiworm, Jr.	—	—	877,034	—	1,097,791	1,974,825

Gregory M. Babcock	—	—	292,348	112,433	365,934	770,715

(2)

Amounts in this column represent the AIP awards for performance in the 2025 Fiscal Year determined based on actual achievement of the applicable performance metrics. See “—Elements of Compensation for the 2025 Fiscal Year—Annual Incentive Plan” above for additional information regarding these awards.

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(3)	Amounts in this column for the 2025 Fiscal Year include the following:

Named Executive Officer	Relocation Reimbursement ($)	Payment of Accrued PTO on Termination ($)	401(k) Matching Contributions ($)	Total ($)

Paul R. Goodfellow	43,060	—	3,750	46,810

Zachary B. Dailey	—	—	—	—

John B. Spath	—	—	21,000	21,000

William S. Moss III	—	—	21,000	21,000

William Langin	—	—	6,923	6,923

Joseph A. Mills	—	—	—	—

Serigo L. Maiworm, Jr.	—	24,038	29,812	53,850

Gregory M. Babcock	—	—	22,077	22,077

(4)	Effective March 1, 2025, Paul R. Goodfellow was appointed as the Company’s President and Chief Executive Officer.

(5)	Effective August 18, 2025, Zachary B. Dailey was appointed as the Company’s Executive Vice President and Chief Financial Officer.

(6)

In addition to the positions listed above, (i) Messrs. Maiworm, Spath and Moss served as members of the Office of the Interim Chief Executive Officer and Co-Presidents of the Company and (ii) Mr. Moss served as Interim Chief Executive Officer and principal executive officer, in each case, from January 6, 2025 until March 1, 2025, when Mr. Goodfellow was appointed as President and Chief Executive Officer.

(7)	Effective September 29, 2025, William Langin was appointed to serve as the Executive Vice President of Exploration & Development of the Company.

(8)

Joseph A. Mills was appointed as Interim President and Chief Executive Officer on August 29, 2024 and resigned from his positions as Interim President, Chief Executive Officer and Director effective January 5, 2025, and his employment with the Company terminated as of that date. Mr. Mills was not entitled to any benefits or compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements, and did not receive any additional benefits or compensation, upon his resignation.

(9)

Effective June 27, 2025, Sergio L. Maiworm, Jr. resigned from his position as Executive Vice President and Chief Financial Officer and his employment with the Company terminated as of that date. Mr. Maiworm was not entitled to any benefits or compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements, and did not receive any additional benefits or compensation, upon his resignation.

(10)

Gregory M. Babcock served as Interim Chief Financial Officer from June 28, 2025 through August 18, 2025. Mr. Babcock continues to serve in his longstanding role as the Company’s Vice President and Chief Accounting Officer. Mr. Babcock received an additional $35,000 ($8,750 per month) for his service as Interim Chief Financial Officer from May through August 2025. This amount is included in the Base Salary column above.

2026 PROXY STATEMENT	55

Executive Compensation Tables

Grants of Plan-Based Awards Table

The following table includes information regarding the AIP awards, RSU awards and PSU awards granted to the NEOs during the 2025 Fiscal Year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Paul R. Goodfellow	AIP		609,375	1,218,750	2,437,500

	PSUs	3/10/2025				62,431	249,723	499,446		2,744,456

	CEO PSUs (10)	3/10/2025				88,790	177,581	177,581		797,339

	RSUs	3/10/2025							338,514	2,972,153

Zachary B. Dailey	AIP (9)		67,069	134,137	268,274

	PSUs	9/18/2025				7,263	29,050	58,100		350,634

	RSUs	9/18/2025							29,050	277,718

John B. Spath	AIP		200,000	400,000	800,000

	PSUs	3/10/2025				24,973	99,890	199,780		1,097,791

	RSUs	3/10/2025							99,890	877,034

William S. Moss III	AIP		190,000	380,000	760,000

	PSUs	3/10/2025				19,423	77,692	155,384		853,835

	RSUs	3/10/2025							77,692	682,136

	PSUs (5)	5/7/2025				5,550	22,198	44,396		199,560

	RSUs (5)	5/7/2025							22,198	164,931

William Langin	AIP (9)		51,507	103,014	206,028

	PSUs	10/1/2025				4,090	16,358	32,716		204,802

	RSUs	10/1/2025							16,358	157,200

Joseph A. Mills	RSUs	1/2/2025							23,675	238,881

Sergio L. Maiworm, Jr. (7)	AIP		200,000	400,000	800,000

	PSUs	3/10/2025				24,973	99,890	199,780		1,097,791

	RSUs	3/10/2025							99,890	877,034

Gregory M. Babcock	AIP (8)		118,500	237,000	474,000

	PSUs	3/10/2025				8,324	33,297	66,594		365,934

	RSUs	3/10/2025							33,297	292,348

	PSUs (6)	9/18/2025				1,300	5,198	10,396		62,740

	RSUs (6)	9/18/2025							5,198	49,693

(1)

Amounts in these columns represent the estimated payouts for AIP awards for the 2025 Fiscal Year assuming threshold, target and maximum achievement. The actual amounts paid to our NEOs for the 2025 Fiscal Year can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. Mr. Mills was not granted an AIP award. See “Elements of Compensation for the 2025 Fiscal Year—Annual Incentive Plan Awards” above for additional information regarding these awards.

(2)

These amounts represent the threshold, target and maximum number of PSUs that may become earned pursuant to the PSUs granted to the NEOs during the 2025 Fiscal Year. The number of PSUs which ultimately become earned is based on (i) for all NEOs, our absolute and relative TSR performance over the three-year performance period ending on December 31, 2027 and (ii) for Mr. Goodfellow’s CEO PSUs, the achievement of two stock price hurdles during the three-year performance period ending March 10, 2027, in each case, subject to the NEO’s continued employment.

(3)

Amounts in this column represent RSUs granted to the NEOs during the 2025 Fiscal Year, with the RSUs granted on March 10, 2025 and May 7, 2025 vesting as to one-third on each of March 10, 2026, March 10, 2027 and March 10, 2028, the RSUs granted on September 18, 2025 vesting as to one-third on each of September 18, 2026, September 18, 2027 and September 18, 2028, and the RSUs granted on October 1, 2025 vesting as to one-third on each of October 1, 2026, October 1, 2027 and October 1, 2028, in each case, subject to the NEO’s continued employment. For the RSUs granted to Mr. Mills on January 2, 2025, one half would have vested on the earlier of January 31, 2025 and the appointment of a new CEO and one half would have vested on the earlier of February 28, 2025 and the completion of certain tasks related to the CEO transition; however, Mr. Mills forfeited all RSUs granted during the 2025 Fiscal Year in connection with his resignation.

(4)

These amounts represent the aggregate grant date fair value of PSUs and RSUs granted during the 2025 Fiscal Year to the NEOs, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures do not include an estimation of forfeitures.

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(5)

In February 2025, the Compensation Committee determined the annual 2025 LTI award value for Mr. Moss and he received an annual grant in March 2025. Additional grants of RSUs and PSUs were issued to Mr. Moss in May 2025 in order to align his compensation with market and for retention purposes. These additional RSUs and PSUs have the same terms as the Annual RSUs (including the vesting commencement date for the awards) and the Annual PSUs (including the performance period).

(6)

In September 2025, in recognition for Mr. Babcock’s service as Interim CFO, he received an additional grant of RSUs and PSUs. These additional RSUs and PSUs have the same terms as the Annual RSUs (but vesting as to one-third on each of September 18, 2026, September 18, 2027 and September 18, 2028) and the Annual PSUs (including the performance period).

(7)	Mr. Maiworm forfeited his AIP award and all RSUs and PSUs granted during the 2025 Fiscal Year in connection with his resignation.

(8)

The values for the AIP for Mr. Babcock reflect the original values established by the Compensation Committee early in 2025. At the discretion of the Compensation Committee, Mr. Babcock’s 2025 AIP Award was calculated based on the sum of his base salary and the additional cash compensation he received for service as interim Chief Financial Officer from May through July 2025 ($421,250), which resulted in a threshold amount of $126,375, target amount of $252,750, and maximum amount of $505,500.

(9)	Messrs. Dailey and Langin’s 2025 AIP Awards were prorated for the partial year of service.

(10)

The number of PSUs which ultimately become earned is based on the achievement of two stock price hurdles during the three-year performance period ending March 10, 2027, in each case, subject to Mr. Goodfellow’s continued employment.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table reflects information regarding outstanding unvested RSUs and PSUs held by our NEOs as of December 31, 2025.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Paul R. Goodfellow	338,514	3,730,424	588,236	6,482,361

Zachary B. Dailey	29,050	320,131	58,100	640,262

John B. Spath	172,557	1,901,578	258,420	2,847,788

William S. Moss III	171,662	1,891,715	254,511	2,804,711

William Langin	16,358	180,265	32,716	360,530

Joseph A. Mills	—	—	—	—

Sergio L. Maiworm, Jr.	—	—	—	—

Gregory M. Babcock	83,923	924,831	91,976	1,013,576

(1)

The amounts in this column represent RSUs held by each NEO which vest pro-rata over the applicable remaining vesting dates indicated in the chart below, subject to the NEO’s continued employment through each such date. The number of RSUs that vest on a vesting date is calculated from the data in the table below by dividing the aggregate number of unvested RSUs by the number of remaining vesting dates.

2026 PROXY STATEMENT	57

Executive Compensation Tables

Name	Number of Unvested RSUs	Remaining Vesting Dates

Paul R. Goodfellow	338,514	March 10, 2026, March 10, 2027 and March 10, 2028

Zachary B. Dailey	29,050	September 18, 2026, September 18, 2027 and September 18, 2028

John B. Spath	99,890	March 10, 2026, March 10, 2027 and March 10, 2028

	28,215*	September 9, 2026 and September 9, 2027

	39,094	March 5, 2026 and March 5, 2027

	321	December 1, 2026

	5,037	March 5, 2026

William S. Moss III	99,890	March 10, 2026, March 10, 2027 and March 10, 2028

	26,470*	September 9, 2026 and September 9, 2027

	36,488	March 5, 2026 and March 5, 2027

	8,814	March 5, 2026

William Langin	16,358	October 1, 2026, October 1, 2027 and October 1, 2028

Gregory M. Babcock	5,198	September 18, 2026, September 18, 2027 and September 18, 2028

	33,297	March 10, 2026, March 10, 2027 and March 10, 2028

	21,816*	September 9, 2026 and September 9, 2027

	19,982	March 5, 2026 and March 5, 2027

	1,111	July 1, 2026

	2,519	March 5, 2026

*	Indicates retention RSUs granted in 2024 after the departure of the prior CEO.

(2)	The amounts in these columns were calculated by multiplying $11.02, the closing price of our common stock on December 31, 2025, by the number of awards reported.

(3)

As of December 31, 2025, our absolute and relative TSR performance for the PSUs granted in 2024 and 2025 was tracking at 62% and 200%, respectively. Pursuant to the applicable SEC rules, the amounts in this column and in the table below reflect the target payout of the 2024 PSUs and the maximum payout of the 2025 PSUs. Additionally, for Mr. Goodfellow’s stock price hurdle PSUs granted in 2025, the amounts in this column represent threshold number of PSUs granted in 2025, since none of the hurdles had been achieved as of December 31, 2025. The actual number of PSUs earned based on actual performance over the full performance period may be more or less than this amount.

Name	Number of Unvested PSUs	Applicable Performance Period End Date

Paul R. Goodfellow	499,446	December 31, 2027

	88,790	March 10, 2028

Zachary B. Dailey	58,100	December 31, 2027

John B. Spath	58,640	December 31, 2026

	199,780	December 31, 2027

William S. Moss III	54,731	December 31, 2026

	199,780	December 31, 2027

William Langin	32,716	December 31, 2027

Gregory M. Babcock	14,986	December 31, 2026

	76,990	December 31, 2027

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Executive Compensation Tables

Option Exercises and Stock Vested

	Stock Awards

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Paul R. Goodfellow	—	—

Zachary B. Dailey	—	—

John B. Spath	43,848	387,133

William S. Moss III	50,773	443,943

William Langin	—	—

Joseph A. Mills	—	—

Serigo L. Maiworm, Jr.	28,595	242,200

Gregory M. Babcock	27,146	241,446

(1)	This column reflects the RSUs held by each NEO that vested during the 2025 Fiscal Year.

(2)

This column reflects the aggregate market value realized by each NEO upon vesting, calculated by multiplying the number of RSUs that vested by the closing price of our common stock on the applicable vesting date.

Pension Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a nonqualified deferred compensation plan.

Potential Payments Upon Termination or a Change in Control

Amended and Restated Executive Severance Plan

The Board approved the Severance Plan on October 21, 2020. Each of the NEOs, with the exception of Mr. Mills, is or was a participant in the Severance Plan. Pursuant to the terms of the Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each NEO will be eligible to receive: (i) a lump sum cash payment equal to 1.5 times the sum of (a) the NEO’s annualized base salary then in effect and (b) the target amount of such NEO’s annual cash bonus immediately prior to such termination; (ii) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives and (iv) partially subsidized continuation coverage for the NEO and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months, unless such coverage is earlier terminated in accordance with the terms of the Severance Plan.

Upon a NEO’s termination without “Cause” or a resignation for “Good Reason” within 24 months following a “Change in Control,” such NEO will be eligible to receive: (i) a lump sum cash payment equal to 2.0 times the sum of (a) the NEO’s annualized base salary then in effect and (b) the greater of (x) the target amount of such NEO’s annual cash bonus immediately prior to such termination and (y) the target amount of such NEO’s annual cash bonus immediately prior to the Change in Control; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (iv) partially subsidized continuation coverage for the NEO and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months, unless such coverage is earlier terminated in accordance with the terms of the Severance Plan.

Additionally, if a NEO’s employment with us terminates as a result of his death or “Disability,” then pursuant to the terms of the Severance Plan, such NEO will be eligible to receive the following benefits: (i) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (ii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives.

2026 PROXY STATEMENT	59

Executive Compensation Tables

In order to receive any of the foregoing severance benefits under the Severance Plan, a NEO (or his estate or legal guardian, if applicable) must timely execute (and not revoke) a release of claims in favor of us and our affiliates. Further, the Severance Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Severance Plan would trigger an excise tax for a participant under Section 4999 of the Code, the Severance Plan provides that the NEO’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the NEO would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

For purposes of the Severance Plan:

•

“Cause” generally means a NEO’s (i) material breach of the Severance Plan or other written agreement with us, (ii) material breach of any law applicable to the workplace or employment relationship or any of our material policies or codes of conduct, (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) commission, conviction, indictment or plea of nolo contendere of or for any felony or crime involving moral turpitude, or (v) willful failure or refusal to perform his obligations pursuant to the Severance Plan or follow any lawful directive from us.

•

“Change in Control” generally means the occurrence of any of the following events: (i) acquisition by a person or group of beneficial ownership of 50% or more of our outstanding shares or the combined voting power of our outstanding voting securities; (ii) during any consecutive 12-month period, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, excluding any director whose election or nomination was approved by a vote of at least a majority of the then current directors unless such approval occurs as a result of an actual or threatened election contest; (iii) consummation of a business combination in which our outstanding voting securities immediately prior to such business combination do not, immediately following such business combination, continue to represent more than 50% of the then outstanding voting securities; (iv) sale of all or substantially all of our assets; or (v) approval by our stockholders of a complete liquidation or dissolution.

•

“Disability” generally means an inability by a NEO to perform the essential functions of his position due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive, in any 12-month period.

•

“Good Reason” generally means (i) a material diminution in a NEO’s base salary, authority, duties or responsibilities, (ii) material breach by us of our obligations under the Severance Plan, or (ii) a geographic relocation of the NEO’s principal place of employment by more than 50 miles.

Annual Incentive Plan

Pursuant to the terms of the AIP, if a NEO’s employment is terminated due to “Retirement,” then such NEO will be entitled to a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives. For purposes of the AIP, “Retirement” has the meaning given to such term under the 2024 RSU and PSU agreements as defined below.

Long Term Incentive Plan Awards

Restricted Stock Unit (RSU) Awards

Pursuant to each NEO’s 2023 RSU award agreement, if a NEO’s employment with us is terminated (i) as a result of his death or “Disability” or (ii) within one year following a “Change in Control,” by us without “Cause” or by the NEO for “Good Reason,” then, in each case, such NEO’s unvested 2023 RSUs will become fully vested. If a NEO’s employment with us is terminated by us without Cause or by the NEO for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the portion of such NEO’s unvested 2023 RSUs that would have vested within the 12-month period following such termination will become vested.

Pursuant to each NEO’s 2024 Retention RSU and 2024 and 2025 annual RSU award agreements, if a NEO’s employment with us is terminated (i) as a result of his death or Disability or (ii) within one year following a Change in Control as a result of his death or Disability, by us without Cause or by the NEO for Good Reason, then, in each case, such NEO’s unvested 2024 Retention RSUs and 2024 and 2025 annual RSUs will become fully vested. If a NEO’s employment with us is terminated by us without Cause or by the NEO for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then, in each case, such NEO will vest in a portion of his 2024 Retention RSUs and 2024 and 2025 annual RSUs, prorated for the number of days from the last vesting date (or vesting commencement date if no vesting date has occurred) through the date of such termination over the number of days between the last vesting date (or the commencement date if no vesting date has occurred) and the next vesting date. Pursuant to the terms of each NEO’s 2024 and 2025 annual RSU award agreement, if a NEO’s employment with us is terminated due to “Retirement,” then such NEO will continue to vest in accordance with the original vesting schedule, provided, that, such NEO will forfeit any unvested RSUs if he violated the restrictive covenants in the 2024 or 2025 annual RSU award agreement prior to the 2024 or 2025 annual RSUs becoming fully vested.

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Executive Compensation Tables

Performance Share Unit (PSU) Awards

Pursuant to the terms of each NEO’s 2023 PSU award agreements, if a NEO’s employment with us is terminated as a result of his death or Disability, then a pro-rata portion of such NEO’s 2023 PSUs will become earned based on actual performance calculated through the date of such termination. If a NEO’s employment with us is terminated by us without Cause or by the NEO for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the NEO will be deemed to have met the service requirement with respect to a pro-rata portion of his 2023 PSUs based on target performance, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a NEO’s employment with us is terminated within one year following a Change in Control by us without Cause or by the NEO for Good Reason, then, in each case, such NEO’s 2023 PSUs will become earned based on the greater of target and actual performance calculated through the date of such Change in Control.

Pursuant to the terms of each NEO’s 2024 and 2025 PSU award agreement, if a NEO’s employment with us is terminated as a result of his death or Disability prior to a Change in Control or more than one year following a Change in Control, then a pro-rata portion of such NEO’s 2024 and 2025 PSUs will become earned based on target performance. If a NEO’s employment with us is terminated by us without Cause or by the NEO for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the NEO will be deemed to have met the service requirement with respect to a pro-rata portion of his 2024 and 2025 PSUs based on target performance, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a NEO’s employment with us is terminated within one year following a Change in Control as a result of his death or Disability, by us without Cause, by the NEO for Good Reason or by the NEO due to “Retirement,” then, in each case, such NEO’s 2024 and 2025 PSUs will become earned based on actual performance calculated through the date of such Change in Control. If a NEO’s employment with us is terminated due to Retirement prior to a Change in Control or more than one year following a Change in Control, then the NEO will be deemed to have met the service requirement with respect to a pro-rata portion of his 2024 and 2025 PSUs based on target performance, prorated for the later of (i) the number of days through the date of such termination and (ii) the date the NEO ceases to serve as a consultant to the Company to the extent the Company entered into a consulting agreement with such NEO in connection with his termination of employment. If a Change in Control occurs prior to the end of the performance period, the number of PSUs earned is determined as of the Change in Control, but such awards remain subject to the service requirement through the end of the original performance period.

Pursuant to the terms of Mr. Goodfellow’s sign-on PSU award agreement, if Mr. Goodfellow’s employment with the Company is terminated as a result of his death or Disability, by us without Cause, or by the NEO for Good Reason, then Mr. Goodfellow will be deemed to have met the service requirement with respect to a pro-rata portion of the PSUs, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period.

For purposes of the RSU and PSU award agreements, “Cause,” “Change in Control,” “Disability” and “Good Reason” have the meanings given to such terms in the Severance Plan. For purposes of the 2024 RSU and PSU award agreements, “Retirement” means a separation from service after (A) providing six months advance notice of the NEO’s intent to retire from employment with the Company or an affiliate, and (B) attaining (i) at least five years of continuous service with the Company or an affiliate, (ii) at least 60 years of age, and (iii) a combination of age and years of continuous service with the Company or an affiliate equal to at least 70, and (C) the NEO uses his best efforts during the six month notice period to complete tasks reasonably requested by the individual to whom they report in order to ensure a smooth transition of their role (e.g. training their successor and finding and organizing documents or information used or created during their tenure at the Company).

2026 PROXY STATEMENT	61

Executive Compensation Tables

Quantification of Benefits on Termination

The following table sets forth the payments and benefits that would be received by our NEOs pursuant to the terms of the Severance Plan, RSUs and PSUs in the event of certain terminations of employment with us, had such termination occurred on December 31, 2025. Mr. Mills is not entitled to any payments and benefits on a termination due to Retirement and none of our NEOs would have met the definition of Retirement on December 31, 2025. Therefore, no column is presented for a termination due to Retirement as no NEO would be entitled to any payments or benefits on such a termination.

Name	Termination without Cause or resignation for Good Reason ($)	Termination as a result of death or Disability ($)	Termination without Cause or resignation for Good Reason in connection with a Change in Control ($)

Paul R. Goodfellow

Cash Severance	4,387,500	—	5,484,375

Pro-Rata Annual Bonus (1)	1,870,781	1,870,781	1,870,781

COBRA Subsidy (2)	56,767	—	56,767

RSU Acceleration (3)	1,011,823	3,730,424	3,730,424

PSU Acceleration (4)	2,374,358	1,457,042	5,503,895

Total	9,701,230	7,058,248	17,185,969

Zachary B. Dailey

Cash Severance	1,215,000	—	1,620,000

Pro-Rata Annual Bonus (1)	205,900	205,900	205,900

COBRA Subsidy (2)	39,726	—	39,726

RSU Acceleration (3)	30,702	320,131	320,131

PSU Acceleration (4)	213,424	106,718	640,262

Total	1,704,752	632,749	2,826,019

John B. Spath

Cash Severance	1,350,000	—	1,800,000

Pro-Rata Annual Bonus (1)	614,000	614,000	614,000

COBRA Subsidy (2)	39,726	—	39,726

RSU Acceleration (3)	584,424	1,901,578	1,901,578

PSU Acceleration (4)	1,001,090	1,355,273	2,602,230

Total	3,589,240	3,870,851	6,957,534

William S. Moss III

Cash Severance	1,282,500	—	1,710,000

Pro-Rata Annual Bonus (1)	583,300	583,300	583,300

COBRA Subsidy (2)	42,570	—	42,570

RSU Acceleration (3)	607,621	1,891,715	1,891,715

PSU Acceleration (4)	983,271	1,566,030	2,575,528

Total	3,499,261	4,041,045	6,803,114

William Langin

Cash Severance	1,350,000	—	1,800,000

Pro-Rata Annual Bonus (1)	158,126	158,126	158,126

COBRA Subsidy (2)	42,570	—	42,570

RSU Acceleration (3)	15,153	180,265	180,265

PSU Acceleration (4)	120,184	60,092	360,530

Total	1,686,033	398,483	2,541,491

62

Executive Compensation Tables

Name	Termination without Cause or resignation for Good Reason ($)	Termination as a result of death or Disability ($)	Termination without Cause or resignation for Good Reason in connection with a Change in Control ($)

Gregory M. Babcock

Cash Severance	948,000	—	1,264,000

Pro-Rata Annual Bonus (1)	387,971	387,971	387,971

COBRA Subsidy (2)	42,570	—	42,570

RSU Acceleration (3)	273,682	924,831	924,831

PSU Acceleration (4)	351,108	592,160	950,828

Total	2,003,331	1,904,962	3,570,200

(1)	These amounts reflect the pro-rata portion of each NEO’s annual bonus, which would have been the full amount of such annual bonus had the termination of employment occurred on December 31, 2025.

(2)	The COBRA Subsidy amount is based on the premiums in effect as of December 2025, which are assumed for purposes of this table to remain the same throughout the applicable COBRA Subsidy period.

(3)	These amounts are calculated by multiplying the number of RSUs that would become vested upon the applicable event by $11.02, the closing price of our common stock on December 31, 2025.

(4)

These amounts are calculated by multiplying the number of PSUs that would become earned by $11.02, the closing price of our common stock on December 31, 2025. The amounts set forth under “Termination without Cause or resignation for Good Reason” are based on actual performance with respect to the 2023, 2024 and 2025 PSUs as of December 31, 2025. The amounts set forth under “Termination as a result of death or Disability” are based on (i) actual performance with respect to the 2023 PSUs based on absolute TSR and the 2023 PSUs based on capital project returns (PVI) as of December 31, 2025 and (ii) target performance with respect to the 2024 and 2025 PSUs based on relative TSR. The amounts set forth under “Termination without Cause or resignation for Good Reason in connection with a Change in Control” are based on (i) target performance with respect to the 2023 PSUs based on absolute TSR and the 2023 PSUs based on capital project returns (PVI), since performance for these PSUs was below target as of December 31, 2025 and (ii) actual performance with respect to the 2024 and 2025 PSUs based on relative TSR. Our absolute TSR performance and capital projects returns (PVI) performance for 2023 were certified by the Compensation Committee and settled at 0%. As of December 31, 2025, our relative TSR performance for 2024 and 2025 PSUs was tracking at 62% and 200%, respectively.

Former Interim President and Chief Executive Officer

On January 5, 2025, Mr. Mills resigned as Interim President and Chief Executive Officer and member of the Board. Mr. Mills was not entitled to any benefits or compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements, and did not receive any additional benefits or compensation, upon his resignation. In connection with his resignation, Mr. Mills forfeited all unvested RSUs which he had been granted prior to his appointment as Interim President and Chief Executive Officer for his service as a non-employee member of the Board.

Former Executive Vice President and Chief Financial Officer

On June 27, 2025, Mr. Maiworm resigned as Executive Vice President and Chief Financial Officer and his employment with the Company terminated as of that date. Mr. Maiworm was not entitled to any benefits or compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements, and did not receive any additional benefits or compensation, upon his resignation. In connection with his resignation, Mr. Maiworm forfeited all unvested RSUs and PSUs.

2026 PROXY STATEMENT	63

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Paul R. Goodfellow, our President and Chief Executive Officer (our “CEO”).

For the 2025 Fiscal Year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $177,449.

•

The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $9,351,094. Since Mr. Goodfellow was appointed CEO effective March 1, 2025, we annualized his Salary as disclosed in the Summary Compensation Table, and added the disclosed value of his Bonus, Stock Awards, Non-Equity Incentive Plan Compensation, and All Other Compensation to arrive at a value of $9,506,539, which we used for the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. We annualized Mr. Goodfellow’s total compensation as follows:

SCT Components	Actual Values from SCT ($)	Annualized Values Plus One-Time Values (For CEO Pay Ratio) ($)	Rationale

Salary	819,555	975,000	Annualized Salary

Bonus	100,000	100,000	Not annualized; one-time signing bonus

Stock Awards	6,513,948	6,513,948	Not annualized; includes one-time award of RSUs and one-time award of PSUs

Non-Equity Incentive Plan Compensation	1,870,781	1,870,781	Not annualized; Mr. Goodfellow was eligible for a non-prorated 2025 AIP Award

All Other Compensation	46,810	46,810	Not annualized; includes one-time reimbursement for relocation expenses

Total CEO Pay	9,351,094	9,506,539

•

Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be approximately 54 to 1.

We used the same median employee identified in 2024 for the pay ratio calculation above for 2025. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure.

To determine the annual total compensation of our median employee, we combined all of the elements of such employee’s compensation for the 2025 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $177,449. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2025 of our Summary Compensation Table included in this Proxy Statement and annualized his salary as provided in the table above.

64

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the five years in the period ended December 31, 2025. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officers (“PEOs”) and the average “actual” compensation paid to our other NEOs.
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2025, 2024, 2023, 2022 and 2021:

Year (a)	Summary Compensation Table Total for First PEO ($) (1) (b)	Compensation Actually Paid to First PEO ($) (1)(2) (c)	Summary Compensation Table Total for Second PEO ($) (1) (b)	Compensation Actually Paid to Second PEO ($) (1)(2) (c)	Summary Compensation Table Total for Third PEO ($) (1) (b)	Compensation Actually Paid to Third PEO ($) (1)(2) (c)	Summary Compensation Table Total for Fourth PEO ($) (1) (b)	Compensation Actually Paid to Fourth PEO ($) (1)(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2) (e)

2025	N/A	N/A	245,541	(73,321)	2,980,525	3,969,273	9,351,094	11,697,048	1,731,521	1,336,366

2024	6,198,970	2,998,527	992,928	881,144	N/A	N/A	N/A	N/A	2,334,115	1,295,762

2023	6,606,866	(724,753)	N/A	N/A	N/A	N/A	N/A	N/A	2,413,071	(346,809)

2022	12,431,348	16,164,942	N/A	N/A	N/A	N/A	N/A	N/A	4,460,153	5,687,286

2021	7,327,188	4,170,071	N/A	N/A	N/A	N/A	N/A	N/A	2,688,184	1,685,360

Year (a)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions) (h)	Adjusted Free Cash Flow Generation ($ in millions) (4) (i)
	TSR ($) (f)	Peer Group TSR ($) (3) (g)

2025	133.74	295.12	(494.3)	387

2024	117.84	287.82	(76.4)	447

2023	172.69	290.76	187	142

2022	229.13	279.76	382	195

2021	118.93	176.39	(183)	135

(1)
The PEOs reflected in columns (b) and (c) represent Timothy Duncan (First PEO), Joseph A. Mills (Second PEO), William S. Moss III (Third PEO) and Paul R. Goodfellow (Fourth PEO). The
non-PEO
NEOs reflected in columns (d) and (e) for each of 2021, 2022, 2023, 2024 and 2025 are as follows:

2025: Zachary B. Dailey, John B. Spath, William Langin, Sergio L. Maiworm, Jr. and Gregory M. Babcock
2024: Sergio L. Maiworm, William S. Moss III, John B. Spath, Robin Fielder and John A. Parker
2023: Sergio L. Maiworm, Jr., John A. Parker, William S. Moss III, Robin Fielder, Shannon E. Young III and Robert D. Abendschein
2022: Shannon E. Young III, Robert D. Abendschein, John A. Parker and William S. Moss III
2021: Shannon E. Young III, Robert D. Abendschein, John A. Parker and William S. Moss III

(2)
The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation
S-K
as disclosed in columns (c) and (e) for our PEOs and
Non-PEO
NEOs in 2025. Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were requ
ired to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

2026 PROXY STATEMENT	65

Pay Versus Performance

	Mills	Moss	Goodfellow

PEO SUMMARY COMPENSATION TABLE TOTALS	$245,541	$2,980,525	$9,351,094

Add (Subtract):

Fair value of equity awards granted during the year from the Summary Compensation Table	(238,881)	(1,900,462)	(6,513,948)

Fair value at year end of equity awards granted during the year	—	2,720,005	8,859,902

Fair value at vest date for awards granted and vested during the year	—	—	—

Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—	234,133	—

Change in fair value of equity awards granted in prior years that vested during the year	—	(49,063)	—

Equity awards granted in prior years that were forfeited during the year	(79,981)	(15,865)	—

Dividends or other earnings paid on equity awards during the year	—	—	—

Total Equity Award Related Adjustments	(318,862)	988,748	2,345,954

COMPENSATION ACTUALLY PAID TOTALS	$(73,321)	$3,969,273	$11,697,048

2025

NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTALS	$1,731,521

Add (Subtract):

Fair value of equity awards granted during the year from the Summary Compensation Table	(1,142,144)

Fair value at year end of equity awards granted during the year	1,000,937

Fair value at vest date of equity awards granted and vested during the year	—

Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	68,637

Change in fair value of equity awards granted in prior years that vested during the year	(19,246)

Equity awards granted in prior years that were forfeited during the year	(303,339)

Dividends or other earnings paid on equity awards during the year	—

Total Equity Award Related Adjustments	(395,155)

AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$1,336,366

(3)	Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group used for purposes of Item 201(e) of Regulation S-K.

(4)
Adjusted Free Cash Flow is based on Adjusted Free Cash Flow as reported and defined in the Company’s year-end
earnings release for the applicable performance year, although for purposes of the AIP, the Compensation Committee has the authority to approve further adjustments as appropriate in light of events occurring during the applicable performance year. Adjusted Free Cash Flow for purposes of the AIP may be normalized utilizing a specified WTI realized pricing floor and realized pricing ceiling for oil and a specified Henry Hub realized pricing floor and realized pricing ceiling for gas calculated on an annual basis consistent with the applicable Form
10-K,
excluding hedges.

For purposes of determining Adjusted Free Cash Flow performance under the 2025 AIP, the Compensation Committee made further adjustments to Adjusted Free Cash Flow reported in the 2025 Earnings Release, which net reduced Adjusted Free Cash Flow for purposes of the 2025 AIP to approximately $387 million compared to $417.7 million in the 2025 Earnings Release. Please see pages 45-46 for discussion of AIP Adjustments.

Narrative Disclosure to Pay vs. Performance Table
CAP, COMPANY TSR AND PEER GROUP TSR
The PEOs’ and other NEOs’ CAP generally align with the Company’s TSR and Peer Group TSR over the five years presented in the table. This is primarily because a significant portion of the CAP to the PEOs and other NEOs is comprised of equity-based awards. For more detail regarding the Company’s equity awards, please see “Compensation Discussion and Analysis—Elements of Compensation for 2025 Fiscal Year—Long-Term Incentive Awards.”

66

Pay Versus Performance

CAP VS. NET INCOME
The PEOs’ and other NEOs’ CAP generally align with Company’s net income. While net income is not directly used in determining compensation levels or equity-based award payouts, it is factored into the calculation of Adjusted Free Cash Flow Generation, which is a performance metric under the Company’s AIP. For more detail regarding the AIP, please see “Compensation Discussion and Analysis—Elements of Compensation for 2025 Fiscal Year—Annual Incentive Plan.”
CAP VS. ADJUSTED FREE CASH FLOW GENERATION
The PEOs’ and other NEOs’ CAP generally align with Company’s Adjusted Free Cash Flow Generation. This is primarily due to Adjusted Free Cash Flow Generation being weighted 40% in fiscal year 2025 under the AIP. For more detail regarding Adjusted Free Cash Flow Generation and the AIP, please see “Compensation Discussion and Analysis—Elements of Compensation for 2025 Fiscal Year—Annual Incentive Plan.”
Disclosure of Most Important Performance Measures for 2025 Fiscal Year
The measures listed below represent the most important financial performance measures that we used to determine CAP for fiscal year 2025. For more detail regarding these financial performance measures, please see “Compensation Discussion and Analysis—Elements of Compensation for 2025 Fiscal Year” in this Proxy Statement.

Most Important Performance Measures

Adjusted Free Cash Flow Generation

Absolute and Relative TSR

Average Daily Production

2026 PROXY STATEMENT	67

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 1, 2025 to May 29, 2025, the Compensation Committee consisted of Donald R. Kendall, Jr., Richard Sherrill and Charles M. Sledge, none of whom is, or has ever been, an officer or employee of the Company. From May 29, 2025 to present, the Compensation Committee consisted of Paula R. Glover, John “Brad” Juneau, Richard Sherrill and Charles M. Sledge, none of whom is, or has ever been, an officer or employee of the Company. Further, none of our Named Executive Officers serve, nor in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or Compensation Committee. Ms. Glover is not standing for re-election to the Board at the Annual Meeting.

68

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s NEOs’ compensation for the fiscal year ended December 31, 2025, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).

As described in detail under the heading “Executive Compensation,” we structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management and stockholders remain aligned. We accomplish this by tying several components of our executive compensation program to the Company’s short and long-term performance. Further, the majority of the Company’s NEOs’ compensation is at risk.

Please read the “Executive Compensation Matters” section of this Proxy Statement for additional details about our executive compensation program, including information about the compensation of our NEOs during 2025.

The Compensation Committee and the Board have determined that the Company’s NEO compensation program focuses on long-term value creation for our stockholders and delivers pay relative to our performance, which help us to attract, retain and motivate talented executives focused on the Company’s success. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s NEO compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

Vote Required

Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal.

Votes cast FOR or AGAINST Proposal 2 will be counted as votes cast on this proposal.

Abstentions and broker non-votes with respect to Proposal 2 are not treated as votes cast and, therefore, will have no impact on the outcome of this proposal.

Your vote on Proposal 2 is “advisory” and, therefore, is not binding on the Company, the Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and are committed to carefully considering the results of this advisory vote in the future when evaluating the compensation programs for our NEOs.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the approval, on a non-binding advisory basis, of the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2025 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

2026 PROXY STATEMENT	69

PROPOSAL 3: APPROVAL OF THE SECOND AMENDED AND RESTATED TALOS ENERGY INC. 2021 LONG TERM INCENTIVE PLAN

The use of equity-based awards under the Company’s long-term incentive plan, as amended from time to time, has been a key component of our compensation program since its adoption. The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. The Board believes it is in the best interests of our stockholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future stockholders.

The Board has determined that the current number of shares of our common stock available for grant under the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan (the “LTIP”), which became effective on May 23, 2024 and is our only active equity-based plan, is not sufficient to meet the needs of our compensation program going forward. Accordingly, the Board adopted the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan (the “Amended LTIP”) on April 20, 2026 in order to increase the number of shares of our common stock available for future grants, as described below, and to extend the term of the Amended LTIP to the tenth anniversary of the Annual Meeting. At the Annual Meeting, our stockholders will be asked to approve the Amended LTIP. If approved by our stockholders, an additional 4,500,000 shares of our common stock will be available for awards under the Amended LTIP, for a total of 16,939,415 shares since the original adoption of the plan on March 8, 2021 and the term of the Amended LTIP will be extended until June 4, 2036. If the Amended LTIP is not approved by our stockholders, then the LTIP will remain in effect and its current terms will continue to govern. Whether the Amended LTIP is approved by our stockholders or not, each award granted under the LTIP will continue to be subject to the terms of and provisions applicable to such award under the applicable award agreement and the LTIP.

Background and Purpose for Adopting the Amended LTIP

The current LTIP authorizes awards to be granted covering up to 12,439,415 shares of our common stock, subject to adjustment in accordance with the terms of the LTIP upon certain changes in capitalization and similar events and the share recycling provisions thereunder. As of March 25, 2026 there were approximately 978,690 shares of our common stock remaining available for new awards under the LTIP (counting performance-based awards at the maximum payout level).

If the Amended LTIP is approved by our stockholders, an additional 4,500,000 shares of our common stock, for a total of 16,939,415 shares of common stock, will be authorized for issuance thereunder since the original adoption of the plan on March 8, 2021, subject to the share recycling and adjustment provisions of the Amended LTIP described below and the term of the Amended LTIP will be extended until June 4, 2036. The length of time that the Amended LTIP share pool will support our incentive compensation program will depend on numerous factors that cannot be fully anticipated by us at this time, including our share price, participation levels, executive retention rate, and changes in the compensation practices of companies with which we compete for executive talent. In the event that our stockholders do not approve the Amended LTIP at the Annual Meeting, the Administrator (as defined below) may continue to grant stock-settled awards under the LTIP until the share pool is extinguished and, thereafter, may continue to grant cash-settled awards.

The proposed Amended LTIP is included as Annex B hereto. If the Amended LTIP is approved by stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of common stock available for issuance under the Amended LTIP.

Historical Award Information and Equity Use

Summarized below is the total number of shares outstanding pursuant to awards granted and shares available for issuance for future equity awards under the LTIP (prior to the effect of the amendment and restatement) as of March 25, 2026. Also shown are the number of shares that would be available for future grant if the Amended LTIP is approved.

	Shares Subject to Outstanding RSUs and PSUs as of March 25, 2026 (1)	Shares Remaining Available for Future Grant as of March 25, 2026 (2)

As of March 25, 2026 (Before Amended LTIP is Approved by Stockholders)	8,844,260	978,690

Shares Available for Future Grant if Amended LTIP is Approved		5,478,690

70

Proposal 3: Approval of the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan

(1)

This column reflects the maximum number of shares of our common stock subject to performance share units and the number of shares of our common stock subject to restricted stock units granted under the LTIP, outstanding and unvested as of March 25, 2026. Because the number of shares of common stock to be issued upon settlement of outstanding performance share unit awards is subject to performance conditions, the number of shares of common stock actually issued may be substantially less than the number reflected in this column. As of March 25, 2026, no shares of our common stock are subject to outstanding options or SARs granted under the LTIP.

(2)	The Company has not made any grants under the current LTIP since March 5, 2026.

The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

	2025	2024	2023

Stock Options/Stock Appreciation Rights (SARs) Granted	0	0	0

Stock-Settled Time-Vested Restricted Shares/Units Granted	3,017,967	3,155,776	1,154,541

Stock-Settled Performance-Based Shares/Units Earned*	0	0	0

Weighted-Average Basic Common Shares Outstanding	175,136,000	175,605,000	119,894,000

Share Usage Rate				3-Year Average 1.5%

*	With respect to performance-based shares/units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year.

For additional information regarding stock-based awards previously granted by us under the LTIP, please see Note 10 to our consolidated financial statements on Form 10-K for the year ended December 31, 2025.

As of March 25, 2026, there were 167,241,435 shares of our common stock outstanding. The closing price per share of our common stock on the NYSE as of March 25, 2026 was $16.28.

Summary of the Amended LTIP

A summary of the material terms of the Amended LTIP is set forth below. The following summary does not purport to be a complete description of all the provisions of the Amended LTIP and is qualified in its entirety by reference to the Amended LTIP included as Annex B hereto, which is incorporated by reference into Proposal 3. The purpose of the Amended LTIP is to attract, retain and motivate qualified persons as employees, directors and consultants of the Company and its affiliates. The Amended LTIP also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates. The Amended LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs (“Nonstatutory Options,” and together with ISOs, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) restricted stock units (“Restricted Stock Units” or “RSUs”), (vi) awards of vested stock (“Stock Awards”), (vii) dividend equivalents, (viii) other stock-based or cash awards; and (ix) substitute awards (“Substitute Awards” and together with Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, dividend equivalents and other stock-based or cash awards, the “Awards”).

Key features of the Amended LTIP include:

•	No automatic Award grants are promised to any eligible individual;

•

Certain shares of our common stock subject to awards under the Amended LTIP that are not delivered will again be available for issuance pursuant to new Awards under the Amended LTIP; however, Shares of our common stock (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the Amended LTIP, will not become available for new Awards under the Amended LTIP;

•	Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control;

•	No gross-ups under Section 280G of the Code;

•	No evergreen for the share reserve;

•	Ten-year term;

•	Except as permitted in the grant of Substitute Awards, no discounted options or related Awards may be granted;

•

No repricing, replacement or re-granting of Options, SARS or other stock awards without stockholder approval if the effect would be to reduce the exercise price of the Award (except in the event of certain equitable adjustments or a change in control, as further described below);

2026 PROXY STATEMENT	71

Proposal 3: Approval of the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan

•

Any Award (or portion thereof) granted under the Amended LTIP will vest no earlier than the first anniversary of the date the Award is granted (subject to an exception equal to no more than 5% of the shares reserved for issuance under the Amended LTIP);

•	Awards are subject to potential reduction, cancellation or forfeiture pursuant to any clawback policy adopted by the Company;

•	Awards are generally non-transferrable;

•	Meaningful annual limits on total director compensation; and

•

Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

Eligibility

Employees, non-employee directors and consultants of the Company and its affiliates are eligible to receive awards under the Amended LTIP. Eligible individuals to whom an Award is granted under the Amended LTIP are referred to as “Participants.” As of March 25, 2025, the Company and its affiliates have approximately 5 executive officers, 6 non-employee directors, 732 employees (excluding executive officers) and 684 individual consultants and contractors who will be eligible to participate in the Amended LTIP.

Administration

The Board (or a committee of two or more directors appointed by the Board) will administer the Amended LTIP (as applicable, the “Administrator”).

Unless otherwise determined by the Board, the Administrator will consist at all times of two or more directors who qualify as (i) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and (ii) “independent” under the applicable listing standards or rules of the securities exchange upon which our common stock is traded but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. Unless otherwise limited by the Amended LTIP or applicable law, the Administrator has broad discretion to administer the Amended LTIP, interpret its provisions, and adopt policies for implementing the Amended LTIP. This discretion includes the power to determine when and to whom Awards will be granted; decide how many Awards will be granted (measured in cash, shares of our common stock, or as otherwise delegated); prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary); delegate duties under the Amended LTIP; terminate, modify or amend the Amended LTIP; and execute all other responsibilities permitted or required under the Amended LTIP.

Securities to be Offered

Subject to approval by our stockholders at the Annual Meeting and further subject to adjustment in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of our common stock that may be issued pursuant to Awards under the Amended LTIP since its original adoption on March 8, 2021 is equal to 16,939,415, and all such shares will be available for issuance upon the exercise of ISOs. The number of shares that may be issued pursuant to the Amended LTIP is also subject to the share recycling and adjustment provisions described below.

Consistent with the LTIP, if all or any portion of an Award, including an award granted under the Talos Energy Inc. Long Term Incentive Plan that was outstanding as of March 8, 2021 (a “Prior Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares since the original adoption of the LTIP on March 8, 2021, any shares subject to such Award will again be available for new Awards under the Amended LTIP. As of March 25, 2026, there were no Prior Awards outstanding but a total of 1,588,811 shares became available for grant under the LTIP as a result of cash settlement or forfeiture of Prior Awards since the adoption of the LTIP on March 8, 2021, which amount is not included in the proposed 16,939,415 share reserve for the Amended LTIP since these shares were added as a result of the LTIP’s recycling provisions but these shares are included in the shares remaining available for grant figures reported above as of March 25, 2026 and below as of December 31, 2025.

Any shares withheld or surrendered in payment of any taxes relating to Awards granted under the Amended LTIP (other than Options or SARs) will be again available for new Awards under the Amended LTIP. However, any shares (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the Amended LTIP, will not be available for new Awards under the Amended LTIP.

Source of Shares

Shares of our common stock issued under the Amended LTIP may come from authorized but unissued shares, from treasury stock held by the Company or from previously issued shares of our common stock reacquired by the Company, including shares purchased on the open market.

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Director Compensation Limits

Under the Amended LTIP, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $750,000. Additional cash amounts or Awards may be paid for any calendar year in which a non- employee director (i) first joins the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive Chairman of the Board. The limit on non-employee director compensation described above does not apply to compensation paid for any period in which the individual served as our employee or an employee of our affiliates or was otherwise providing services to us or our affiliates other than in the capacity as a director.

Minimum Vesting Term

Any Award (or portion thereof) granted under the Amended LTIP will vest no earlier than the first anniversary of the date the Award is granted, subject to an exception equal to no more than 5% of the shares reserved for issuance under the Amended LTIP. For the avoidance of doubt, the grant of a fully vested stock award will count against the 5% exception. Notwithstanding the foregoing, the Administrator retains the ability to accelerate the vesting of any Award for any reason.

Dividends and Dividend Equivalents Subject to Forfeiture

Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

Prohibition on Repricing

Except as may be related to Substitute Awards or in the event of certain equitable adjustments or a change in control, as described in the Amended LTIP, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price, (iii) exchange any Option or SAR for Stock, cash or other consideration when the exercise price or grant price per share of stock under such Option or SAR exceeds the fair market value of a share of our common stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which our common stock is listed.

Awards Under the Amended LTIP

Options

An Option represents the right to purchase our common stock at a fixed exercise price. We may grant Options to eligible persons including: (i) ISOs (only to employees of the Company or its subsidiaries) which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options.

The exercise price of each option granted under the Amended LTIP will be stated in the option agreement and may vary; however, the exercise price for an Option must not be less than the fair market value per share of our common stock as of the date of grant (or 110% of the fair market value for certain ISOs), and the Option may not be re-priced without the prior approval of our stockholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant. The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in shares of our common stock, other awards or other property) and the methods and forms in which our common stock will be delivered to a participant.

SARs

A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of our common stock or any combination thereof as determined by the Administrator. The grant price of a share of our common stock subject to the SAR shall be determined by the Administrator, but in no event shall that grant price be less than the fair market value of the our common stock on the date of grant. The Administrator has the discretion to determine other terms and conditions of a SAR award.

Restricted Stock Awards

A Restricted Stock Award is a grant of shares of our common stock subject to risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of the Amended LTIP or an Award agreement, the holder of a Restricted Stock Award will have rights as a stockholder, including the right to vote our common stock

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subject to the Restricted Stock Award and to receive dividends on our common stock subject to the Restricted Stock Award during the restriction period. Unless otherwise determined by the Administrator and specified in the Award agreement, our common stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. In addition, any cash dividends will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such dividends were paid and will not be paid unless and until such Restricted Stock Award has vested and been earned.

Restricted Stock Units

RSUs are rights to receive our common stock, cash, or a combination of both equal in value to the number of shares of our common stock covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs to restrictions to be specified in the RSU Award agreement, and those restrictions may lapse at such times determined by the Administrator.

Stock Awards

The Administrator is authorized to grant our common stock as a Stock Award. The Administrator will determine any terms and conditions applicable to grants of our common stock, including performance criteria, if any, associated with a Stock Award.

Dividend Equivalents

Dividend equivalents entitle a Participant to receive cash, shares of our common stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or Stock Award). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an Award agreement, provided, however, that dividend equivalents granted in connection with another Award will be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such dividends accrue and will not be paid unless and until such Award has vested and been earned.

Other Stock- or Cash-Based Awards

Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Cash-based awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award. Cash-based awards may be granted under the Amended LTIP even if the Amended LTIP is not approved by our stockholders at the Annual Meeting.

Substitute Awards

The Company may grant Awards in substitution for any other Award granted under the Amended LTIP or another plan of the Company or its affiliates or any other right of a person to receive payment from the Company or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions. Substitute awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of our common stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.

Other Provisions

Recapitalization

In the event of any change in the Company’s capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be delivered under the Amended LTIP, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the Amended LTIP, in each case to equitably reflect such event.

Change in Control

The Amended LTIP does not provide for the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event. If the successor company does assume the awards, unless the individual Award agreement

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provides otherwise, then vesting of the award will be accelerated in the event of an involuntary termination that occurs in connection with or 12 months following the change in control.

Tax Withholding

The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, our common stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.

Limitations on Transfer of Awards

Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award, which is a fully vested share at the time of grant. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. However, notwithstanding these restrictions, a Participant may assign or transfer, without consideration, an Award, other than an ISO, with the consent of the Administrator and subject to various conditions stated in the Amended LTIP. No Award (other than a Stock Award, which is a fully vested share at the time of grant) may be transferred to a third-party financial institution for value.

All shares of our common stock subject to an Award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the Amended LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.

Clawback

All awards under the Amended LTIP will be subject to any clawback or recapture policy adopted by the Company, as in effect from time to time.

Plan Amendment and Termination

The Administrator may amend or terminate any Award or Award agreement or amend the Amended LTIP at any time, and the Board may amend or terminate the Amended LTIP at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. As discussed in more detail above, the Administrator does not have the authority, without the approval of stockholders, to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or the Board to amend or terminate any Award, Award agreement or the Amended LTIP, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

Term of the Amended LTIP

If our stockholders approve this proposal, the Amended LTIP will become effective as of the date of the 2026 Annual Meeting and will remain in effect for a period of ten years thereafter (unless earlier terminated by the Board). Awards granted before the termination date of the Amended LTIP will continue to be effective according to their terms and conditions if outstanding after the end of such ten-year term.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the Amended LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Amended LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonstatutory options and SARs with an exercise price less than the fair market value of shares of our common stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the Amended LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

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Proposal 3: Approval of the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan

Tax Consequences to Participants

Options and SARs

Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of our common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Amended LTIP generally prohibits the transfer of Awards, but the Amended LTIP allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

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In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $19,000 per donee (for 2026, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; RSUs; Stock Awards; Other Stock-Based or Cash Awards

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the common stock received.

A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended LTIP could also be limited by the golden parachute rules of Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Amended LTIP could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.

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New Plan Benefits

The future awards, if any, that will be made to eligible persons under the Amended LTIP are subject to the discretion of the Administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.

Equity Compensation Plan Information

The following sets forth our issuance of awards under the Talos Energy Inc. Long Term Incentive Plan (the “2018 LTIP”) and LTIP, as a group, in each case as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	6,857,541	(2)	—	2,321,850	(4)

Equity compensation plans not approved by security holders	—		—	—

Total	6,857,541		—	2,321,850

(1)

Following our stockholders’ approval of the Talos Energy Inc. 2021 Long Term Incentive Plan at the 2021 Annual Meeting of Stockholders, the 2018 LTIP was frozen as of March 8, 2021 such that no future awards may be granted under the 2018 LTIP. Shares of our common stock may still be issued under the 2018 LTIP upon the vesting and settlement of PSU and RSU awards granted under the 2018 LTIP. As of December 31, 2025, the only remaining shares of common stock subject to RSU awards granted under the 2018 LTIP were with respect to 17,491 vested and deferred RSUs held by Mr. Goldman which will be settled upon his departure from the Board, 60% in shares and 40% in cash.

(2)

Represents the maximum number of shares of our common stock subject to PSU awards and the number of shares of our common stock subject to RSU awards, including vested deferred RSU awards held by our directors, granted under the 2018 LTIP and LTIP outstanding as of December 31, 2025. Because the number of shares to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares actually issued may be less than the number reflected in this column. No options or warrants have been granted under the 2018 LTIP or LTIP.

(3)	No options or warrants have been granted under the 2018 LTIP or LTIP, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.

(4)

Represents the total number of shares of our common stock remaining available for issuance under the LTIP as of December 31, 2025. No further awards may be issued under the 2018 LTIP. Pursuant to the LTIP, all outstanding RSU and PSU awards under the 2018 that are forfeited, cancelled or fail to be earned after March 8, 2021 will be made available for issuance under the LTIP.

Consequences of Failing to Approve the Proposal

The Amended LTIP will not be implemented unless approved by our stockholders. If the Amended LTIP is not approved by the Stockholders, the LTIP will remain in effect, and the Company will continue to grant awards under the LTIP until the share reserve under the LTIP is exhausted or the term of the LTIP expires. Once the share reserve under the LTIP is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.

Vote Required

Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast on this proposal.

Votes cast FOR or AGAINST Proposal 3 will be counted as votes cast on this proposal.

Abstentions and broker non-votes with respect to Proposal 3 are not treated as votes cast and, therefore, will have no impact on the outcome of this proposal.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan.

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AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, each of Richard Sherrill and Neal P. Goldman qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter initially adopted as of May 10, 2018, which is reviewed annually and/or amended, as appropriate, from time to time.

Management is responsible for our system of internal controls and the financial reporting process. Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles in the United States of America, or GAAP, and for developing, maintaining, and evaluating our internal controls over financial reporting. The independent registered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the internal control over financial reporting, and expressing an opinion with respect to each. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent registered public accountant the audited consolidated financial statements in our Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed Management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2025, included in our Annual Report. The Audit Committee discussed with the independent registered public accountant matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Our independent registered public accountant also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB and the SEC regarding the independent registered public accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accountant its independence from the Company.

Based on the Audit Committee’s discussions with management and the independent registered public accountant, and the Audit Committee’s review of the representations of management and the report of the independent registered public accountant to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report, filed with the SEC on February 25, 2026.

Audit Committee of the Board of Directors:

Richard Sherrill, Chairman
Neal P. Goldman, Member
Shandell Szabo, Member

2026 PROXY STATEMENT	79

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 was completed by EY, and our Form 10-K for the fiscal year ending December 31, 2025, including the audited financial statements, was accepted by the SEC, on February 24, 2026. EY has served as the Company’s independent registered public accounting firm since May 2018. Prior to that, EY had served as Talos Energy LLC’s independent accounting firm since 2010. Talos Energy LLC became a wholly owned subsidiary of the Company in May 2018.

The Board of Directors is submitting the appointment of EY for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of EY does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.

See also “Governance and Board Matters—Committees of the Board—Audit Committee” for additional information.

Audit and Other Fees

The table below sets forth the aggregate fees billed or expected to be billed by EY, the Company’s independent registered public accounting firm, for services provided for the last two fiscal years (in thousands):

	2025	2024

Audit Fees (1)	$2,413	$3,731

Audit-Related Fees (2)	90	—

Tax Fees (3)	46	—

All Other Fees	—	—

Total	$2,549	$3,731

(1)

Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2025 and 2024, and a review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, June 30, 2025 and September 30, 2025, and any amendments relating thereto, (ii) the audit of internal control over financial reporting, (iii) the filing of our registration statements for equity securities offerings, (iv) research necessary to comply with generally accepted accounting principles, (v) statutory audit work required for certain of our subsidiaries and (vi) other filings with the SEC, including consents, comfort letters, and comment letters.

(2)

Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Audit-related fees for 2025 consist of the aggregate fees billed for professional services rendered for a software pre-implementation review.

(3)	Tax fees consist of the aggregate fees incurred related to tax compliance services and consultations on various tax issues.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of EY’s audit, audit-related, tax and other services. For the fiscal year ended December 31, 2025, the Audit Committee pre-approved all services described above.

The Company expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast on this proposal.

Votes cast FOR or AGAINST Proposal 4 will be counted as votes cast on this proposal.

80

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

Abstentions with respect to Proposal 4 are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

The Company does not expect any broker non-votes with respect to Proposal 4, as it is considered a routine matter.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

2026 PROXY STATEMENT	81

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of March 31, 2026 by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our common stock;

•	each member of our Board of Directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002.

As of March 31, 2026, there were 166,912,349 shares of our common stock outstanding.

	Shares Beneficially Owned

	Number	Percent

5% Stockholders:

Slim Family (1)	41,233,604	24.7%

BlackRock, Inc. (2)	18,518,523	11.1%

Sourcerock Group LLC (3)	11,193,177	6.7%

Dimensional Fund Advisors LP (4)	8,967,001	5.4%

Directors and Named Executive Officers:

Neal P. Goldman (5)	88,061	*

Paul Goodfellow (6)	68,435	*

Paula R. Glover (7)	0	*

John “Brad” Juneau (8)	90,343	*

Richard Sherrill (9)	71,284	*

Charles M. Sledge (9)	57,940	*

Shandell Szabo (9)	54,669	*

Zachary B. Dailey (10)	0	*

William R. Langin (11)	0	*

William S. Moss III (12)	257,735	*

John B. Spath (13)	98,037	*

Joseph A. Mills (14)	38,726	*

Sergio L. Maiworm, Jr. (15)	50,003	*

Gregory M. Babcock (16)	67,249

All directors and executive officers as a group (12 persons)	853,753	*

*	Represents beneficial ownership of less than one percent (1%) of shares outstanding.

82

Security Ownership of Certain Beneficial Owners and Management

(1)

Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family”) are beneficiaries of a Mexican trust which owns all of the outstanding voting securities of Control Empresarial, a sociedad anónima de capital variable organized under the laws of the United Mexican States. The Slim Family and Control Empresarial hold shared voting and dispositive power over 41,233,604 shares of our common stock. The principal business address of the Slim Family and Control Empresarial is Paseo de las Palmas 781, Piso 3, Lomas de Chapultepec, Ciudad de Mexico, O5, 11000. The foregoing information is based on the Schedule 13D/A filed by the Slim Family and Control Empresarial on March 30, 2026.

(2)

BlackRock, Inc. has sole dispositive power over 18,518,523 shares of our common stock and sole voting power over 18,231,857 shares of our common stock. The principal address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The foregoing information is based on the Schedule 13G/A filed by BlackRock, Inc. on July 17, 2025.

(3)

Sourcerock Group LLC has sole dispositive power over 11,193,177 shares of our common stock and sole voting power over 11,193,177 shares of our common stock. The principal address of Sourcerock Group LLC is 210 University Blvd., Suite 330, Denver, CO 80206. The foregoing information is based on the Schedule 13G/A filed by Sourcerock Group, LLC on August 15, 2025.

(4)

Dimensional Fund Advisors LP has sole dispositive power over 8,967,001 shares of our common stock and sole voting power over 8,803,069 shares of our common stock. The principal address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746. The foregoing information is based on the Schedule 13G filed by Dimensional Fund Advisors LP on January 21, 2026.

(5)

For Mr. Goldman, does not include (i) 19,470 unvested RSUs that will vest on March 5, 2027 and will be settled 60% in shares of our common stock and 40% in cash if no settlement election is made to receive 100% in shares of our common stock and (ii) 6,996 deferred RSUs that will be settled in cash upon a separation of service.

(6)

For Mr. Goodfellow, does not include (i) 214,174 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029 and (ii) 225,676 unvested RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028.

(7)

For Ms. Glover, does not include (i) 14,018 unvested RSUs that will vest, contingent upon continued service, on March 5, 2027, (i) 17,759 deferred RSUs that will settle on March 10, 2031, (ii) 11,612 deferred RSUs that will settle on March 5, 2028, (iii) 9,066 deferred RSUs that will settle on March 5, 2029 and (iv) 12,510 deferred RSUs that will settle on March 5, 2030. Each of the foregoing RSUs which will be settled 60% in shares of our common stock and 40% in cash if no settlement election is made to receive 100% in shares of our common stock.

(8)

For Mr. Juneau, does not include 14,018 unvested RSUs that will vest on March 5, 2027 and which will be settled 60% in shares of our common stock and 40% in cash if no settlement election is made to receive 100% in shares of our common stock.

(9)

For each of Mr. Sherrill, Mr. Sledge and Ms. Szabo, does not include 14,018 unvested RSUs that will vest on March 5, 2027 and will be settled 60% in shares of our common stock and 40% in cash if no settlement election is made to receive 100% in shares of our common stock.

(10)

For Mr. Dailey, does not include (i) 29,050 unvested RSUs that will vest ratably on each of September 18, 2026, September 18, 2027 and September 18, 2028 and (ii) 70,093 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029.

(11)

For Mr. Langin, does not include (i) 16,358 unvested RSUs that will vest ratably on each of October 1, 2026, October 1, 2027 and October 1, 2028 and (ii) 70,093 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029.

(12)

For Mr. Moss, does not include (i) 70,093 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029, (ii) 14,799 unvested RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028, (iii) 51,795 RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028, (iv) 18,244 annual unvested RSUs subject to vesting on March 5, 2027 and (v) 26,470 unvested retention RSUs that will vest ratably on each of September 9, 2026 and September 9, 2027.

(13)

For Mr. Spath, does not include (i) 70,093 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029, (ii) 66,594 unvested RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028, (iii) 19,547 unvested RSUs that will vest on March 5, 2027 (iv) 28,215 unvested retention RSUs that will vest ratably on each of September 9, 2026 and September 9, 2027 and (v) 321 unvested RSUs that will vest on December 1, 2026.

(14)

Mr. Mills is a former NEO of the Company. Calculations are based on the last publicly available Form 4 filed with the SEC on January 6, 2025 prior to his departure and the transactions that occurred as a result of the departed executive’s termination of employment and execution of a release of claims in connection therewith.

(15)

Mr. Maiworm is a former NEO of the Company. Calculations are based on the last publicly available Form 4 filed with the SEC on March 10, 2025 prior to his departure and the transactions that occurred as a result of the departed executive’s termination of employment and execution of a release of claims in connection therewith.

(16)

Mr. Babcock is the former Interim Chief Financial Officer of the Company but continues to serve as the Company’s Vice President and Chief Accounting Officer. For Mr. Babcock, does not include (i) 23,364 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029, (ii) 5,198 unvested RSUs that will vest ratably on each of September 18, 2026, September 18, 2027 and September 18, 2028, (iii) 22,198 unvested RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028, (iv) 9,991 annual RSUs that will vest on March 5, 2027, (v) 21,816 unvested retention RSUs that will vest ratably on each of September 9, 2026 and September 9, 2027 or (vi) 1,111 unvested RSUs that will vest on July 1, 2026.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2025.

2026 PROXY STATEMENT	83

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

In accordance with our policies and procedures of the NYSE, a “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;

•	any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.

A copy of our policy is included in our Audit Committee Charter which can be found under the “Governance Documents” tab within the “Governance” section of our website at www.talosenergy.com. The Audit Committee is responsible for overseeing the Company’s policy and reviewing any related person transaction that is required to be disclosed pursuant to SEC rules.

Other than disclosed, we did not have any related party transactions during the fiscal year ended December 31, 2025.

Slim Family Office and Affiliates

As of March 31, 2026, Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial”), an entity controlled by Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family” and together with Control Empresarial, the “Slim Family Office”) beneficially owned and possessed voting power of approximately 24.7% of our outstanding common stock.

Given its ownership interest, the Slim Family Office has significant influence over matters submitted to stockholders for approval, including changes in capital structure, transactions requiring stockholder approval under Delaware law, and corporate governance. The Slim Family Office may have different interests than other holders of our common stock and may make decisions adverse to your interests.

Among other things, the Slim Family Office’s concentration of voting power could influence a sale of our company. This concentration of voting power could discourage a potential investor from seeking to acquire our common stock and, as a result, might harm the market price of our common stock.

Cooperation Agreement

On December 16, 2024, we entered into a cooperation agreement (the “Cooperation Agreement”) with Control Empresarial. Pursuant to the Cooperation Agreement, Control Empresarial and its affiliates agreed that during the term of the Cooperation Agreement they would not acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, directly or indirectly, beneficially or otherwise, any voting securities of the Company (other than in connection with a stock split, stock dividend or similar corporate action initiated by the Company) if, immediately after such acquisition, Control Empresarial and the other members of its investor group, collectively, would, in the aggregate, beneficially own more than 25% of the outstanding voting shares of any class of voting securities of the Company. The Cooperation Agreement does not contain any other voting or other limitations. The Cooperation Agreement was amended on December 8, 2025 to extend the period of the Cooperation Agreement for an additional year, to December 16, 2026, but is subject to early termination upon the occurrence of certain events described in the Cooperation Agreement.

Talos Mexico

On September 27, 2023, the Company sold a 49.9% equity interest in Talos Energy Mexico 7, S. de R.L. de C.V. (“Talos Mexico”) to Zamajal, S.A. de C.V. (“Zamajal”), a subsidiary entity owned 90% by Grupo Carso, S.A.B. de C.V. (“Carso”) and 10% by Control Empresarial.

84

certain Relationships and Related Party Transactions

On March 25, 2026, the Company sold an additional 30.1% equity interest in Talos Mexico to Zamajal for $49.7 million in cash consideration with an additional $33.1 million contingent on first oil production from the Zama Field (the “Incremental Mexico Equity Sale”). After closing of the Incremental Mexico Equity Sale, Talos Mexico, which currently holds a 17.4% interest in the Zama Field, is owned 20.0% by the Company and 80.0% by Zamajal.

Grupo Carso

The Slim Family Office owns a majority stake in Carso. Carso is a public stock company incorporated in Mexico, which holds the shares of a group of companies that primarily operate in the commercial, industrial, infrastructure and construction and energy sectors. Carso, through its Zamajal subsidiary, has an ownership interest in Talos Mexico. As of December 31, 2025, Carso owed the Company $2.8 million related to advisory services the Company provided in connection with the Lakach Deepwater natural gas field off Mexico’s southeastern coast near Veracruz.

2026 PROXY STATEMENT	85

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof.

When and where is the Annual Meeting?

Date:	Time:	Where:	Record Date:

Thursday, June 4, 2026	10:00 a.m. (Central Time)	Talos’s Corporate Offices: Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	Wednesday, April 8, 2026

What is a proxy statement and what is a proxy?

A proxy is a legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. This is a proxy statement. A proxy statement is a document that we are by law required to give you when we ask you to sign a proxy designating individuals to vote your shares on your behalf. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement, and in the absence of your direction, they will vote your shares as recommended by the Board. We encourage you to read this Proxy Statement carefully.

Why did I receive these proxy materials?

These materials are being made available to you because, at the close of business on the record date, you were, pursuant to our Second Amended and Restated Bylaws, as amended, a stockholder of record entitled to notice of and to vote at a meeting of stockholders. Accordingly, our Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting, including any adjournments or postponements thereof. All stockholders of record on the record date are entitled to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement contains information you may use when deciding how to vote in connection with the Annual Meeting. We encourage you to read this Proxy Statement carefully.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet instead of a paper copy of our proxy materials to reduce the environmental impact of our Annual Meeting. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or to request to receive a printed or e-mail set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed or e-mail copy of the proxy materials for this Annual Meeting or on an ongoing basis for future annual meeting of stockholders, may be found in the Notice of Internet Availability.

We intend to mail the Notice of Internet Availability on or about April 22, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

86

Questions and Answers About the Annual Meeting

How can I access the Proxy Materials electronically?

Copies of the proxy materials are available for viewing at www.proxydocs.com/TALO.

What is included in the proxy materials for the Annual Meeting?

The proxy materials include the following: (i) the Notice of the Annual Meeting and this Proxy Statement and (ii) the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

What different methods can I use to vote my shares?

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares beforehand over the Internet, by telephone or by mail. Please read the instructions below on how to vote your shares. Instructions will vary depending on how you own your shares so it is important that you follow the instructions that apply to you. Instructions on how to vote may also be found in the Notice of Internet Availability being mailed to our stockholders on or about April 22, 2026.

You have a choice of voting your shares:

Over the Internet	By Mail	By Telephone	In Person at the Annual Meeting

You may vote via the Internet at the following website: www.proxypush.com/TALO. If you received a Notice of Internet Availability, please follow the instructions found in the Notice of Internet Availability.

If you received printed copies of the proxy materials by mail, please follow the instructions on your proxy card. Internet voting facilities for stockholders of record will be available 24 hours a day, seven days a week. Such instructions must be received by 11:59 p.m. (E.T.) on Wednesday, June 3, 2026.

Please have your proxy card and control number (located on your proxy card and on the Notice of Internet Availability) available and ready when voting by Internet.

If you vote by Internet or Telephone, please do NOT mail back the proxy card.

If you received a printed version of the proxy materials, you may vote by completing, signing and dating the proxy card and folding and returning it in the postage-paid envelope we have provided.

If you vote by Telephone or the Internet, please do NOT mail back the proxy card.

You may also vote over the Internet or by Telephone as noted on the Notice of Internet Availability or proxy card.

You may vote by Telephone by calling 1-866-291-6999 any time on a touch-tone phone by following the instructions provided by the recorded message.

The Telephone voting facilities for stockholders of record will be available 24 hours a day, seven days a week. Such instructions must be received by 11:59 p.m. (E.T.) on Wednesday, June 3, 2026.

Please have your proxy card and control number (located on your proxy card and on the Notice of Internet Availability) available and ready when voting by Telephone.

If you vote by Telephone or the Internet, please do NOT mail back the proxy card.

Attend the Annual Meeting in person and complete a written ballot as directed during the Annual Meeting.

2026 PROXY STATEMENT	87

Questions and Answers About the Annual Meeting

What matters will be voted upon at the Annual Meeting, and what votes are required to approve each of the proposals?

	Proposal	Voting Requirements	Abstentions & Broker Non-Votes

1	To elect to the Company’s Board of Directors the director nominees set forth in this Proxy Statement, each of whom will hold office for a one (1) year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

The election of each nominee for director requires the affirmative vote of a majority of the votes cast with respect to that nominee’s election.

For this proposal, a “majority of the votes cast” means that the number of votes cast FOR a nominee’s election exceeds the number of votes cast AGAINST that nominee’s election.

Abstentions and broker non-votes are not counted as votes cast either FOR or AGAINST such nominee and, therefore, will have no effect on the outcome of this proposal.

2	To approve, on a non-binding advisory basis, the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2025.

Approval requires the affirmative vote of a majority of the votes cast on the proposal.

Advisory Vote: Your vote on this proposal is “advisory” and, therefore, is not binding on the Company, the Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and are committed to carefully considering the results of the advisory vote.

Abstentions and broker non-votes are not counted as votes cast FOR or AGAINST this proposal and, therefore, will have no effect on the outcome of this proposal.

3	To approve the Company’s Second Amended and Restated 2021 Long-Term Incentive Plan.	Approval requires the affirmative vote of a majority of the votes cast on the proposal.	Abstentions and broker non-votes are not counted as votes cast FOR or AGAINST this proposal and, therefore, will have no effect on the outcome of this proposal.

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	Approval requires the affirmative vote of a majority of the votes cast on the proposal.	Abstentions are not counted as votes cast FOR or AGAINST this proposal and, therefore, will have no effect on the outcome of this proposal. There will be no broker non-votes for this proposal.

*	Abstentions: Abstentions are counted as present in determining whether the quorum requirement is satisfied.
**

Broker Non-Votes. If you are a beneficial holder of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable NYSE rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”

***

Routine Matters. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026 (Proposal 4) is the only routine matter to be presented at the Annual Meeting on which brokers, banks or other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with Proposal 4.

88

Questions and Answers About the Annual Meeting

How does the Board recommend that I vote?

Our Board is soliciting your proxy to vote your shares on all matters scheduled to come before the Annual Meeting. Your proxy will be effective for the Annual Meeting and at any adjournments or postponements thereof.

If you are a stockholder of record and you sign and return a proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares in accordance with the recommendations of the Board, as follows:

	Proposal	Board Recommendation	Page No.

1	To elect to the Company’s Board of Directors the director nominees set forth in this Proxy Statement, each of whom will hold office for a one (1) year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal	FOR EACH DIRECTOR NOMINEE ☑	6

2	To approve, on a non-binding advisory basis, the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2025	FOR ☑	69

3	To approve the Company’s Second Amended and Restated 2021 Long Term Incentive Plan	FOR ☑	70

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR ☑	80

In addition, if any other matters properly come before the Annual Meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy card to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters. Except as described in this Proxy Statement, we are aware of no other matters to come before the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

There must be a quorum to take action at the Annual Meeting (other than adjournments or postponements of the meeting). A quorum will exist if the holders of shares of common stock representing a majority of the voting power of all outstanding shares of common stock entitled to vote at the Annual Meeting are present in person or by proxy. On April 8, 2026 (the record date), for purposes of calculating a quorum, there were 166,912,349 shares of our common stock held by 129 stockholders of record eligible to vote.

Both abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card or voting instruction form, or if a stockholder of record attends the Annual Meeting and does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Shares of common stock held in our treasury on the record date are not considered outstanding and will not be voted or considered present at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Our common stock is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Holders of our common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of our common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting. No other class of securities is entitled to vote at the Annual Meeting. Pursuant to our Second Amended and Restated Certificate of Incorporation, as amended, cumulative voting rights are prohibited. Shares of common stock held in our treasury on the record date are not considered outstanding and will not be voted or considered present at the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for a period of 10 days prior to the Annual Meeting at our principal executive offices at 333 Clay Street, Suite 3300, Houston, Texas 77002. The list will also be available during the Annual Meeting.

2026 PROXY STATEMENT	89

Questions and Answers About the Annual Meeting

What is the Company’s policy with respect to the resignation of directors who do not receive the required number of votes?

Our Second Amended and Restated Bylaws, as amended, set forth that each director shall be elected, at any meeting for the election of directors at which a quorum is present, (i) in the case of an uncontested election, by the vote of a majority of the votes cast with respect to that director’s election and (ii) in the case of a contested election, by the vote of a plurality of the votes cast with respect to that director’s election.

With respect to clause (i), the Company’s Corporate Governance Guidelines establish that any incumbent director nominee who receives a greater number of votes AGAINST his or her election than votes FOR such election must promptly tender his or her resignation to the Board with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board. The Board may, but is not obligated to, delegate to any committee of the Board consisting solely of independent directors who have not tendered a resignation, the responsibility of making a recommendation to the Board as to whether to accept or reject the tendered resignation and whether to take other action. The Board must act on the resignation, taking into account the committee’s recommendation (if applicable), and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within ninety (90) days following certification of the election results.

If the Board accepts a director’s resignation pursuant to this procedure, then the Board may fill the resulting vacancy or decrease the size of the Board pursuant to our Second Amended and Restated Bylaws.

What if I return my proxy card but do not specify how I want to vote?

If you are a stockholder of record and you sign and return a proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares in accordance with the recommendations of the Board.

In addition, if any other matters properly come before the Annual Meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy card to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters. Except as described in this Proxy Statement, we are aware of no other business to come before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record	Beneficial Owners

If, as of the record date, you held shares of our common stock represented by a stock certificate in your name, or your shares were registered in your name with our transfer agent, Computershare, then you are a “stockholder of record,” and Computershare has sent the notice or printed copies of our proxy materials directly to you on our behalf.

•

If you are a stockholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:

–  by Telephone using the toll-free telephone number shown on the proxy card;

–  via the Internet as instructed on the proxy card;

–  by completing and signing the proxy card and returning it in the prepaid envelope provided; or

–  by written ballot at the Annual Meeting.

If, as of the record date, you were not holding shares in your name but rather you were holding shares in an account at a broker, bank, or other nominee, then you are a “beneficial holder,” and your shares are held in street name. The stockholder of record for your shares, meaning the party who has the legal right to vote such shares at the Annual Meeting, is your broker, bank, or such other nominee.

As the beneficial holder of the shares, the Notice of Internet Availability or printed copies of the proxy materials were forwarded to you by your broker, bank, or other nominee, and you have the right to direct such party to vote your shares. Such party should have provided you with instructions for directing it how to vote your shares. If you wish to change the direction you provided your broker, bank, or other nominee, you should follow the instructions sent to you by such party.

90

Questions and Answers About the Annual Meeting

Stockholders of Record	Beneficial Owners

Telephone and Internet proxy voting facilities for stockholders of record will be available 24 hours a day, seven days a week. If you give instructions as to your proxy appointment by telephone or via the Internet, such instructions must be received by 11:59 p.m. (E.T.) on Wednesday, June 3, 2026. If you properly give instructions as to your proxy appointment by telephone, via the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

Please sign the proxy card exactly as your name appears on the card. If a stockholder of record is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

The return of a completed proxy card, or the submission of proxy instructions via the Internet or by telephone, will not prevent a stockholder of record from attending and voting at the Annual Meeting. If you have appointed a proxy and attend the Annual Meeting and vote in person, your proxy appointment will automatically be terminated.

The Company urges you to instruct your broker, bank, or other nominee on how to vote your shares. As a beneficial holder, you may attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from the broker, bank, or other nominee. Please understand that, if you are a beneficial holder, the Company does not know that you are a stockholder or how many shares you own.

As a beneficial holder, will my shares be voted if I do not tell my broker, bank or other nominee how I want them voted?

If you are a beneficial holder of shares, you should have received a voting instruction form from your broker, bank or other nominee. Pursuant to the regulations of the NYSE, brokers, banks and other nominees have the authority to vote shares held for a beneficial holder only on certain “routine” matters absent voting instructions from the beneficial holder of the shares. Broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial holder are voted on at least one proposal at a meeting but are not voted with respect to other proposals because the broker, bank or other nominee did not receive voting instructions from the beneficial holder and lacked the discretionary authority to vote the shares on such proposals. At the Annual Meeting, only Proposal 4 is considered a “routine” matter. Accordingly, we do not expect any broker non-votes for Proposal 4. Each of Proposal 1, Proposal 2 and Proposal 3 is considered a non-routine matter. Accordingly, your broker, bank, or other nominee will not be permitted to vote your shares on such matters unless you provide proper voting instructions. Broker non-votes will have no effect on the outcomes of Proposal 1, Proposal 2 and Proposal 3.

What shares are included on my proxy card?

If you have received printed copies of the proxy materials by mail, you will receive one proxy card for all shares of common stock which you hold as a stockholder of record. If you are a beneficial holder, you will receive voting instructions for each account you have with a broker, bank or other nominee.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can change your vote within the regular voting deadlines by voting again by Telephone or on the Internet, executing and returning a later dated proxy card, or by attending the Annual Meeting in person and completing a written ballot as directed during the Annual Meeting. If you vote by Telephone or via the Internet, such instructions must be received by 11:59 p.m. (E.T.) on Wednesday, June 3, 2026.

2026 PROXY STATEMENT	91

Questions and Answers About the Annual Meeting

If you are a stockholder of record, you can revoke your proxy by delivering a written notice of your revocation to our Secretary at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary.

If you are a beneficial owner, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

All shares of common stock that have been properly voted and not revoked will be counted in the votes held on the resolution proposed at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior Telephone or Internet vote or your proxy.

How many votes do I have?

Each stockholder of record will have one vote on each matter for every share of common stock owned on the record date. No shares have cumulative voting rights.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions, and we will answer questions from stockholders during a designated question and answer period, as time permits. In order to provide an opportunity for everyone who wishes to ask a question, stockholders will be limited to two questions. If we receive substantially similar questions, we will group such questions together. We ask that stockholders confine their questions to matters that relate directly to the business of the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

As of the date of this Proxy Statement, our Board and management do not know of any other matters to come before the Annual Meeting other than those matters described in this Proxy Statement. If any other matters properly come before the Annual Meeting, or any adjournments or postponements thereof, such matters will, subject to applicable law and our Second Amended and Restated Bylaws, be considered at the Annual Meeting.

It is the intention of the persons named in the proxy card to vote the shares represented thereby on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Exchange Act. By submitting your proxy, you grant discretionary authority with respect to such other matters.

Who is the transfer agent?

Our transfer agent is Computershare Trust Company, N.A. All communications concerning stockholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting Computershare Trust Company, N.A. at +1.877.878.7534 (within the U.S., U.S. Territories and Canada), +1.781.575.4247 (outside the U.S., U.S. Territories and Canada), or in writing at P.O. Box 43006, Providence, RI 02940-3006, or in writing by overnight delivery at 150 Royall Street, Suite 101, Canton, MA 02021.

Who will count the votes?

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting. The inspector of election will be present at the Annual Meeting.

When will voting results be announced?

We intend to announce the preliminary voting results at the Annual Meeting. We will report the final voting results in a Current Report on Form 8-K that we will file with the SEC and make available under the “SEC Filings” tab within the “Filing & Reports” section of our website at www.talosenergy.com within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

92

Questions and Answers About the Annual Meeting

Who is conducting the proxy solicitation and how much will it cost?

We are soliciting the proxies accompanying this Proxy Statement and we will bear the cost of soliciting those proxies. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in soliciting proxies in connection with the Annual Meeting and have agreed to pay Innisfree $20,000 in relation to the cost of such solicitation. In addition, we will reimburse, or advance funds to, Innisfree for reasonable out-of-pocket expenses and fees incurred in connection with Innisfree’s services, including the charges rendered by banks, brokers or their agents for forwarding proxies and proxy materials to beneficial owners of our common stock, and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. The initial solicitation of proxies may be supplemented by mail, telephone, Internet, or facsimile or in person by our directors, officers or other employees, or Innisfree. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation.

How is information sent to stockholders of record sharing the same address?

For those stockholders who elect to receive printed proxy materials, the SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability, this Proxy Statement and our Annual Report, as applicable, to an address shared by two or more stockholders. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. We will deliver only one set of proxy materials to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. We will still send each stockholder who receives a printed version of these proxy materials an individual proxy card.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent in the future by following the instructions sent by your bank or broker. If you would like to receive more than one copy of the proxy materials, we will promptly deliver a separate copy of the proxy materials to you upon receipt of a written or oral request to our General Counsel at the address or phone number below.

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Attn: General Counsel

(713) 328-3000

How can I communicate with the Board of Directors?

We welcome and value feedback from our stockholders. Any stockholder or other interested party may communicate with our Board, a committee of the Board or an individual director by letter, email or telephone, directed in care of the Company’s General Counsel. At his discretion, materials considered to be inappropriate or harassing, unsolicited advertisements, or promotional materials and invitations to conferences may not be forwarded. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Contact information is as follows:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Attn: General Counsel

(713) 328-3000

board@talosenergy.com

What are the directions to the Annual Meeting?

The 2026 Annual Meeting of Stockholders will be held at Talos’s corporate offices at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. Three Allen Center is located in downtown Houston, Texas.

2026 PROXY STATEMENT	93

Questions and Answers About the Annual Meeting

Where can I find certain documents?

Copies of this Proxy Statement, the proxy card and our Annual Report have been posted on the Internet at www.proxydocs.com/TALO and can be accessed by all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report, including the exhibits, the financial statements and any schedules thereto. Please send a written request to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

713-328-3000

Attention: Investor Relations

The charters for each of the Audit, Compensation, Nominating & Governance and SSCR Committees, as well as our Corporate Governance Guidelines and our Code of Conduct have been posted to our corporate website and can be accessed under the “Governance Documents” tab within the “Governance” section on our website www.talosenergy.com. Our Code of Conduct applies to our directors, officers and other employees, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the address specified above. The committee charters and our Corporate Governance Guidelines and Code of Conduct are also available in print without charge upon written request to our General Counsel at the address above.

94

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES FOR NEXT YEAR

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2027 proxy materials must submit such proposal to the Company at its principal executive offices, and the proposal must be received by December 23, 2026, which date is not less than 120 calendar days before the first anniversary of the date the Company released its 2026 proxy materials on April 22, 2026. Any such stockholder proposal must comply with the requirements set forth in Rule 14a-8 of the Exchange Act.

Any stockholder of the Company who desires to submit a proposal for consideration at the 2027 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices not earlier than the close of business on the 120th calendar day (February 4, 2027) and not later than the close of business on the 90th day (March 6, 2027) prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 100th day prior to the date of the 2027 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2027 Annual Meeting of Stockholders is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournments or postponements of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. We will consider proposals only if such proposals meet the requirements of the applicable rules of the SEC and our Second Amended and Restated Bylaws, as amended.

It is the responsibility of the Nominating & Governance Committee to identify, evaluate, and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating & Governance Committee endeavors to recommend director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

The Nominating & Governance Committee values a range of experiences, skills, attributes and viewpoints among our directors, including experience in the oil and gas industry, finance, and legal and corporate governance, among other areas. The Nominating & Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating & Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating & Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating & Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional potential candidates.

The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the name and address of the nominating stockholder, as they appear on the Company’s books;

•	the nominee’s name and address and other personal information;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•

a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to our Second Amended and Restated Bylaws, as amended, with respect to each nominee for election or re-election to the Board; and

•	all other information required to be disclosed pursuant to our Second Amended and Restated Bylaws, as amended, and Regulation 14A of the Exchange Act.

Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

2026 PROXY STATEMENT	95

ANNEX A

RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Adjusted EBITDA attributable to Talos Energy Inc. to Adjusted Free Cash Flow attributable to Talos Energy Inc. and Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow attributable to Talos Energy Inc.

“Adjusted Free Cash Flow attributable to Talos Energy Inc.” before changes in working capital provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Free Cash Flow attributable to Talos Energy Inc. has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), net income (loss) attributable to Talos Energy Inc., operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

Capital Expenditures and Plugging & Abandonment. Actual capital expenditures and plugging & abandonment recognized in the quarter, inclusive of accruals.

Interest Expense. Actual interest expense per the income statement.

($ thousands)	Twelve Months Ended December 31, 2025

Reconciliation of Adjusted EBITDA attributable to Talos Energy Inc. to Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital):

Adjusted EBITDA attributable to Talos Energy Inc.	$1,198,620

Capital expenditures	(494,067)

Plugging & abandonment	(117,847)

Decommissioning obligations settled	(1,102)

Investment in Mexico	(4,559)

Interest expense	(163,381)

Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital)	417,664

($ thousands)	Twelve Months Ended December 31, 2025

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital):

Net cash provided by operating activities (1)	$935,826

(Increase) decrease in operating assets and liabilities	92,043

Capital expenditures (2)	(494,067)

Decommissioning obligations settled	(1,102)

Investment in Mexico	(4,559)

Transaction and other (income) expenses (3)	5,001

Decommissioning obligations (4)	3,245

Amortization of deferred financing costs and original issue discount	(8,359)

2026 PROXY STATEMENT	A-1

Annex A

($ thousands)	Twelve Months Ended December 31, 2025

Income tax benefit	$(109,169)

Adjustment for noncontrolling interest	993

Other adjustments	(2,188)

Adjusted Free Cash Flow attributable to Talos Energy Inc. (before changes in working capital)	417,664

(1)	Includes settlement of asset retirement obligations.

(2)	Includes accruals and excludes acquisitions.

(3)

Other income (expense) includes miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance. For the twelve months ended December 31, 2025, it includes the derecognition of $8.9 million related to a deferred payment that was deemed uncollectible.

(4)

Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc.

We believe the presentation of “Net Debt”, “LTM Adjusted EBITDA attributable to Talos Energy Inc.” and “Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc.” is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies.

Net Debt. Total Debt principal minus cash and cash equivalents.

Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc. Net Debt divided by the LTM Adjusted EBITDA attributable to Talos Energy Inc.

($ thousands)	December 31, 2025

Reconciliation of Net Debt:

9.000% Second-Priority Senior Secured Notes	$625,000

9.375% Second-Priority Senior Secured Notes	625,000

Bank Credit Facility – matures March 2027	—

Total Debt	1,250,000

Less: Cash and cash equivalents	(362,809)

Net Debt	$887,191

Calculation of LTM Adjusted EBITDA attributable to Talos Energy Inc.:

Adjusted EBITDA for three months period ended March 31, 2025	$363,003

Adjusted EBITDA for three months period ended June 30, 2025	294,247

Adjusted EBITDA for three months period ended September 30, 2025	301,240

Adjusted EBITDA for three months period ended December 31, 2025	240,130

LTM Adjusted EBITDA attributable to Talos Energy Inc.	$1,198,620

Reconciliation of Net Debt to LTM Adjusted EBITDA attributable to Talos Energy Inc.:

Net Debt / LTM Adjusted EBITDA attributable to Talos Energy Inc.	0.7x

A-2

ANNEX B

SECOND AMENDED AND RESTATED TALOS ENERGY INC. 2021 LONG TERM INCENTIVE PLAN

1. Purpose. The purpose of the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan (as amended from time to time, the “Plan”) is to provide a means through which (a) Talos Energy Inc., a Delaware corporation (together with any successor thereto, the “Company”), and the Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and the Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and the Affiliates rest, and whose present and potential contributions to the Company and the Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and the Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled Person or (ii) to direct or cause the direction of the management and policies of the controlled Person, whether through the ownership of voting securities, by contract, or otherwise.

(b) “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(c) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.

(d) “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Award” means an Award denominated in cash granted under Section 6(i).

(g) “Cause” means “cause” (or a term of like import) as defined in the Participant’s Award Agreement governing the Award at issue or, if such term is not defined in the applicable Award Agreement, then “Cause” means “cause” (or a term of like import) under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “cause” (or a term of like import), then Cause shall mean (i) the Participant’s material breach of any written agreement between the Participant and the Company or an Affiliate; (ii) the Participant’s material breach of any law applicable to the workplace or employment relationship, or the Participant’s material breach of any material policy or code of conduct established by the Company, an Affiliate, or a successor to the Company applicable to the Participant, including policies on discrimination, harassment and sexual harassment; (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (iv) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Participant’s willful failure or refusal, other than due to disability to perform the Participant’s obligations or to follow any lawful directive from the Company, as determined by the Company; provided, however, that if the Participant’s action or omissions as set forth in clause (v) are of such a nature that the Company or a successor of the Company determines that they are curable by the Participant, such actions or omissions must remain uncured for 30 days after the Company or a successor of the Company provides the Participant written notice of the obligation to cure such actions or omissions.

(h) “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i) The acquisition (whether by purchase, merger, consolidation or other similar transaction) by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of Stock or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors; provided, however, that, for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company or any Affiliate, (2) any acquisition directly from the Company, (3) any acquisition by any employee benefit

2026 PROXY STATEMENT	B-1

Annex B

plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (4) any Business Combination (as defined below) that does not constitute a Change in Control under subsection (iii) below;

(ii) During any period of twelve (12) consecutive months, individuals who, as of the Effective Date, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual were a member of the Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or group (within the meaning of Section 13(d)(3) of the Exchange Act or Section 14(d)(2) of the Exchange Act) other than the Board;

(iii) The consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), recapitalization, merger, consolidation, or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other entity, in any case, with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination;

(iv) The consummation of a sale, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis) in one or a series of related transactions to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act or Section 14(d)(2) of the Exchange Act) that is not the Company or any Affiliate; or

(v) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, the transaction or event described in clauses (i), (ii), (iii), (iv) or (v) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by the Nonqualified Deferred Compensation Rules.

(h) “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair market value of the portion of the consideration offered which is other than cash and such determination by the Committee shall be final, conclusive and binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j) “Committee” means a committee of the Board of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(k) “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l) “Effective Date” means June 4, 2026.

(m) “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of the Affiliates, and any other person who provides services to the Company or any of the Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may result in such individual receiving Stock. An employee on leave of absence may be an Eligible Person.

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(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(o) “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(p) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(r) “Nonstatutory Option” means an Option that is not an ISO.

(s) “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(t) “Original Effective Date” means March 8, 2021.

(u) “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(v) “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(w) “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, join stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee, executor, administrator, and nominee or entity in a representative capacity.

(x) “Prior Plan” means the Talos Energy Inc. Long Term Incentive Plan.

(y) “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(z) “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period or upon the occurrence of an event (which may or may not be coterminous with the vesting schedule of the Award).

(bb) “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(cc) “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(dd) “SEC” means the Securities and Exchange Commission.

(ee) “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(ff) “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(gg) “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(hh) “Substitute Award” means an Award granted under Section 6(j).

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Annex B

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i) designate Eligible Persons as Participants;

(ii) determine the type or types of Awards to be granted to an Eligible Person;

(iii) determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv) determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v) modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi) determine the treatment of an Award upon a termination of employment or other service relationship;

(vii) impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii) interpret and administer the Plan and any Award Agreement;

(ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, the Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other Persons claiming rights from or through a Participant. Notwithstanding anything to the contrary herein, the Board may, in its sole discretion, at any time and from time to time, exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters that under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee.

(b) Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate applicable law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been properly delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. Any such delegation may be revoked by the Committee at any time. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

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(d) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of the Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of the Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e) Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of the Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates will be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4. Stock Subject to Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, (i) 16,939,415 shares of Stock are reserved and available for delivery with respect to Awards since the Original Effective Date, and such total number of shares of Stock shall be available for issuance upon the exercise of ISOs, plus (ii) the number of shares of Stock that became available for Awards under this Plan pursuant to Section 4(d) below.

(b) Application of Limitation to Grants of Awards. Subject to Section 4(d), no Award may be granted if the number of shares of Stock that must be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares will again be available for Awards. For the avoidance of doubt, Awards of Restricted Stock shall not be considered “delivered shares” for this purpose until vesting. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or an SAR or taxes relating to an Option or an SAR, including shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (ii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will be considered “delivered shares” and will not, in each case, be again available for Awards. The number of shares of Stock withheld in payment of the tax withholding obligation related an Award other than an Option or an SAR will be again available for Awards under the Plan. For the avoidance of doubt, if an Award is settled in cash it shall not be counted against any share limit under this Section 4.

(d) Shares Available Under the Prior Plan. In addition, shares of Stock subject to an award granted under the Prior Plan and outstanding as of the Original Effective Date (a “Prior Award”) that expired or were cancelled, forfeited, exchanged, settled in cash or otherwise terminated (including shares forfeited with respect to Restricted Stock) became available for future grants of Awards under the Plan to the extent of such expiration, cancelation, forfeiture, exchange, settlement in cash or other termination. For the avoidance of doubt, a number of shares of Stock equal to the difference between (i) the maximum number of shares of Stock that could have been settled pursuant to performance-based Prior Awards, and (ii) the actual number of shares of Stock delivered upon settlement of performance-based Prior Awards, became available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Stock subject to Prior Awards were not added to the shares of Stock authorized for grant under Section 4(a) and will not be available for future grants of Awards: (i) the number of shares tendered or withheld in payment of any exercise or purchase price of a Prior Award or taxes relating to a Prior Award, (ii) shares that were subject to a stock option or stock appreciation right that was a Prior Award but were not issued or delivered as a result of the net settlement or net exercise of such

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Annex B

stock option or stock appreciation right, and (iii) shares repurchased on the open market with the proceeds of a stock option’s exercise price where such stock option was a Prior Award. For the avoidance of doubt, no awards were granted under the Prior Plan on or following the Original Effective Date.

(e) Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.

(f) Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5. Eligibility; Award Limitations for Non-Employee Members of the Board.

(a) Awards may be granted under the Plan only to Eligible Persons.

(b) In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $750,000; provided, however, that for any calendar year in which a member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, (iii) serves as lead director, or (iv) serves as non-executive Chairman of the Board, additional compensation, whether denominated in cash or Awards may be paid. For purposes of this Section 5(b), the value of Awards shall be determined, if applicable, pursuant to ASC Topic 718 on the date of grant and attributed to the compensation limit for the year in which the Award is granted. For the avoidance of doubt, the limits set forth in this Section 5(b) shall be without regard to grants of Awards or other payments, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of the Affiliates or was otherwise providing services to the Company or to any of the Affiliates other than in the capacity as a director of the Company. For the avoidance of doubt, any cash compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled, if later.

6. Specific Terms of Awards.

(a) General.

(i) Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. To the extent provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(ii) Without limiting the scope of Section 6(a)(i), with respect to any performance-based conditions, (i) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance

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period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants.

(iii) Subject to Section 8(e) of the Plan, any Award (or portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 4 may be granted to any one or more Eligible Persons without respect to and/or administered without regard for this minimum vesting provision. For the avoidance of doubt, the grant of Stock Awards will count against the 5% limit described in the immediately preceding sentence. No Award Agreement shall be permitted to reduce or eliminate the requirements of this Section 6(a)(iii). Nothing in this Section 6(a)(iii) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award for any reason.

(b) Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i) Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii) Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO); provided, that if the period to exercise the Option (other than in the case of an ISO) would expire at a time when trading in the shares of Stock is prohibited by the Company’s insider trading policy (or any Company-imposed “blackout period”) or any applicable law, then the period to exercise the Option shall be automatically extended until the 30th day following the expiration of such prohibition.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Code). Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable Award Agreement.

(c) SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i) Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

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Annex B

(ii) Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii) Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR; provided, that if the period to exercise the SAR would expire at a time when trading in the shares of Stock is prohibited by the Company’s insider trading policy (or any Company-imposed “blackout period”) or any applicable law, then the period to exercise the SAR shall be automatically extended until the 30th day following the expiration of such prohibition

(iv) Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i) Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Stock distributed in connection with a Stock split or a Stock dividend, and other property (other than cash) distributed as a dividend, in each case, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i) Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii) Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f) Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms and conditions, not inconsistent with the provisions of the Plan, as the Committee in its discretion determines to be appropriate.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock on such terms, conditions and restrictions, not inconsistent with the provisions of the

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Plan, as the Committee shall determine in its sole discretion. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents that are granted on a free-standing basis shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Dividend Equivalents granted in connection with another Award shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms, conditions and restrictions of such Other Stock-Based Awards, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(i) Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.

(j) Substitute Awards. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.

(k) No Repricing. Except as provided in Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR equals or exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7. Certain Provisions Applicable to Awards.

(a) Limit on Transfer of Awards.

(i) Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii) Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii) To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award, which is a fully vested share of Stock at the time of grant) may be transferred to a third-party financial institution for value.

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Annex B

(iv) An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of the Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c) Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e) Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restrictive covenant agreement in favor of the Company and the Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(f) Dividends and Dividend Equivalents Subject to Forfeiture. Any dividend or Dividend Equivalent credited with respect to any Award (except for dividends paid following the grant of a Stock Award, which is an Award of unrestricted (i.e., fully vested) shares of Stock) shall be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such Stock or other property has been distributed and shall not be delivered unless and until such Award has vested and been earned.

8. Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a) Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c) Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

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Annex B

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d) Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price, grant price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e) Change in Control.

(i) Treatment of Awards Assumed or Substituted by a Successor Entity.

(A) Except as otherwise provided in an Award Agreement, in the event of a Change in Control, in which any successor entity assumes outstanding Awards or substitutes similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, such Awards that are assumed or substituted shall not vest solely with respect to the occurrence of the Change in Control.

(B) Except as otherwise provided in an Award Agreement, if, in connection with or within twelve (12) months following a Change in Control, a Participant’s service, consulting relationship, or employment with the Company, an Affiliate, and the Successor Entity and the Affiliates is terminated without Cause, the vesting and exercisability of all Awards, including substitute awards, then held by such Participant will be accelerated in full and be settled, as applicable, no later than sixty (60) days following the conclusion of the service or employment relationship (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards shall vest but will be settled at date(s) of settlement specified in the applicable Award Agreement) and the expiration date of any Options shall be the day three months following the date the Participant ceases to be an employee or service provider to the Company, an Affiliate, and the Successor Entity and its affiliates. Unless the Award Agreement specifically provides for different treatment upon the circumstances described in this Section 8(e)(i)(B), Awards that vest based on performance shall be settled at the greater of (A) the target level of performance as set forth in the performance Award, and (B) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control.

(ii) Treatment of Awards not Assumed or Substituted. Unless otherwise provided in an Award Agreement, if, upon a Change in Control, the successor entity does not assume outstanding Awards or substitute similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, then the vesting of all outstanding Awards will be accelerated in full with effect immediately prior to the occurrence of the Change in Control and shall be settled, as applicable, no later than sixty (60) days following the Change in Control (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards will be settled at the originally specified date(s) of settlement). The Participant shall be permitted to conditionally redeem or exercise any or all Options, as applicable, effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction. Unless the Award Agreement specifically provides for different treatment upon the circumstances described in this Section 8(e)(ii), Awards that vest based on performance shall be settled at the greater of (A) the target level of performance as set forth in the performance Award, and (B) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control.

If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

2026 PROXY STATEMENT	B-11

Annex B

9. General Provisions.

(a) Tax Withholding. The Company and any of the Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of the Affiliates, (ii) interfering in any way with the right of the Company or any of the Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c) Relationship to Other Benefits. No Award or payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan or as required by applicable law.

(d) Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Houston, Texas. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(e) Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(f) Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person

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Annex B

acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of the Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of the Affiliates as a result of any such action.

(h) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(i) Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(j) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k) Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company (if the Company has requested such an opinion), constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company (if the Company has requested such an opinion), may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(l) Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject

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Annex B

to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(m) Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(n) Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(o) Plan Effective Date and Term. The Plan was originally adopted by the Board to be effective on the Original Effective Date, was amended and restated by the Board, effective as of May 23, 2024, and was further amended and restated by the Board, effective as of the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is June 4, 2036. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10. Amendments to the Plan and Awards. The Committee may (a) amend, alter, suspend, discontinue or terminate any Award or Award Agreement or (b) amend or alter the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any applicable law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Board may (i) amend, alter, suspend, discontinue or terminate the Committee’s authority to grant Awards or (ii) amend, alter, suspend, discontinue or terminate the Plan; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

B-14

333 Clay St., Suite 3300
Houston, Texas 77002

713.328.3000

www.talosenergy.com

Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: P.O. BOX 8016, CARY, NC 27512-9903 Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/TALO Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Talos Energy Inc. Annual Meeting of Stockholders for Stockholders of record as of April 8, 2026 Thursday, June 4, 2026 10:00 AM, Central Time Three Allen Center, 333 Clay Street, Suite 3300, Houston TX 77002 Internet: www.proxypush.com/TALO Cast your vote online and follow the simple instructions to record your vote Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-291-6999 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, June 3, 2026. This proxy is being solicited on behalf of the Board of Directors of Talos Energy Inc. The undersigned hereby appoints William S. Moss, Paul Goodfellow and Zachary B. Dailey, each or any of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and revocation, and authorizes them collectively, and each of them individually, to vote all the shares of capital stock of Talos Energy Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting and any adjournment or postponement thereof, conferring authority upon such true and lawful agents and proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 Beta NXT, Inc. or its affiliates. All Rights Reserved

Talos Energy Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 PROPOSAL YOUR VOTE 1. To elect to the Company’s Board of Directors the director nominees set forth below, each of whom will hold office for a one (1) year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. FOR AGAINST ABSTAIN 1.01 Neal P. Goldman (Chairman) 1.02 Paul R. Goodfellow (President & CEO) 1.03 John B. Juneau 1.04 Richard M. Sherrill 1.05 Charles M. Sledge 1.06 Shandell M. Szabo FOR AGAINST ABSTAIN 2. To approve, on a non-binding advisory basis, the Company’s Named Executive Officers’ compensation for the fiscal year ended December 31, 2025. 3. To approve the Company’s Second Amended and Restated 2021 Long Term Incentive Plan. 4 To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. 5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date